Exhibit 10.1

Tranche 1 Facility CUSIP 17284TAT4

Tranche 2 Facility CUSIP 17284TAS6

Published Deal CUSIP 17284TAR8

SECOND AMENDED AND RESTATED

REVOLVING CREDIT

AND GUARANTY AGREEMENT

dated as of February 17, 2016

among

CIT GROUP INC.,

CERTAIN SUBSIDIARIES OF CIT GROUP INC.,

THE LENDERS PARTY HERETO FROM TIME TO TIME,

BANK OF AMERICA, N.A.,

as Administrative Agent and L/C Issuer

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Joint Lead Arrangers and Joint Bookrunners

BARCLAYS BANK PLC,

CREDIT SUISSE SECURITIES (USA) LLC,

DEUTSCHE BANK SECURITIES INC.,

JPMORGAN CHASE BANK, N.A.

and

MORGAN STANLEY SENIOR FUNDING, INC.,

as Syndication Agents

$1,500,000,000 Revolving Credit Facility

-i-

-ii-

-iii-

APPENDICES:	A	Notice Addresses

SCHEDULES:	1.1B	Aircraft Registration Jurisdictions
	1.1C	L/C Subsidiaries
	1.1D	Regulated Subsidiaries
	2.1	Commitments
	4.1	Jurisdictions of Organization and Qualification
	4.2	Capital Stock and Ownership
	5.10	Unrestricted Subsidiaries

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	A-3	Notice of Prepayment
	B	Revolving Loan Note
	C	Compliance Certificate
	D	Assignment Agreement
	E	Certificates Regarding Non-Bank Status
	F-1	Closing Certificate
	F-2	Solvency Certificate
	G	Guarantor Counterpart Agreement
-iv-

H	Administrative Questionnaire
I	Intercompany Subordination Agreement
J	Guarantor Asset Coverage Ratio Certificate
-v-

SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

This SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of February 17, 2016, is entered into by and among CIT GROUP INC., a Delaware corporation (“Borrower”), CERTAIN SUBSIDIARIES OF BORROWER, as Guarantors, the Lenders party hereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, or any successor thereto pursuant to the terms hereof, “Administrative Agent”) and L/C Issuer.

RECITALS:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.1 hereof;

WHEREAS, Borrower, the Lenders party thereto, Bank of America, N.A., as administrative agent, and the other parties thereto are parties to that certain Amended and Restated Credit Agreement, dated as of January 27, 2014 (as amended prior to the Closing Date, the “Prior Credit Agreement”); and

WHEREAS, (a) Borrower has requested that (i) the Prior Credit Agreement be amended and restated as provided herein and (ii) from and after the Closing Date, the Lenders provide revolving credit facilities and the L/C Issuers issue letters of credit pursuant to the terms hereunder; and (b) the Lenders party hereto have indicated their willingness to so to extend such credit, and the L/C Issuers have indicated their willingness to issue Letters of Credit, in each case, on the terms and subject to the conditions set forth herein; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.

DEFINITIONS AND INTERPRETATION

1.1 Definitions.

The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“23A Transaction” means any transfer or transfers of assets of Borrower or any Restricted Subsidiary to any Banking Subsidiary pursuant to waivers of or exemptions from Section 23A of the Federal Reserve Act or any comparable statute, and the rules or regulations promulgated thereunder.

“Acceptable Collateralization” means, at the L/C Issuer’s election, (i) cash collateralization of all L/C Obligations arising under Letters of Credit issued by the L/C Issuer in an aggregate amount equal to percentages of such L/C Obligations reasonably acceptable to the L/C Issuer and pursuant to pledge documentation reasonably satisfactory to the L/C Issuer, (ii) issuance to the L/C Issuer of back-to-back letters of credit from one or more financial institutions reasonably acceptable to the L/C Is-

suer with aggregate face amounts equal to percentages of such L/C Obligations reasonably acceptable to the L/C Issuer and in form reasonably satisfactory to the L/C Issuer or (iii) to the extent requested by Borrower, the “grandfathering” of all Letters of Credit issued by the L/C Issuer under a replacement revolving credit facility reasonably acceptable to the L/C Issuer.

“Acceptance Credit” means a commercial Letter of Credit in which the L/C Issuer engages with the beneficiary of such Letter of Credit to accept a time draft.

“Adjusted LIBOR Rate” means:

(a) for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the rate per annum obtained by dividing (i) the rate per annum (rounded to the nearest one hundredth of one percent (1/100 of 1%)) equal to the rate determined by Administrative Agent to be the offered rate which appears on the applicable Bloomberg Screen (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) which displays the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate, which comparable or successor rate is approved by the Administrative Agent, acting reasonably, determined at or about 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (x) one, minus (y) the Applicable Reserve Requirement; and

(b) for any interest calculation with respect to a Base Rate Loan, to the extent applicable thereto, on any date, the rate per annum equal to LIBOR, determined at or about 11:00 a.m. (London, England time) on the applicable Interest Rate Determination Date in respect of such date, for U.S. Dollar deposits with an Interest Period of one month commencing that date;

provided that to the extent a comparable or successor rate is approved by the Administrative Agent in connection herewith, the approved rate shall be applied in a manner consistent with customary market practice; provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent in accordance with customary practice; provided, further, that the Adjusted LIBOR Rate shall be deemed to be not less than 0.00%.

“Administrative Agent” as defined in the preamble hereto.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Appendix A, or such other address or account, as the Administrative Agent may from time to time notify to Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit H or any other form approved by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of Borrower, any Restricted Subsidiary or any U.S. Banking Subsidiary) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims) or other regulatory body or any arbitrator, whether pending or, to the best knowledge of any Relevant Officer of Borrower, any Restricted Subsidiary or any U.S. Banking Subsidiary, threatened in writing, against or affecting Borrower, any Restricted Subsidiary or any U.S. Banking Subsidiary or any property of Borrower, any Restricted Subsidiary or any U.S. Banking Subsidiary.

“Affected Lender” as defined in Section 2.14(b).

“Affected Loans” as defined in Section 2.14(b).

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. Notwithstanding anything to the contrary herein, in no event shall the Administrative Agent, any Arranger, Other Agent or (other than for purposes of the definition of “Eligible Assignee”) Lender, or any Person acquired or formed in connection with a workout, restructuring or foreclosure in the Ordinary Course of Business, be considered an “Affiliate” of any Credit Party.

“Administrative Agent Affiliates” has the meaning set forth in Section 10.1(b)(iii).

“Aggregate Payments” as defined in Section 7.2.

“Agreement” means this Second Amended and Restated Revolving Credit and Guaranty Agreement and any annexes, exhibits, and schedules to any of the foregoing, in each case, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Alternative Currency” means each of Euros, Sterling, Thai Baht, Hong Kong Dollars, Canadian Dollars, Mexican Pesos and Indian Rupees, and each other currency (other than Dollars) that is approved in accordance with Section 1.5.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Applicable Cash Collateralization Percentage” means (i) in the case of L/C Obligations denominated in Dollars, 100% (or 105% for purposes of the last paragraph of Section 8.1 and clause fifth of Section 2.12(f)), (ii) in the case of L/C Obligations denominated in Euro or Sterling, 115% (or 105% to the extent the Borrower provides (and Bank of America determines to accept) Cash Collateral for such L/C Obligations in the same currency in which the underlying Letter of Credit is denominated in a domestic account at Bank of America), and (iii) in the case of L/C Obligations denominated in Thai Baht, Hong Kong Dollars, Canadian Dollars, Mexican Pesos, Indian Rupees or any other currency, 120% (or 105% to the extent the Borrower provides (and Bank of America determines to accept) Cash Collateral for such L/C Obligations in the same currency in which the underlying Letter of Credit is denominated in a domestic account at Bank of America).

“Applicable Margin” means the applicable percentage per annum set forth below determined by reference to the applicable Pricing Level, which is Pricing Level III as of the Closing Date. Any change in the Pricing Level shall be effective promptly after (i) public announcement of any change of Borrower’s Debt Rating or (ii) delivery of written notice of any change of Borrower’s Debt Rating by Borrower to the Administrative Agent. In the case where two of the ratings are in the equivalent rating category (rating category includes a +, -, 1, 2 or 3 signifier) (the “Equivalent Rating”) and the third rating is not, (i) if the third rating is no more than one rating category different from the Equivalent Ratings, the Pricing Level corresponding to the rating category of the Equivalent Ratings will apply; (ii) if the third rating is two or more rating categories higher than the Equivalent Ratings, the Pricing Level for the rating one rating category higher than the Equivalent Ratings will apply; and (iii) if the third rating is two or more rating categories lower than the Equivalent Ratings, the Pricing Level for the rating one rating category lower than the Equivalent Ratings will apply. In the case where all three ratings are in different rating categories, the Pricing Level for the middle rating will apply, except that (i) if the highest rating differs from the middle rating by at least two rating categories more than the lowest rating differs from the middle rating, then the Pricing Level for the rating one rating category higher than the middle rating will apply, and (ii) if the lowest rating differs from the middle rating by at least two categories more than the highest rating differs from the middle rating, then the Pricing Level for the rating one rating category lower than the middle rating will apply. If only two (but not three) Debt Ratings are in effect, the Applicable Margin shall be, (x) in the case of a split rating and the ratings differential is one rating category, the Pricing Level for the higher rating and (y) in the case of a split rating and the ratings differential is more than one rating category, the Pricing Level for the rating that is one rating category higher than the lower rating. If only one (but not two or three) Debt Rating is in effect, the Applicable Margin shall be determined by reference to the Pricing Level in which such rating falls. If no Debt Rating is in effect, then each of S&P, Moody’s and Fitch shall be deemed to have established a rating in Pricing Level V.

Pricing Level	Debt Rating (S&P/Moody’s/Fitch)	Applicable Margin for LIBOR Rate Loans	Applicable Margin for Base Rate Loans

I	≥ BBB- / Baa3 / BBB-	1.750%	0.750%

II	BB+ / Ba1 / BB+	2.000%	1.000%

III	BB / Ba2 / BB	2.250%	1.250%

IV	BB- / Ba3 / BB-	2.500%	1.500%

V	≤ B+ / B1 / B+	2.750%	1.750%

“Applicable Percentage” means, (a) with respect to any Tranche 1 Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche 1 Total Commitments represented by such Lender’s Tranche 1 Commitment at such time, subject to adjustment as provided in Section 2.18, provided that if the Tranche 1 Commitments have been terminated, then the Applicable Percentage of each Tranche 1 Lender shall be based on the Applicable Percentage of such Tranche 1 Lender most recently in effect, giving effect to any subsequent assignments, (b) with respect to any Tranche 2 Lender at any time, the percentage (carried out to the ninth decimal place) of the Tranche 2 Total Commitments represented by such Lender’s Tranche 2 Commitment at such time, subject to adjustment as provided in Section 2.18, provided that if the Tranche 2 Commitments have been terminated, then the Applicable Percentage of each Tranche 2 Lender shall be based on the Applicable Percentage of such Tranche 2 Lender most recently in effect, giving effect to any subsequent assignments, and (c) with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Total Commitments represented by such Lender’s Commitments at such time, subject to adjustment as provided in Section 2.18, provided that if the Commitments have been terminated, then the Applicable Percentage of each Lender shall be based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Tranche 1 Lender and each Tranche 2 Lender is set forth opposite the name of such Lender on Schedule 2.1 or in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, carried out to five decimal places, at which reserves (including any basic, marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency Liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined, or (ii) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency Liabilities and, as such, shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Time” means, with respect to any payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency, as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appraised Value” means, with respect to any aircraft, railcar or locomotive, the current market value of such aircraft, railcar or locomotive as determined in a “desktop” appraisal. For the avoidance of doubt, such appraisal shall not be based on forward-looking assumptions about the market environment.

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Credit Party provides to the Administrative Agent pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent or to Lenders by means of electronic communications pursuant to Section 10.1(b).

“Arranger” means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. in its respective capacity as joint lead arranger and joint bookrunner.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent (including electronic documentation generated by use of an electronic platform).

“Assignment Effective Date” as defined in Section 10.6(b).

“Assignment Tax” as defined in the definition of Other Taxes.

“Attributable Indebtedness” in respect of a Sale and Leaseback Transaction, means, as of the date of determination thereof, without duplication, the present value (discounted at the rate per annum equal to the rate of interest implicit in the lease involved in such Sale and Leaseback Transaction, as determined in good faith by Borrower) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, cost or expense reimbursement or indemnity on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales or similar contingent amounts) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). In the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental payments shall also include the amount of such penalty, but no rental payments of any kind shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated without penalty.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, controller, deputy controller, director-controller (or any comparable designation), treasurer, assistant treasurer or director-treasury (or any comparable designation), in each case, whose signatures and incumbency have been certified to Administrative Agent.

“Auto-Extension Letter of Credit” as defined in Section 2.20(b)(iii).

“Availability Period” means the period from and including the Closing Date to the earlier of (i) the Final Maturity Date and (ii) the date of termination of the Commitments in accordance with the terms of this Agreement.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bank Activities” means (i) 23A Transactions and (ii) any transfer or transfers of assets, Liens, Indebtedness, subordinations, participations, payments, assignments, reimbursements, purchases, granting of security interests, perfection thereof, and replacements thereof to secure obligations, servicing or other agreements, arrangements, transactions or actions by Borrower or any Restricted Subsidiary or any other Person in favor of any Banking Subsidiary required to be taken or which would be prudent or desirable to take in order to comply with all agreements, arrangements or transactions now and hereafter entered into between any of Borrower or any Restricted Subsidiary or any other Person and any Banking Subsidiary, or any Banking Subsidiary and/or its regulators, and all laws, federal, state, foreign and local statutes, rules, guidelines, regulations, codes, executive orders and administrative or judicial precedents or authorities, including the interpretation thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all administrative orders, directed duties, requests, licenses and agreements with such Governmental Authorities, whether or not having the force of law, all arising from or relating to or connected with any Banking Subsidiary, together with all contractual indemnifications in connection with each of the above, and any and all actions undertaken in connection with any of the foregoing activities.

“Bank of America” means Bank of America, N.A. and its successors and assigns.

“Bankers’ Acceptance” means a time draft, drawn by the beneficiary under a commercial Letter of Credit and accepted by the L/C Issuer upon presentation of documents by the beneficiary of an Acceptance Credit pursuant to Section 2.20, in the standard form for bankers’ acceptances of the L/C Issuer.

“Banking Subsidiary” means, collectively, (i) CIT Bank and any other chartered or licensed banking institution that is authorized to take deposits and a Subsidiary of Borrower from time to time, and (ii) any Subsidiary of a Person described in clause (i).

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Adjusted LIBOR Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule
13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Beneficiary” means the Administrative Agent, Arranger, the L/C Issuer, Other Agent, Lender and any agents or sub-agents appointed by Administrative Agent pursuant to Section 9.3(h).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the board of directors, the managing member or members or any committee of managing members thereof designated to manage and direct the business of such limited liability company; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” as defined in the preamble hereto.

“Borrowing” means Loans of the same type and, in the case of LIBOR Rate Loans, having the same Interest Period made or continued by the Lenders pursuant to Sections 2.1(a) or 2.6(a), respectively.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close, and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted LIBOR Rate or any

LIBOR Rate Loans, means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of (or other arrangement conveying the right to use) any property (whether real, personal or mixed) by that Person as lessee (or the equivalent) that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the final maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a premium or penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Carrying Value” means the book value (net of any specific reserves) determined in accordance with GAAP as in effect on the Prior Credit Agreement Date, inclusive of fresh start accounting (“FSA”) adjustments recorded upon emergence of Borrower from bankruptcy and accretion and amortization of the FSA adjustments recorded since the date of such emergence; provided, that if there is a change in GAAP after the Prior Credit Agreement Date that would change the Carrying Value of aircraft, railcars or locomotives, Borrower may, in its sole discretion, elect within 30 days of the effectiveness of such change in GAAP (the “GAAP Change Date”) (which election may be made only once during the term of this Agreement) to define, from and after the GAAP Change Date, Carrying Value of aircraft, railcars and locomotives as their Appraised Value as determined by a Qualified Appraiser within the six months preceding the date on which Carrying Value is being determined.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Tranche 2 Lenders, as collateral for the L/C Obligations, cash or deposit account balances on terms and pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders), pursuant to which Borrower shall grant to the Administrative Agent, for the benefit of the L/C Issuer and the Tranche 2 Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Derivatives of such term have corresponding meanings. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

“Cash Equivalents” means, as at any date of determination, (i) marketable securities and repurchase agreements for marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government, or (b) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case, maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case, maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of issuance thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) time deposits or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank (including any branch of a commercial bank) that (a) in the case of a commercial bank organized under the laws of the United States of America, any state thereof or the District of Columbia is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator), and has Tier 1 capital (as defined in such regulations) of not less than $100,000,000 or (b) in the case of any other commercial bank has a short-term commercial paper rating from S&P of at least A-1 or from Moody’s of at least P-1; and (v) shares of any money market mutual fund that has (a) net assets of not less than $500,000,000, and (b) ratings of at least AA or Aa from S&P or Moody’s, respectively.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E-1, E-2, E-3 or E-4, as applicable.

“Change of Control” means the occurrence of any of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Capital Stock of Borrower (measured by voting power rather than the number of shares); or

(2) Borrower consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any such Person, or any such Person consolidates with or merges into or with Borrower, in any such event, pursuant to a transaction in which the outstanding Voting Capital Stock of Borrower is converted into or exchanged for cash, securities or other property, other than any such transaction where:

(A) the Voting Capital Stock of Borrower outstanding immediately prior to such transaction is changed into or exchanged for Voting Capital Stock (other than Disqualified Stock) of the surviving corporation constituting a majority of the outstanding shares of such Voting Capital Stock (measured by voting power rather than the number of shares) of such surviving corporation (immediately after giving effect to such issuance); and

(B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of more than 50% of the total outstanding Voting Capital Stock (measured by voting power rather than the number of shares) of the surviving corporation.

“CIT Bank” means CIT Bank, N.A., a national banking association organized under the laws of the United States of America (including, without limitation, any chartered or licensed banking institution that is authorized to take deposits which is merged with or into CIT Bank or which is the successor in interest to CIT Bank).

“Closing Certificate” means a Closing Certificate substantially in the form of Exhibit F-1.

“Closing Date” means February 17, 2016, the first date all the conditions precedent in Section 3.1 are satisfied or waived in accordance with Section 10.5.

“Commitment” means any Tranche 1 Commitment or any Tranche 2 Commitment.

“Commitment Fee” as defined in Section 2.8(a)(i).

“Commitment Rate Percentage” shall be, at any time, the rate per annum set forth in the table below opposite the Utilization Rate:

Utilization Rate	Commitment Rate Percentage

<33.3%	0.625%

≥ 33.3% but <66.7%	0.500%

≥ 66.7%	0.375%

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Net Worth” means, with respect to any date of determination, total shareholder’s equity of Borrower and its Subsidiaries as of such date on a consolidated basis determined in accordance with GAAP.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” as defined in Section 7.2.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Credit Date” means the date of a Credit Extension.

“Credit Document” means any of this Agreement, the Notes, if any, each Issuer Document and all other certificates, documents, instruments or agreements executed and delivered by a Credit Party for the benefit of the Administrative Agent or any Lender in connection herewith.

“Credit Extension” means each of the following: (a) a borrowing of Loans or (b) an L/C Credit Extension.

“Credit Party” means each Person (other than any Agent or any Lender or any representative thereof) from time to time party to a Credit Document.

“Debt Rating” means the long term senior unsecured, non-credit enhanced debt rating of Borrower by S&P, Moody’s and/or Fitch, as applicable.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Default Rate” means any interest payable pursuant to Section 2.7.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that, (a) has failed to (i) perform any of its funding obligations hereunder, including such Lender’s obligation to fund a Loan hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied (a “Funding Default”), (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any amount required to be paid by it hereunder (including in respect of its participations in Letters of Credit), in each case, within two Business Days of the date required to be funded by it hereunder or when due, (b) has notified Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder or under agreements generally in which it commits to extend credit or has made a public statement to that effect, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three Business Days after request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory agency acting in such capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower, the L/C Issuer and each other Lender promptly following such determination.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Person” means any Person that has a material line of business substantially similar to a material line of business of Borrower or any subsidiary on the Prior Credit Agreement Date and designated in writing as a “Disqualified Person” by Borrower in the letter dated January 27, 2014 and delivered to the Lenders.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption or prepayment by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Final Maturity Date, unless such Capital Stock is redeemable solely for or payable solely in Qualified Equity Interests. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock, if the terms of such Capital Stock provide that the issuer thereof may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the repayment in full of the Obligations.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars, as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Dollars” and the sign “$” mean the lawful money of the United States.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that was formed under the laws of the United States or any state of the United States or the District of Columbia.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Aircraft” means aircraft Owned directly by a Guarantor or through a Guarantor’s 100% direct beneficial ownership in a Qualified Owner Trust, subject to no Liens other than Permitted Aircraft Liens; provided that

(i) no more than 50% of the Carrying Value of all Eligible Aircraft shall consist of aircraft, other than narrowbody aircraft;

(ii) no more than 35% of the Carrying Value of all Eligible Aircraft shall consist of aircraft on lease to Lessees in any one of the three regions of Emerging Markets;

(iii) no more than 50% of the Carrying Value of all Eligible Aircraft shall consist of aircraft registered in Australia;

(iv) no more than 25% of the Carrying Value of all Eligible Aircraft shall consist of aircraft registered in any other single jurisdiction, other than the United States, Australia or Canada;

(v) each such aircraft shall be subject to an operating lease that is in effect with such Guarantor, a Qualified Owner Trust or a Qualified Lease Subsidiary and was entered into in the ordinary course of business and, to such Guarantor’s knowledge, legally binding and in compliance in all material respects with all applicable Laws of the jurisdiction in which such operating lease was originated;

(vi) the obligor under such operating lease shall not be subject to any bankruptcy, insolvency, reorganization, liquidation or similar proceedings and no payments that are material in amount under such operating lease shall be overdue by more than 60 days;

(vii) all Eligible Aircraft shall be covered by insurance that is customarily carried and maintained under market practice applicable to such Eligible Aircraft;

(viii) no Eligible Aircraft shall be subject to any Event of Loss;

(ix) no more than 25% of the Carrying Value of all Eligible Aircraft shall consist of aircraft leased to a single lessee (including Affiliates of such lessee for this purpose);

(x) no less than 80% of the Carrying Value of all Eligible Aircraft shall consist of Preferred Aircraft Types;

(xi) no more than 10% of the Carrying Value of all Eligible Aircraft shall have an age that is more than 15 years from the date of manufacture;

(xii) each such aircraft shall be registered in a jurisdiction listed on Schedule 1.1B, and

(xiii) no such aircraft shall be leased to a lessee that is a Restricted Party; provided that if the lessee becomes a Restricted Party after the date the applicable aircraft and lease with such lessee were included in the determination of the Guarantor Asset Coverage Ratio, the leasing of such aircraft to such lessee shall not continue for the later of (x) more than 120 days after the applicable Credit Party becomes aware of such event and (y) the period the applicable Credit Party is mandatorily prevented by operation of law from repossessing such aircraft, but in no event longer than 180 days after the applicable Credit Party becomes aware of such event.

“Eligible Assignee” means any Person other than (i) a natural person, (ii) a Disqualified Person or (iii) Borrower or any of its Affiliates; provided that if the consent of Borrower, the Administrative Agent or the L/C Issuer is required by Section 10.6(c) for an assignment to such Person, such consent shall have been obtained.

“Eligible Finance Receivable” means any Finance Receivable owned directly by a Guarantor; provided that

(i) such Finance Receivable shall be graded “Pass” or “Unclassified” (i.e., not “Special Mention,” “Substandard” or “Doubtful” or similar classification) by the Borrower in its regulatory credit classifications;

(ii) such Finance Receivable shall not consist of any loan to a Person that is a Restricted Party; provided that if the Person becomes a Restricted Party after the date the applicable Eligible Finance Receivable was included in the determination of the Guarantor Asset Coverage Ratio, such Eligible Finance Receivable shall be deemed to be excluded after the later of (x) more than 120 days after the applicable Credit Party becomes aware of such event and (y) the period the applicable Credit Party is mandatorily prevented by operation of law from exercising its rights as a creditor, but in no event longer than 180 days after the applicable Credit Party becomes aware of such event;

(iii) no payments that are material in amount under such Finance Receivable shall be overdue by more than 60 days or are outstanding past the stated final maturity;

(iv) such Finance Receivable shall not be subject to any Liens, other than Permitted Finance Receivable Liens; and

(v) if such Finance Receivable relates to an aircraft, railcar or locomotive, (x) unless clause (y) applies, such Guarantor shall own or have a first priority perfected security interest (subject only to Permitted Aircraft Liens or Permitted Railcar Liens) in the entire such aircraft (including airframe and engines), railcar or locomotive, or if such Finance Receivable relates to the financing of a fractional interest in an entire aircraft, such Guarantor shall have a first priority perfected security interest (subject only to Permitted Aircraft Liens) in the entire fractional interest so financed and (y) if such Finance Receivable is a syndicated financing of aircraft, the collateral agent for such financing shall have a first priority perfected security interest (subject only to Permitted Aircraft Liens) in the entire such aircraft (including airframe and engines), or if such financing relates to the financing of a fractional interest in an entire aircraft, the collateral agent for such financing shall have a first priority perfected security interest (subject only to Permitted Aircraft Liens) in the entire fractional interest so financed.

“Eligible Railcar” means a railcar or locomotive owned directly by a Guarantor, subject to no liens other than Permitted Railcar Liens; provided that

(i) each such railcar or locomotive shall be operated in the United States, Canada or Mexico;

(ii) no more than 10% of the Carrying Value of all Eligible Railcars shall consist of railcars or locomotives located in or subject to an operating lease with a lessee that is domiciled in Mexico;

(iii) no more than 20% of the Carrying Value of all Eligible Railcars shall consist of railcars or locomotives located in or subject to an operating lease with a lessee that is domiciled outside of the United States or Canada;

(iv) each such railcar or locomotive shall be covered by insurance that is customarily carried and maintained under market practice applicable to such Eligible Railcar;

(v) no more than 15% of the Carrying Value of all Eligible Railcars shall consist of railcars or locomotives subject to an operating lease with any single lessee;

(vi) no less than 85% of the Carrying Value of all Eligible Railcars shall consist of railcars or locomotives that are Preferred Railcar Types;

(vii) no such railcar or locomotive shall be subject to any Event of Loss;

(viii) each such railcar or locomotive shall be subject to an operating lease that is in effect with such Guarantor and was entered into in the ordinary course of business and, to such Guarantor’s knowledge, legally binding and in compliance in all material respects with all applicable Laws of the jurisdiction in which such operating lease was originated;

(ix) no such railcar or locomotive shall be under an operating lease with a lessee that is subject to a bankruptcy, insolvency, reorganization, liquidation or similar proceedings and no payments that are material in amount under such operating lease shall be overdue by more than 60 days; and

(x) no such railcar or locomotive shall be leased to a lessee that is a Restricted Party; provided that if the lessee becomes a Restricted Party after the date the applicable railcar or locomotive and lease with such lessee were included in the determination of the Guarantor Asset Coverage Ratio, the leasing of such railcar or locomotive to such lessee shall not continue for the later of (x) more than 120 days after the applicable Credit Party becomes aware of such event and (y) the period the applicable Credit Party is mandatorily prevented by operation of law from repossessing such railcar or locomotive, but in no event longer than 180 days after the applicable Credit Party becomes aware of such event.

“Emerging Markets” means (i) the following countries in Asia: China, India, Indonesia, South Korea, Malaysia, Philippines, Sri Lanka, Taiwan, Thailand and Vietnam; (ii) countries in the European Union whose sovereign credit rating is not BBB- or higher by S&P and Baa3 or higher by Moody’s, all countries in Africa, Bahrain, Brunei, Bulgaria, Croatia, Israel, Jordan, Kuwait, Qatar, Romania, Russia, Saudi Arabia, Turkey, Ukraine and the United Arab Emirates and (iii) Mexico and all countries in South America and Central America. Each of clause (i), (ii) and (iii) in this definition constitutes a region of Emerging Markets.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed to by, Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (i) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (ii) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (iii) in connection with any actual or alleged environmental damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal or state (or any subdivision of either of them) statutes, ordinances, orders, rules, regulations, judgments,

Governmental Authorizations, or any other requirements of Governmental Authorities relating to (i) protection of the environment or other environmental matters, including those relating to any Hazardous Materials Activity; (ii) the generation, use, storage, transportation or disposal of Hazardous Materials; or (iii) occupational safety, health and industrial hygiene, as it relates to any Hazardous Material, or the protection of human, plant or animal health or welfare, as they relates to any Hazardous Material.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equivalent Rating” as defined in the definition of “Applicable Margin”.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto, in each case, together with the regulations thereunder.

“ERISA Affiliate” means, as applied to any Person, (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member. Any former ERISA Affiliate of Borrower or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Borrower or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Borrower or such Subsidiary and with respect to liabilities arising after such period for which Borrower or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code) or the failure to make by its due date a required contribution or installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) notice of intent to terminate a Pension Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more non-related contributing sponsors or the termination of any such Pension Plan resulting in liability to Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal of Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any liability or Borrower’s reasonable expectation of liability therefor, or the receipt by Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan or the assets thereof, or against Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a Lien or security interest pursuant to Section 430(k) of the Internal Revenue Code or pursuant to ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 8.1.

“Event of Loss” means, with respect to any property, (i) the actual or constructive total loss of such property or the use thereof resulting from destruction, damage beyond repair, or the rendition of such property permanently unfit for normal use from any casualty or similar occurrence whatsoever, (ii) the destruction or damage of a portion of such property, in each case, rendering such property unfit for normal use, from any casualty or similar occurrence whatsoever under circumstances in which such damage cannot reasonably be expected to be repaired, or such property cannot reasonably be expected to be restored to its condition immediately prior to such destruction or damage, within 90 days after the occurrence of such destruction or damage or (iii) the condemnation, confiscation or seizure of, or requisition of title to or use of, such property, except any such condemnation, confiscation, seizure or requisition that is reasonably expected to be lifted within 90 days (it being understood that any condemnation, confiscation, seizure or requisition that continues for 90 days despite such expectation shall be an Event of Loss).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Taxes” of a Person means (a) any Tax imposed on or measured by net income, profits or gain by the jurisdiction in which a Person is organized or in which that Person’s applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business or has a present or former connection (other than a business or connection arising solely from having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Credit Document), (b) any Tax in the nature of the branch profits tax imposed by Section 884(a) of the Internal Revenue Code that is imposed by any jurisdiction described in clause (a) above, (c) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.16(e), (d) any U.S. federal withholding tax imposed pursuant to Sections 1471 through 1474 of the Internal Revenue Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof (this clause (d) shall be referred to as “FATCA”) and (e) in the case of a Non-U.S. Lender, any U.S. federal withholding tax imposed pursuant to any laws in effect at the time such Non-U.S. Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Non-U.S. Lender (or its assignor, if any) was entitled, immediately prior to designation of a new lending office (or assignment), to receive additional amounts from a Credit Party with respect to such withholding tax pursuant to Section 2.16.

“Existing Letters of Credit” means the letters of credit and bankers’ acceptances issued under the Prior Credit Agreement that are outstanding on the Closing Date.

“Fair Share” as defined in Section 7.2.

“Fair Share Contribution Amount” as defined in Section 7.2.

“FATCA” as defined in the definition of “Excluded Taxes”.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Funds Effective Rate” means, for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100 of 1%)) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotations on such day received by Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Federal Reserve Act” means the Federal Reserve Act of 1913, as amended from time to time, and any successor statute.

“Final Maturity Date” means January 26, 2018.

“Finance Receivable” means credit extended to customers through financing arrangements, including, but not limited to, term and revolver loans and financing leases, but excluding operating leases.

“Financial Officer” means, as applied to any Person, any individual holding the position of chief financial officer, treasurer, assistant treasurer, controller or deputy controller, in each case, whose signatures and incumbency have been certified to the Administrative Agent.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of Borrower and the Restricted Subsidiaries ending on December 31 of each calendar year.

“Fitch” means Fitch Ratings Ltd.

“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“Fraudulent Conveyance” as defined in Section 7.1.

“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations, other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSA” as defined in the definition of “Carrying Value.”

“Funding Default” as defined in the definition of “Defaulting Lender.”

“Funding Guarantor” as defined in Section 7.2.

“Funding Notice” means a notice substantially in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), completed and signed by a Relevant Officer of the Borrower.

“GAAP” as defined in Section 1.2.

“GAAP Change Date” as defined in the definition of “Carrying Value.”

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity or Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Guarantee” means, with respect to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, that is (a) an obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against non-payment or non-discharge in respect thereof; or (b) a liability of such Person for Indebtedness of another through any agreement (contingent or otherwise) (i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (b), the primary purpose or intent thereof is as described in clause (a) above.

“Guaranteed Obligations” as defined in Section 7.1.

“Guarantor Asset Coverage Ratio” means, with respect to any date of determination, the ratio of (A) the sum of, without duplication, (i) the Carrying Value of (1) all Eligible Finance Receivables, (2) all Eligible Aircraft and (3) all Eligible Railcars (provided that, in the case of each of clauses (1), (2) and (3), Borrower may elect to exclude any asset or any portion thereof from such calculation), plus (ii) unrestricted Cash and Cash Equivalents owned directly by Guarantors and held in Deposit Accounts and Securities Accounts at the Administrative Agent or another Lender to (B) the sum of (i) the Total Commitments on such date plus (ii) the aggregate amount of all outstanding Indebtedness for borrowed money (including, without duplication, Guarantees of such Indebtedness) of the Guarantors (ex-

cluding Subordinated Intercompany Indebtedness) on such date; provided that no more than 75% of the amount in clause (A) shall consist of the Carrying Value of Eligible Aircraft.

The Carrying Value of Eligible Finance Receivables, Eligible Aircraft and Eligible Railcars, as of any date of calculation, shall be the Carrying Value thereof as of the last day of the most recent month for which the Guarantor Asset Coverage Ratio Certificate has been or was required to be delivered on or prior to such date of calculation, as adjusted to:

(a) subtract the sum of the Carrying Value attributed in such calculation to (i) each asset that is disposed of to any Person other than a Guarantor, (ii) each asset (or any portion thereof) that Borrower determines to exclude from the calculation of Guarantor Asset Coverage Ratio and (iii) each asset that becomes subject to a Lien other than a Permitted Aircraft Lien, Permitted Finance Receivable Lien or Permitted Railcar Lien, as applicable, in each case of clauses (i), (ii) and (iii), to the extent occurring after the last day of the most recent month for which the Officer’s Certificate pursuant to Section 5.1(c) has been or was required to be delivered on or prior to the date of calculation; provided that no such subtraction pursuant to clause (i) or (iii) shall be required, unless assets with an aggregate Carrying Value (considering clauses (i) and (iii) together) of more than $50 million are so disposed of or encumbered after the end of the most recent month for which the Officer’s Certificate pursuant to Section 5.1(c) has been or was required to be delivered on or prior to such date of calculation; and

(b) add the sum of the Carrying Value of each Eligible Finance Receivable, Eligible Aircraft and Eligible Railcar that Borrower determines, after the last day of the most recent month for which the Officer’s Certificate pursuant to Section 5.1(c) has been or was required to be delivered on or prior to such date of calculation, to include in the calculation of the Guarantor Asset Coverage Ratio; provided that no such addition pursuant to this clause (b) shall be permitted with respect to any such calculation, unless assets with an aggregate Carrying Value of more than $50 million are so added for purposes of such calculation.

“Guarantor Asset Coverage Ratio Certificate” means an Officer’s Certificate of a Financial Officer substantially in the form attached hereto as Exhibit J, which shall include information in reasonable detail demonstrating the calculation of the covenant set forth in Section 6.3(b).

“Guarantor Counterpart Agreement” means a Guarantor Counterpart Agreement substantially in the form of Exhibit G delivered by a Credit Party pursuant to Section 5.9.

“Guarantor Ratio Assets” means, at any time, the assets of the Guarantors included in the calculation of the Guarantor Asset Coverage Ratio at such time.

“Guarantors” means:

(1) each of the following Subsidiaries of Borrower:

The CIT Group/Equipment Financing, Inc., a Delaware corporation;

C.I.T. Leasing Corporation, a Delaware corporation;

CIT Lending Services Corporation, a Delaware corporation;

CIT Healthcare LLC, a Delaware limited liability company;

The CIT Group/Business Credit, Inc., a New York corporation;

CIT Financial USA, Inc., a Delaware corporation;

CIT Technology Financing Services, Inc., a Massachusetts corporation; and

CIT Capital USA Inc., a Delaware corporation; and

(2) any other Subsidiary of Borrower that executes a Guarantor Counterpart Agreement in accordance with the provisions of this Agreement,

and their respective successors and assigns, in each case, until such Person has been released from the Guaranty in accordance with the provisions of this Agreement.

“Guaranty” means the guaranty of each Guarantor set forth in Section 7.

“Hazardous Materials” means any chemical, material or substance, exposure to which is prohibited, limited or regulated by any Environmental Law or Governmental Authority or which poses a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any facility or to the indoor or outdoor environment.

“Hazardous Materials Activity” means any past or current activity, event or occurrence involving any Hazardous Materials, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Materials, and any corrective action or response action with respect to any of the foregoing.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable Laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable Laws now allow.

“Historical Financial Statements” means (i) the audited consolidated financial statements of Borrower and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, as of and for the Fiscal Year ended December 31, 2014, and (ii) unaudited consolidated financial statements of Borrower and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity and cash flows, as of and for the nine months ended September 30, 2015.

“Honor Date” as defined in Section 2.20(c)(i).

“IFRS” as defined in the definition of “GAAP.”

“Immaterial Subsidiary” means, as of any date (unless such Subsidiary is otherwise classified as a Special Purpose Entity, Joint Venture or Regulated Subsidiary), any Subsidiary (A) that (i) (a) has assets with an aggregate Carrying Value less than $5.0 million, (b) has aggregate revenues less than $5.0 million for the most recently ended Fiscal Year for which financial statements were delivered pursuant to Section 5.1 immediately preceding the date on which the calculation is required to be made, and (c) is not integral to the business or operations of Borrower and its Subsidiaries, taken as a whole

(other than Immaterial Subsidiaries), and (ii) has no Subsidiaries (other than Immaterial Subsidiaries), (B) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary Course of Business or as the proceeds of collateral securing a loan or other financing asset or in connection with servicing or managing assets in the Ordinary Course of Business, or (C) whose sole asset is one or more runoff portfolios or assets acquired in a workout.

“Increased Cost Lender” as defined in Section 2.19.

“Indebtedness,” as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of Capital Lease Obligations that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) all obligations of such Person evidenced by notes, bonds or similar instruments or upon which interest payments are customarily paid and all obligations in respect of drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding obligations incurred in the Ordinary Course of Business having a term of less than six (6) months that are not overdue by more than sixty (60) days) which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person; (vi) all indebtedness of the type described elsewhere in this definition secured by any Lien on any property or asset owned or held by that Person regardless of whether such indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (vii) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bond and similar credit transactions for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or drafts; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another of the type described in clauses (i) through (vii) or clauses (xi) through (xiii); (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the type described in clauses (i) through (vii) or clauses (xi) through (xiii) of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against non-payment or non-discharge in respect thereof; (x) any liability of such Person for an obligation of the type described in clauses (i) through (vii) or clauses (xi) through (xiii) of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclause (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction valued at the termination value thereof, including any Rate Management Transaction, whether entered into for hedging or speculative purposes; (xii) the maximum fixed redemption or repurchase price of all Disqualified Stock of such Person; and (xiii) all Attributable Indebtedness of such Person. Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly or by operation of law non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), costs (including the costs of any required investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of outside counsel for Indemnitees in connection with any investigative, ad-

ministrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Credit Documents and any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit, if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); (ii) the statements contained in the commitment letter or proposal letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement; or (iii) any Environmental Claim against or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Borrower or any of its Subsidiaries.

“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.

“Indemnitee” as defined in Section 10.3(a).

“Indemnitee Related Person” of an Indemnitee means (1) any controlling Person or controlled Affiliate of such Indemnitee, (2) the respective directors, officers and employees of such Indemnitee or any of its controlling Persons or controlled Affiliates and (3) the respective agents of such Indemnitee or any of its controlling Persons or controlled Affiliates, in the case of this clause (3), acting on behalf of or upon the direction of such Indemnitee, controlling Person or such controlled Affiliate.

“Information Platform” as defined in Section 5.1(k).

“Institutional Term Loan” means any term loan borrowed by Borrower or any Subsidiary that is syndicated in the institutional term loan market.

“Interest Payment Date” means with respect to (i) any outstanding Base Rate Loan, (a) the last day of each Fiscal Quarter, commencing on the first such date to occur after the Closing Date; and (b) the Final Maturity Date with respect to such Loan; and (ii) any outstanding LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, in the case of any Interest Period of longer than three (3) months, Interest Payment Date shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two, three or six months or, if each applicable Lender agrees, an interest period of twelve months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice, (i) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, sub-

ject to clause (c) of this proviso, end on the last Business Day of a calendar month; and (c) no Interest Period shall extend beyond the Final Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Investment” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of (i) loans (including Guarantees or other obligations but excluding extensions of trade credit), accounts receivable or deposits made in the Ordinary Course of Business), (ii) advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the Ordinary Course of Business), (iii) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, or (iv) any item that is or would be classified as an investment on a balance sheet prepared in accordance with GAAP. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) in favor of the L/C Issuer (including any authorization for air release of cargo or release of shipment without surrender of marine bills of lading) and relating to such Letter of Credit.

“Joint Venture” means a joint venture, partnership or other similar arrangement, in each case, with a Person or Persons who are not Subsidiaries of Borrower, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Restricted Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Junior Debt” means (i) any Indebtedness of Borrower or any Guarantor which is by its terms subordinated in right of payment to the Loans and (ii) any unsecured Indebtedness of Borrower that is not guaranteed by the Guarantors.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case, whether or not having the force of law.

“L/C Advance” means, with respect to each Tranche 2 Lender, such Tranche 2 Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Facility” means any facility related to the issuance of letters of credit, together with any documents entered into or otherwise related thereto (including any cash collateral and control agreements), as the same may be amended, amended and restated, supplemented or otherwise modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced, in whole or in part, from time to time.

“L/C Issuer” means Bank of America, in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Participation Fee” as defined in Section 2.8(a)(iii).

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit (including the maximum aggregate amount which is, or at any time thereafter may become, payable by the L/C Issuer under all then outstanding Bankers’ Acceptances and Letters of Indemnity) plus the aggregate of all Unreimbursed Amounts, including, without duplication, all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.8. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP or article 29 of the UCP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Sublimit” means, at any time, the Tranche 2 Total Commitments at such time.

“L/C Subsidiary” means (i) any Subsidiary listed on Schedule 1.1C or (ii) any Subsidiary designated as an L/C Subsidiary by Borrower by written notice to the Administrative Agent and the L/C Issuer at least five (5) Business Days in advance of the effectiveness thereof; provided that such Subsidiary has delivered the documents specified in Section 3.1(b) and (i) to the Administrative Agent and L/C Issuer prior to such Subsidiary being designated an “L/C Subsidiary.”

“Lender” means each Lender party hereto and any other Person that becomes a party hereto pursuant to an Assignment Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment Agreement.

“Letter of Credit” means any letter of credit or Letter of Indemnity issued hereunder. A Letter of Credit may be a commercial letter of credit (payable against sight or time drafts, including any Bankers’ Acceptances arising from acceptance of time drafts) or a standby Letter of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer (which, in the case of any Letter of Credit issued for the account of any customer of Borrower or any Subsidiary, at the L/C Issuer’s election, shall be executed by both (i) Borrower or the applicable L/C Subsidiary and (ii) such customer) and, as applicable, shall include such general acceptance agreements, applications, certificates and other documents, as L/C Issuer may require in connection with the creation of Bankers’ Acceptances.

“Letter of Credit Expiration Date” means the day that is five days prior to the Final Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Indemnity” means any air release, steamship guarantee or similar document providing indemnity to a carrier for air release of cargo or release of shipment without surrender of bills of lading for such cargo or shipment.

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Loan” means any Tranche 1 Loan or any Tranche 2 Loan.

“Margin Stock” as defined in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (i) the business operations, properties, assets, or condition (financial or otherwise) of Borrower, the Restricted Subsidiaries and the Banking Subsidiaries, taken as a whole; (ii) the ability of the Credit Parties, as a whole, to fully and timely perform the Obligations; (iii) the legality, validity, binding effect, or enforceability against the Credit Parties of the Credit Documents, in each case, taken as a whole; or (iv) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under the Credit Documents, taken as a whole.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, (i) to which Borrower, any of its Subsidiaries, or any of their respective ERISA Affiliates is making or accruing an obligation to make contributions or (ii) in respect of which Borrower, any of its Subsidiaries, or any of their respective ERISA Affiliates could have liability under Section 4201 of ERISA, in the event of a complete or partial withdrawal of any Person from such plan.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Non-Consenting Lender” as defined in Section 2.19.

“Non-Extension Notice Date” as defined in Section 2.20(b)(iii).

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” as defined in Section 2.16(e).

“Non-Voting Capital Stock” means, with respect to any issuer of Capital Stock, the Capital Stock of such issuer that is not Voting Capital Stock.

“Note” means a Revolving Loan Note substantially in the form of Exhibit B.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Notice of Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit A-3 or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Relevant Officer.

“Obligations” means all liabilities and obligations of every nature of each Credit Party from time to time owed to the Administrative Agent (including any former administrative agent), the Arrangers, the Other Agents, the Lenders, or any of them, under any Credit Document, whether for principal, interest and fees (including interest and fees which, but for the filing of a petition in bankruptcy with respect to such Credit Party, would have accrued on any Obligation, whether or not a claim is allowed against such Credit Party for such interest in the related bankruptcy proceeding), expenses, indemnification or otherwise and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

“Obligee Guarantor” as defined in Section 7.7.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Officer’s Certificate” means a certificate executed by an Authorized Officer of Borrower in his or her official (and not individual) capacity.

“Ordinary Course of Business” means each of the following occurring in the ordinary course of business: (i) all activities conducted by Borrower and its Subsidiaries in the ordinary course of their businesses, regardless of frequency, including, without limitation, the following activities: providing, arranging or syndicating financing (whether debt or equity), holding Portfolio Assets and their other assets and properties, asset management and servicing, factoring, trade accounts receivable purchasing, trade accounts receivable management services, leasing (both capital and operating leasing, and sales and exchanges pursuant to such leasing, and real estate leasing and subleasing to or from third parties with respect to operating locations), purchases, sales, transfers or other dispositions of Portfolio Assets, investment advisory services, insurance products, vendor financing, management, Portfolio Asset management, purchases and sales or other dispositions of assets and Capital Stock (including Investments in Joint Ventures) acquired in workouts of Portfolio Assets or factoring facilities, in each case, in this clause (i), to third parties or to Subsidiaries in the ordinary course of business, (ii) any financings (including any Investments and other transactions in connection therewith) of the foregoing activities through securitizations, secured financings, bank loans, conduit facilities, trusts, special purpose vehicles or other means, (iii) any related workout, exercise of remedies or restructuring activities, including, without limitation, formation of a special purpose vehicle to acquire, hold or dispose of assets and Capital Stock obtained in connection with such restructuring or other activities, (iv) managing and operating assets and businesses acquired through the exercise of remedies, (v) business associated with investments, banking or investment banking (including commercial and retail deposit taking and Bank Activities) or finance companies and (vi) any reasonable extension or evolution of the foregoing activities.

“Organizational Documents” means (i) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (ii) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (iii) with respect to any general partnership, its partnership agreement, as amended, and (iv) with respect to any limited liability company, its articles of organization, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this

Agreement or any other Credit Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Agent” means each of the Syndication Agents.

“Other Permitted Liens” means (a) (x) Liens for Taxes (i) for amounts not yet overdue, or (ii) for amounts that are overdue if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for any such contested amounts; and (y) Liens with respect to other claims described in Section 5.3; provided that the requirements of Section 5.3 applicable thereto are complied with; (b) statutory Liens of landlords, banks (and rights of set off), of carriers, warehousemen, mechanics, suppliers, repairmen, workmen and materialmen, ordinary course Liens on aircraft for airport, navigation, and other en-route charges, permitted Liens under leases and other Liens imposed by law (other than any such Lien imposed pursuant to Section 430(k) or 436(f) of the Internal Revenue Code or by ERISA), (i) for amounts not yet overdue, or (ii) for amounts that are overdue and that (in the case of any such amounts overdue for a period in excess of five (5) days) are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts; (c) Liens incurred in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of Indebtedness for borrowed money), or deposits made to secure liability to insurance carriers; (d) easements, rights of way, restrictions, encumbrances, encroachments, and other minor defects or irregularities in title or ownership rights, in each case, which do not and will not interfere with the value or use of the property to which such Lien is attached or with the ordinary conduct of business, in either case, in a manner that is material to Borrower and its Restricted Subsidiaries, taken as a whole; (e) Liens solely on any cash earnest money deposits made by Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement the consummation of which would be permitted hereunder; (f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (g) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; and (h) licenses or sublicenses of patents, trademarks and other intellectual property rights granted by Borrower or any of its Restricted Subsidiaries in connection with Ordinary Course of Business.

“Other Taxes” means any and all present or future stamp, registration, recording, filing, transfer, documentary, excise or property Taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to or in connection with, any Credit Document, excluding any such Tax imposed as a result of an assignment by a Lender (“Assignment Tax”), if the Lender has a present or former connection with the jurisdiction imposing such Assignment Tax (other than a connection arising solely from having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Credit Document).

“Outstanding Amount” means (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by Borrower of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Own” means, with respect to any aircraft, to hold legal and sole ownership of such aircraft directly or to hold 100% of the beneficial ownership of such aircraft through a trust, conditional sale or similar arrangement holding title to such aircraft. The terms “Ownership” and “Owned by” have a correlative meaning.

“Owner Trust” means any trust holding title to any aircraft, 100% of the beneficial ownership of which trust is held by Borrower or any Guarantor.

“Owner Trustee” means the owner trustee (not in its individual capacity but solely as trustee) of an Owner Trust, the property of which is beneficially owned by a Guarantor.

“Participant” as defined in Section 10.6(g)(ii).

“Participant Register” as defined in Section 10.6(g)(iv).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001).

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means an Employee Benefit Plan that is a “defined benefit plan” (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) other than a Multiemployer Plan.

“Permitted Aircraft Liens” means (i) Liens described under clause (a)(x) in the definition of “Other Permitted Liens,” (ii) any Lien of landlords, carriers, warehousemen, hanger keepers, mechanics, suppliers, repairmen, workmen, materialmen and the like (including liens for airport, navigation, and other en-route charges) arising in the ordinary course of business by operation of Law (or under customary terms of repair or modification agreements or any engine or parts-pooling arrangements) or similar Lien, in each case, (x) which are either not overdue or are being contested in good faith by appropriate proceedings, and (y) securing obligations that are not incurred in connection with the obtaining of any Indebtedness for borrowed money, and (iii) the lease pursuant to which the applicable aircraft is leased or any sublease of such aircraft or any liens incurred by lessees or sublessees in connection with such arrangements or in their interest in such lease or sublease.

“Permitted Finance Receivable Liens” means (i) Liens described under clause (a)(x) in the definition of “Other Permitted Liens,” and (ii) Liens that are rights of set off or other limitations or encumbrances relating to transactions with a syndicate member or participant or agent or letter of credit bank or issuer in a loan or equity transaction in the ordinary course of business securing obligations that are not incurred in connection with the obtaining of any Indebtedness for borrowed money.

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.1 and Other Permitted Liens.

“Permitted Railcar Liens” means (i) Liens described under clause (a)(x) in the definition of “Other Permitted Liens,” (ii) any Lien of landlords, carriers, warehousemen, mechanics, suppliers, repairmen, workmen, materialmen and the like arising in the ordinary course of business by operation of law (or under customary terms of repair or modification agreements or parts-pooling arrangements) or similar Lien, in each case, (x) which are either not overdue or are being contested in good faith by appropriate proceedings, and (y) securing obligations that are not incurred in connection with the obtaining of any Indebtedness for borrowed money, and (iii) the lease pursuant to which the applicable railcar is leased or any sublease of such railcar or any liens incurred by lessees or sublessees in connection with such arrangements or in their interest in such lease or sublease.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Portfolio Assets” means any assets or rights acquired, funded, held, managed, financed, syndicated or otherwise generated or disposed of in the Ordinary Course of Business, including, without limitation, loans, leases, inventory, equipment, intellectual property rights, securities and investment property (equity or otherwise), mortgages and instruments (negotiable or otherwise), receivables, trade payables or trade account receivables, and any other financial assets and the proceeds and products of the foregoing.

“Preferred Aircraft Types” means aircraft of each of the following types: (a) Airbus A319, (b) Airbus 319neo, (c) Airbus A320, (d) Airbus A320neo, (e) Airbus A321-200, (f) Airbus A321neo, (g) Airbus A330, (h) Airbus A350, (i) Boeing 737-600, (j) Boeing 737-700, (k) Boeing 737-800, (l) Boeing 737-900ER, (m) Boeing 737 MAX, (n) Boeing 777-200ER, (o) Boeing 777-200LR, (p) Boeing 777-300ER, (q) Boeing 787 and (r) Embraer E-190.

“Preferred Railcar Types” means any railcar or locomotive, other than the following types: (i) locomotives, other than freight locomotives, (ii) centerbeam cars, (iii) 70-ton box cars and (iv) steel coal cars.

“Prime Rate” means, with respect to any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate.” The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Principal Office” means, for each of the Administrative Agent and any Lender, such Person’s “Principal Office” (and account as appropriate) as set forth on Appendix A, or such other office or account or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to Borrower and each Lender, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Principal Office.

“Prior Credit Agreement” has the meaning set forth in the preamble hereto.

“Prior Credit Agreement Date” means January 27, 2014.

“Prohibited Country” means a country or territory that is the subject of sanctions administered or enforced by any Sanctions Authority.

“Public Lender” as defined in Section 5.1(k).

“Publicly Traded Debt Securities” means any issue of debt securities of Borrower or any of its Restricted Subsidiaries originally issued in a public offering registered with the SEC or in an offering pursuant to Rule 144A under the Securities Act and of which issue at least $50.0 million aggregate principal amount is outstanding.

“Qualified Appraiser” means (i) in the case of aircraft, any of AVITAS, Inc., Aircraft Information Services, Inc. or Aviation Specialist Group, (ii) in the case of railcars or locomotives, Rail Solutions, Inc. and (iii) any other appraisal firm selected and retained by Borrower and reasonably acceptable to the Administrative Agent.

“Qualified Equity Interests” means Capital Stock of Borrower that is not Disqualified Stock.

“Qualified Lease Subsidiary” means a Subsidiary that (a) does not engage in any activities other than entering into (i) leases (each, a “headlease”) with respect to aircraft with a Guarantor, a Qualified Owner Trust or another Qualified Lease Subsidiary and (ii) subleases with respect to such aircraft with the ultimate customer or another Qualified Lease Subsidiary, (b) is obligated to pay, and pays, not less than 98% of the rental payments under the sublease as rental payment under the headlease and (c) has no liabilities other than those incidental to the foregoing.

“Qualified Owner Trust” means an Owner Trust that (a) is wholly owned, beneficially and of record, directly by a Guarantor, (b) does not engage in any activities other than (i) holding title to aircraft for the benefit of one or more Guarantors and (ii) entering into leases with respect to such aircraft for the benefit of one or more Guarantors, and (c) has no liabilities other than those incidental to the foregoing.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by Borrower or any Restricted Subsidiary which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold or otherwise) then owned by any Credit Party in any real property.

“Register” as defined in Section 2.4(b).

“Regulated Subsidiary” means any Person identified on Schedule 1.1D and each other Person identified from time to time by any Credit Party in writing to the Administrative Agent in accordance with Section 10.1 so long as, in each case, such Person is an entity directly regulated by a Governmental Authority, including any Banking Subsidiary and its Subsidiaries, or whose assets or business consist primarily of assets (e.g., licenses) or businesses regulated directly by a Governmental Authority.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Regulation FD” means Regulation FD, as promulgated by the SEC under the Securities Act and the Exchange Act.

“Regulation S-X” means Regulation S-X, as promulgated by the SEC under the Securities Act.

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Relevant Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president, chief financial officer, chief accounting officer, controller, treasurer or assistant treasurer and, solely for purposes of notices given pursuant to Section 2, any such officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a written notice to the Administrative Agent.

“Replacement Lender” as defined in Section 2.19.

“Requisite Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed, without duplication, “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Lenders.

“Requisite Tranche Lenders” means (a) with respect to the Tranche 1 Facility, the Requisite Tranche 1 Lenders and (b) with respect to the Tranche 2 Facility, the Requisite Tranche 2 Lenders.

“Requisite Tranche 1 Lenders” means one or more Lenders having or holding Tranche 1 Exposure representing more than fifty percent (50%) of the Tranche 1 Exposure of all Lenders, provided that the Tranche 1 Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Tranche 1 Lenders.

“Requisite Tranche 2 Lenders” means one or more Lenders having or holding Tranche 2 Exposure representing more than fifty percent (50%) of the Tranche 2 Exposure of all Lenders, provided that the Tranche 2 Exposure held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Requisite Tranche 2 Lenders.

“Restricted Party” means any Person that is (1) listed on, or owned (meaning 50% or greater ownership interest) or otherwise (directly or indirectly) controlled by a Person listed on, or acting on behalf of a Person listed on, any Sanctions List, (2) located in, or organized under the laws of, or domiciled in, or owned (meaning 50% or greater ownership interest) or otherwise (directly or indirectly) controlled by, or acting on behalf of, a Person located in or organized under the laws of or domiciled in a Prohibited Country or (3) otherwise a Target of Sanctions.

“Restricted Payment” as defined in Section 6.2(a).

“Restricted Subsidiary” of a Person means any Subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, a Restricted Subsidiary refers to a Restricted Subsidiary of Borrower.

“Revaluation Date” means, with respect to any Letter of Credit, each of the following: (i) each date of issuance or renewal of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) the first Business Day of each month and (v) such additional dates as the Administrative Agent or the L/C Issuer shall reasonably determine (including, without limitation, on any date when the L/C Issuer issues a Letter of Indemnity, an airway bill release, steamship guarantee or a banker’s acceptance in respect of a Letter of Credit) or the Requisite Tranche 2 Lenders shall reasonably require.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Borrower or a Restricted Subsidiary transfers such property to a Person and Borrower or a Restricted Subsidiary leases it from such Person.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds, as may be reasonably determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanctions” means the economic sanctions laws, regulations, embargoes or restrictive measures administered, enacted, or enforced by: (i) the United States government, including the Executive Order, the USA PATRIOT Act of 2001, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the U.S. United Nations Participation Act, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, The Iran Freedom and Counter-Proliferation Act of 2012, the Iran Threat Reduction and Syria Human Rights Act of 2012, all as amended, executive orders implementing these laws, or any of the foreign assets control regulations (including 31 C.F.R., Subtitle B, Chapter V, as amended); (ii) the United Nations; (iii) the European Union; (iv) the United Kingdom; or (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State, her Majesty’s Treasury (“HMT”), the United Nations Security Council (“UNSC”), Ireland, or other relevant sanctions authority (together, the “Sanctions Authorities”).

“Sanctions Authority” as defined in the definition of Sanctions.

“Sanctions List” means the Annex to the Executive Order, the Specially Designated Nationals and Blocked Persons List (“SDN List”) maintained by OFAC, the Consolidated List of Financial Sanctions Targets and the Investment Ban List maintained by HMT, or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Account” means a “securities account” as defined in Section 8-501 of the UCC, with a bank or like organization.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Significant Subsidiary” means any Restricted Subsidiary or any U.S. Banking Subsidiary that is a chartered or licensed banking institution that is authorized to take deposits that, in either case, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Closing Date.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of Borrower substantially in the form of Exhibit F-2.

“Solvent” means that, as of the date of determination, (a) the sum of Borrower’s debts and liabilities (including contingent liabilities) does not exceed the present fair saleable value of Borrower’s present assets; (b) Borrower’s capital is not unreasonably small in relation to its business, as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) Borrower does not intend to incur, or believe that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Special Purpose Entity” means a Person (i) formed by Borrower or a Subsidiary of Borrower for a limited purpose or having a limited business purpose in connection with the Ordinary Course of Business or (ii) the Capital Stock of which was acquired in connection with the workout of assets or exercise of remedies in the Ordinary Course of Business or as the proceeds of collateral securing a loan or other Portfolio Asset or in connection with servicing or managing assets in the Ordinary Course of Business, which is designated as a Special Purpose Entity by Borrower or a Guarantor.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign ex-

change trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer, if the Person acting in such capacity does not have, as of the date of determination, a spot buying rate for any such currency; and provided, further, that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the issue date of such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Intercompany Indebtedness” means Indebtedness of any Guarantor to Borrower or any Subsidiary; provided that all such Indebtedness of any Guarantor shall be expressly subordinated to the Obligations substantially on the terms attached hereto as Exhibit I.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, limited liability company, association or other business entity of which more than fifty percent (50%) of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting, agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, limited liability company, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless otherwise specified, a Subsidiary refers to a Subsidiary of Borrower.

“Syndication Agent” means each of Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc. in its respective capacity as syndication agent.

“Target of Sanctions” means a Person with whom a U.S. Person or other national of a Sanctions Authority would be prohibited or restricted by law from engaging in trade, business, or other activities.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, claim, fee, deduction or withholding of any nature imposed, levied, collected, withheld or assessed by any Governmental Authority, including any interest, penalties or additional amounts thereon.

“Tax Related Person” means any Person (including a beneficial owner of an interest in a pass-through entity) who is required to include in income amounts realized (whether or not distributed) by the Administrative Agent, a Lender or Participant or any Tax Related Person of any of the foregoing.

“Terminated Lender” as defined in Section 2.19.

“Terrorism Laws” means any of the following: (a) Executive Order 13224 issued by the President of the United States (the “Executive Order”), (b) the Terrorism Sanctions Regulations (Title 31 Part 595 of the U.S. Code of Federal Regulations), (c) the Terrorism List Governments Sanctions Regulations (Title 31 Part 596 of the U.S. Code of Federal Regulations), (d) the Foreign Terrorist Organizations Sanctions Regulations (Title 31 Part 597 of the U.S. Code of Federal Regulations), (e) the Patriot Act (as it may be subsequently codified), (f) The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), (g) all other present and future legal requirements of any Governmental Authority addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and (h) any regulations promulgated pursuant thereto or pursuant to any legal requirements of any Governmental Authority governing terrorist acts or acts of war.

“Threshold Amount” means $250,000,000.

“Total Commitments” means, at any time, the aggregate amount of the Lenders’ Commitments at such time.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Tranche” means the Tranche 1 Facility or the Tranche 2 Facility.

“Tranche 1 Commitment” means, with respect to each Tranche 1 Lender, its obligations to make Tranche 1 Loans to Borrower pursuant to Section 2.1(a)(i), in an aggregate principal amount at any one time outstanding not to exceed, the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Tranche 1 Commitment” or opposite such caption in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche 1 Exposure” means, with respect to any Lender, as of any date of determination, the sum of (i) any unfunded Tranche 1 Commitment of such Lender in effect as of such date, if any, and (ii) the principal amount of the Tranche 1 Loans of such Lender outstanding as of such date.

“Tranche 1 Facility” means the “Tranche 1” revolving facility established pursuant to Section 2.1 of this Agreement and the Tranche 1 Loans and Tranche 1 Commitments thereunder.

“Tranche 1 Lender” means each Lender that has a Tranche 1 Commitment or that holds a Tranche 1 Loan.

“Tranche 1 Loan” as defined in Section 2.1(a)(i).

“Tranche 1 Outstandings” means the aggregate Outstanding Amount of all Tranche 1 Loans.

“Tranche 1 Total Commitments” means, at any time, the aggregate amount of the Lenders’ Tranche 1 Commitments at such time. The Tranche 1 Total Commitments as of the Closing Date are $1,150,000,000.

“Tranche 2 Commitment” means, with respect to each Tranche 2 Lender, its obligations to (A) make Tranche 2 Loans to Borrower pursuant to Section 2.1(a)(ii) and (B) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed, the amount set forth opposite such Lender’s name on Schedule 2.1 under the caption “Tranche 2 Commitment” or opposite such caption in the Assignment Agreement pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Tranche 2 Exposure” means, with respect to any Tranche 2 Lender, as of any date of determination, the sum, without duplication, of (i) any unfunded Tranche 2 Commitment of such Lender in effect as of such date, if any, (ii) the principal amount of the Tranche 2 Loans of such Lender outstanding as of such date and (iii) such Tranche 2 Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations.

“Tranche 2 Facility” means the “Tranche 2” revolving facility established pursuant to Sections 2.1 and the Letter of Credit facility established pursuant to Section 2.20 of this Agreement and the Tranche 2 Loans and Tranche 2 Commitments thereunder.

“Tranche 2 Lender” means each Lender that has a Tranche 2 Commitment or that holds a Tranche 2 Loan.

“Tranche 2 Loan” as defined in Section 2.1(a)(ii).

“Tranche 2 Outstandings” means the aggregate Outstanding Amount of all Tranche 2 Loans and all L/C Obligations.

“Tranche 2 Total Commitments” means, at any time, the aggregate amount of the Lenders’ Tranche 2 Commitments at such time. The Tranche 2 Total Commitments as of the Closing Date are $350,000,000.

“UCP” means, with respect to any Letter of Credit, the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce.

“United States” means the United States of America.

“Unreimbursed Amount” as defined in Section 2.20(c)(i).

“Unrestricted Subsidiary” means (i) any Subsidiary listed on Schedule 5.10 and (ii) any Subsidiary that is formed after the Prior Credit Agreement Date as an Unrestricted Subsidiary or designated as an Unrestricted Subsidiary after the Prior Credit Agreement Date, in each case, in compliance with Section 5.10.

“Upfront Fee” as defined in Section 2.8(a)(ii).

“U.S. Banking Subsidiary” means a Banking Subsidiary (including CIT Bank) organized under the laws of the United States, any state thereof or any other jurisdiction thereunder.

“U.S. Lender” as defined in Section 2.16(e).

“Utilization Rate” means the percentage equal to (i) the Total Outstandings over (ii) the Total Commitments.

“Voting Capital Stock” of any specified Person as of any date means the outstanding Capital Stock of such Person that has at the time ordinary voting power to elect the Board of Directors of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.2 Accounting Terms.

All calculations under the Credit Documents shall be made in accordance with the accounting principles and policies used to prepare the Historical Financial Statements, except (i) as otherwise expressly provided herein or therein and (ii) that Indebtedness of Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.

Financial statements and other information required to be delivered by Borrower to Lenders pursuant to Sections 5.1(a) and 5.1(b) shall be prepared in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity, as may be approved by a significant segment of the accounting profession of the United States, in each case, which are in effect at the applicable time in the United States (“GAAP”). At any time after the Closing Date, Borrower may elect to apply International Financial Reporting Standards (“IFRS”) accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Agreement). Borrower shall give notice of any such election made in accordance with this definition to the Administrative Agent.

Accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP or in the application thereof.

1.3 Interpretation, etc.

Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including,” when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. Unless otherwise indicated, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). Any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation, as amended, modified, replaced or supplemented from time to time. Capitalized terms in this Agreement referring to any Person shall refer to such Person together with its successors and permitted assigns.

1.4 Exchange Rates; Currency Equivalents.

(a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies, until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Credit Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Credit Documents shall be such Dollar Equivalent amount, as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the L/C Issuer.

1.5 Additional Alternative Currencies.

(a) Borrower may from time to time request that Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. Such request shall be subject to the approval of the Administrative Agent and the L/C Issuer (such approval not to be unreasonably withheld or delayed).

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten Business Days prior to the date of the desired Credit Extension (or such other time or date, as may be agreed by the Administrative Agent and the L/C Issuer, in their sole discretion). The Administrative Agent shall promptly notify the L/C Issuer of any such request. The L/C Issuer shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request, whether it consents to the issuance of Letters of Credit in such requested currency (such consent not to be unreasonably withheld, conditioned or delayed).

(c) Any failure by the L/C Issuer to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by the L/C Issuer to permit Letters of Credit to be issued in such requested currency. If the Administrative Agent and the L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.5, the Administrative Agent shall promptly so notify Borrower.

1.6 Change of Currency.

(a) Each obligation of Borrower to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the

Closing Date shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction, as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction, as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.7 Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to New York City time.

1.8 Letter of Credit Amounts.

Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.9 Type of Loans and Borrowings.

For purposes of this Agreement, Loans or Borrowings may be classified and referred to by its type (e.g., a “LIBOR Rate Loan” or “Base Rate Loans”).

SECTION 2.

LOANS

2.1 Loans.

(a) Loan Commitments.

(i) Subject to the terms and conditions hereof, each Tranche 1 Lender severally agrees to make loans (each such loan, a “Tranche 1 Loan”) to Borrower from time to time, on any Business Day during the Availability Period; provided, however, that after giving effect to any Borrowing of Tranche 1 Loans, (i) the Tranche 1 Outstandings shall not exceed the Tranche 1 Total Commitments, and (ii) the aggregate Outstanding Amount of the Tranche 1 Loans of any Lender shall not exceed such Lender’s Tranche 1 Commitment. Within the limits of each Lender’s Tranche 1 Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1(a)(i), prepay under Section 2.9 or 2.10, and reborrow under this Section 2.1(a)(i). Tranche 1 Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

(ii) Subject to the terms and conditions hereof, each Tranche 2 Lender severally agrees to make loans (each such loan, a “Tranche 2 Loan”) to Borrower from time to time, on any Business Day during the Availability Period; provided, however, that after giving effect to any Borrowing of Tranche 2 Loans, (i) the Tranche 2 Outstandings shall not exceed the Tranche 2 Total Commitments, and (ii) the aggregate Outstanding Amount of the Tranche 2 Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Tranche 2 Commitment. Within the limits of each Lender’s Tranche 2 Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this Section 2.1(a)(ii), prepay under Section 2.9 or 2.10, and reborrow under this Section 2.1(a)(ii). Tranche 2 Loans may be Base Rate Loans or LIBOR Rate Loans, as further provided herein.

(b) Borrowing Mechanics.

(i) Borrower shall give notice to the Administrative Agent, which may be given by (A) telephone or (B) delivering a fully executed Funding Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Funding Notice. Each such Funding Notice must be received by the Administrative Agent no later than 10:00 a.m. (or, solely in the case where the Credit Date is the Closing Date, 3:00 p.m.) at least three Business Days in advance of the proposed Credit Date in the case of a Loan that is a LIBOR Rate Loan, and no later than 9:00 a.m. on the proposed Credit Date in the case of a Loan that is a Base Rate Loan; provided, however, that if Borrower wishes to request LIBOR Rate Loans having an Interest Period other than one, two, three or six months in duration, as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 10:00 a.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of the applicable Tranche of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 10:00 a.m., three Business Days before the requested date of such Borrowing, conversion or continuation of the Loans of any Tranche, the Administrative Agent shall notify Borrower (which notice may be by telephone to be followed by confirmation in writing) whether or not the requested Interest Period has been consented to by all the Lenders of such Tranche. Each Borrowing of Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Borrower shall be bound to make a borrowing in accordance with a Funding Notice for a Loan that is a LIBOR Rate Loan, unless such Funding Notice is revoked by Borrower prior to the occurrence of the applicable Credit Extension; provided that any such revocation shall be subject to the terms of Section 2.14(c). Promptly upon receipt by Administrative Agent of any Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders may act without liability upon the basis of written, or telecopied notice believed by Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing purportedly from Borrower to Administrative Agent), it being understood that no Lender nor Administrative Agent shall be obligated in any manner with respect to the funding of any Loan in the absence of the receipt by Administrative Agent of a completed and executed Funding Notice. Administrative Agent and each Lender shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Loan on behalf of Borrower, until Administrative Agent and such Lenders receive written notice to the contrary. Administrative Agent and Lenders shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii) Each Lender of the applicable Tranche shall make its Loan available to Administrative Agent not later than 12:00 noon on the applicable Credit Date, by wire transfer of Same Day Funds in Dollars, at the Principal Office designated by the Administrative Agent. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Loans available to Borrower by no later than 3:00 p.m. on the applicable Credit Date by causing an amount of Same Day Funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent by 12:00 noon on such day from Lenders to be credited to the account of Borrower at the Principal Office designated by the Administrative Agent or to such other account, as may be designated in writing to Administrative Agent by Borrower.

2.2 Applicable Percentages; Availability of Funds.

(a) Applicable Percentages. Any Loan requested on a Credit Date shall be made by the applicable Lenders simultaneously and proportionately to their respective Applicable Percentages, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b) Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date (or, in the case of a Base Rate Loan, at least 2 hours before the time that Lenders are required to make their Loans available pursuant to Section 2.1(b)(ii) on the applicable Credit Date) that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date and Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender, together with interest thereon, for each day from such Credit Date, until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower and Borrower shall within one Business Day pay such corresponding amount to Administrative Agent, together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans. Nothing in this Section 2.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

2.3 Use of Proceeds.

Borrowings and Letters of Credit will be used for general corporate purposes of Borrower and its Subsidiaries. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or might cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

2.4 Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a) Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower absent manifest error; provided that the failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any applicable Loans; and provided, further, in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b) Register. Administrative Agent (or its agent or sub-agent) shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the “Register”), including the principal amount of the Loans and Commitments. The Register shall be available for inspection by Borrower, the L/C Issuer and any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record, or shall cause to be recorded, in the Register, the Commitments and the Loans in accordance with the provisions of Section 10.6, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Commitments or Borrower’s Obligations in respect of any Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s agent solely for purposes of maintaining the Register as provided in this Section 2.4, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute “Indemnitees.”

(c) Notes. If so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent), Borrower promptly shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.6) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Commitment.

2.5 Interest on Loans.

(a) Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment thereof (whether by acceleration or otherwise) as follows:

(i) if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

(b) The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If, on any day, a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c) In connection with LIBOR Rate Loans, there shall be no more than ten (10) Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and each Lender.

(d) Interest payable pursuant to Section 2.5(a) shall be computed on the basis of a 360 day year with respect to LIBOR Rate Loans and a 365/366 day year with respect to Base Rate Loans, in each case, for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, the last Interest Payment Date with respect to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e) Except as otherwise set forth herein, interest on each Loan shall accrue on a daily basis and be payable in arrears (i) on each Interest Payment Date; and (ii) upon any reduction or termination of Commitments, on the principal amount of Loans repaid in connection with such reduction or termination. Any interest on a Loan which is not paid when due shall, to the extent permitted by applicable Law, bear interest at the same rate as is applicable to that Loan, and such interest on interest shall be payable in arrears at the same times as interest on that Loan and shall, if not paid when due, compound daily.

2.6 Conversion/Continuation.

(a) Subject to Section 2.14, Borrower shall have the option:

(i) to convert at any time all or any part of any Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount from one type of Loan to another type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan, unless Borrower shall pay all amounts due under Section 2.14 in connection with any such conversion; or

(ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Rate Loan;

provided, however, in the case of clauses (i) and (ii), that during the existence of an Event of Default, no Loan may be converted to or continued as a LIBOR Rate Loan without the consent of the Requisite Lenders.

(b) Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than 10:00 a.m. at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

2.7 Default Interest.

Any payment not made when due hereunder shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand or, if no demand is made, at the time specified below, at a rate that is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is two percent (2.0%) per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. To the extent no demand therefor has been previously made, such interest shall be payable in arrears at the same times as interest on each Loan and shall, if not paid when due, compound daily. Payment or acceptance of the increased rates of interest provided for in this Section 2.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender.

2.8 Fees.

(a) Borrower agrees to pay to each Lender a proportional amount of each of the following fees in accordance with such Lender’s Applicable Percentages:

(i) an aggregate commitment fee (“Commitment Fee”) equal to (x) the Commitment Rate Percentage times (y) (I) with respect to Tranche 1 Lenders, the actual daily amount by which the Tranche 1 Total Commitments exceeds the Tranche 1 Outstandings and (II) with respect to Tranche 2 Lenders, the actual daily amount by which the Tranche 2 Total Commitments exceeds the Tranche 2 Outstandings;

(ii) an aggregate upfront fee (“Upfront Fee”) equal to 0.10% of the aggregate Commitments on the Closing Date; and

(iii) with respect to Tranche 2 Lenders, an aggregate fee (“L/C Participation Fee”) equal to (x) the aggregate Dollar Equivalent of the L/C Obligations on each day times (y) the Applicable Margin for LIBOR Rate Loans, provided, however, any L/C Participation Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to Section 2.20 shall be payable, to the maximum extent permitted by applicable Law, to the other Tranche 2 Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.18, with the balance of such fee, if any, payable to the L/C Issuer for its own account.

(b) Borrower agrees to pay to the L/C Issuer (i) a fronting fee equal to (x) 0.25% per annum times (y) the actual daily amount of the aggregate Dollar Equivalent of all L/C Obligations; and (ii) customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit and bankers’ acceptances, as from time to time in effect ,as notified in writing from the L/C Issuer to the Borrower (such fees in effect as of the Closing Date, as provided to Borrower prior to or on the Closing Date). Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(c) All fees referred to in Sections 2.8(a)(i) and (iii) and Section 2.8(b)(i) shall be calculated on the basis of a 360 day year and the actual number of days elapsed in the applicable period and shall be payable quarterly in arrears on the last day of each Fiscal Quarter during the applicable period, commencing on the first such date to occur after the Closing Date, and on the date of termination of the Commitments. The Upfront Fee shall be paid on the Closing Date.

(d) In addition to any of the foregoing fees, Borrower agrees to pay to the Administrative Agent all fees separately agreed in the amounts and at the times so agreed.

2.9 Voluntary Prepayments and Commitment Reductions.

(a) Any time and from time to time, Borrower may prepay any Loans on any Business Day, in whole or in part, in an aggregate minimum amount of $500,000; provided that Notice of Prepayment shall be given to the Administrative Agent not later than 12:00 noon, on the Business Day prior to the date of prepayment in the case of Base Rate Loans and on the third Business Day prior to the date of prepayment in the case of LIBOR Rate Loans.  Upon the giving of any Notice of Prepayment, the principal amount of the Loans specified in the Notice of Prepayment (together with any amounts due pursuant to Section 2.14(c) in the case of LIBOR Rate Loans) shall become due and payable on the prepayment date specified therein.

(b) Any time and from time to time, Borrower may terminate or permanently reduce, in whole or in part, the Tranche 1 Total Commitments or the Tranche 2 Total Commitments; provided that (i) notice of such termination or reduction shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of such termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Tranche 1 Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Tranche 1 Outstandings would exceed the Tranche 1 Total Commitments or (B) the Tranche 2 Total Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Tranche 2 Outstandings would exceed the Tranche 2 Total Commitments.

2.10 Mandatory Prepayments; Commitment Termination.

(a) If for any reason the Tranche 1 Outstandings at any time exceed the Tranche 1 Total Commitments, Borrower shall, within three Business Days, prepay the Tranche 1 Loans in an aggregate amount sufficient to reduce the Tranche 1 Outstandings as of such date of payment to an amount not to exceed the Tranche 1 Total Commitments.

(b) If for any reason the Tranche 2 Outstandings at any time exceed the Tranche 2 Total Commitments, Borrower shall, within three Business Days, prepay the Tranche 2 Loans and/or Cash Collateralize L/C Obligations in an aggregate amount sufficient to reduce the Tranche 2 Outstandings as of such date of payment to an amount not to exceed the Tranche 2 Total Commitments; provided that for this purpose only, L/C Obligations that are Cash Collateralized in an amount equal to the Applicable Cash Collateralization Percentage of the amount of L/C Obligations shall be disregarded from the calculation of Tranche 2 Outstandings.

(c) The Commitments shall terminate on the Final Maturity Date. All Loans shall be due and payable on the Final Maturity Date.

2.11 Application of Commitment Reductions and Payments.

(a) Each reduction of Commitments of any Tranche shall reduce the Commitment of each Lender of such Tranche ratably according to such Lender’s Applicable Percentage of such Tranche.

(b) Each payment by any Credit Party in respect of the principal, interest or fees of any Tranche shall be paid to the Lenders of such Tranche ratably according to such Lender’s Applicable Percentage of such Tranche.

(c) Any prepayment of Loans of any Tranche shall be applied first to Base Rate Loans of such Tranche to the full extent thereof before application to LIBOR Rate Loans of such Tranche, in each case, in a manner which minimizes the amount of any payments required to be made by Borrower pursuant to Section 2.14(c).

2.12 General Provisions Regarding Payments.

(a) All payments by Borrower of principal, interest, fees and other Obligations shall be made in Dollars in Same Day Funds, without recoupment, setoff, counterclaim or other defense free of any restriction or condition, and delivered to Administrative Agent not later than 12:00 noon on the date due at the Principal Office designated by the Administrative Agent for the account of Lenders; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next Business Day.

(b) Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each applicable Lender at such address, as such Lender shall indicate in writing, such Lender’s Applicable Percentage of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by Administrative Agent.

(c) Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender of any Tranche makes Base Rate Loans in lieu of its Applicable Percentage of any LIBOR Rate Loans of such Tranche, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(d) Subject to the proviso set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or of fees hereunder.

(e) Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in Same Day Funds prior to 12:00 noon to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the next Business Day. Interest shall continue to accrue on any principal as to which a non-conforming payment is made, until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.7 from the date such amount was due and payable until the date such amount is paid in full.

(f) If an Event of Default shall have occurred and be continuing, all payments or proceeds received by the Administrative Agent hereunder in respect of any of the Obligations shall be applied:

first, to pay any costs, expenses, indemnities, fees or premiums (including fees, charges and disbursements of counsel to the Administrative Agent, Arrangers and Other Agents) then due to Administrative Agent, Arrangers and Other Agents under the Credit Documents, until paid in full, including, without limitation, amounts payable under Sections 2.14, 2.15 and 2.16 and expenses under Section 10.2;

second, ratably to pay any expenses or indemnities then due to any of the Lenders and the L/C Issuer under the Credit Documents, ratably among the Lenders and the L/C Issuer, until paid in full;

third, ratably to pay interest and fees due in respect of the Loans, L/C Obligations, L/C Borrowings and Letters of Credit, ratably among the Lenders and the L/C Issuer, until paid in full;

fourth, ratably to pay the principal amount of all Loans and L/C Borrowings then outstanding, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts, until paid in full;

fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize at the Applicable Cash Collateralization Percentage that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit issued by the L/C Issuer;

sixth, to pay ratably any other Obligations then due and payable; and

seventh, the balance, if any, to the Person lawfully entitled thereto (including the applicable Credit Party or its successors or assigns) or as a court of competent jurisdiction may direct.

2.13 Ratable Sharing.

If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Credit Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Credit Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Parties at such time) of payment on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Credit Documents at such time obtained by all of the Lenders at such time, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations of the other Lenders, or make such other adjustments, as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral in accordance with the express terms of this Agreement (including the application of Cash Collateral to the satisfaction of the specific L/C Obligations and other applicable obligations for which the Cash Collateral was so provided), or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations to any assignee or participant, other than an assignment to Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Borrower, on behalf of each Credit Party, consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation, as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

2.14 Making or Maintaining LIBOR Rate Loans.

(a) Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that (i) Dollar deposits are not being offered to banks in the London interbank market for the applicable amount and Interest Period of such LIBOR Rate Loans or (ii) adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate (in the case with respect to clause (i) above, the “Impacted Loans”), Administrative Agent shall on such date give notice (by telecopy or by telephone confirmed in writing) to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans (to the extent of the affected LIBOR Rate Loans or Interest Periods), until such time, as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

Notwithstanding the foregoing, if the Administrative Agent has made the determination described in clause (a) (i) of this section, the Administrative Agent, in consultation with the Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this section (which it shall use commercially reasonable efforts to do promptly upon cessation of the circumstances described therein), (2) the Administrative Agent or the affected Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any

Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof.

(b) Illegality or Impracticability of LIBOR Rate Loans. In the event that, on any date, any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto, but shall be made only after consultation with Borrower and Administrative Agent) that the performance of any of its obligations hereunder or making, maintaining, continuation of or funding or charging interest with respect to any Credit Extension (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law, even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by telecopy or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Requisite Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to issue, make, maintain, fund or charge interest with respect to any such Credit Extension as, or to convert Loans to, LIBOR Rate Loans shall be suspended, until such notice shall be withdrawn by the Affected Lender, (2) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Borrower shall pay accrued interest on the amount so converted and all amounts due under Section 2.14(c) in accordance with the terms thereof due to such conversion. Notwithstanding the foregoing, to the extent a determination by an Affected Lender, as described above, relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.14(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by telecopy) to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination, as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.14(b) shall affect the obligation of any Lender, other than an Affected Lender, to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c) Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or reemployment of such funds, but excluding loss of anticipated profits) which such Lender may sustain: (i) if, for any reason (other than a default by such Lender or pursuant to Section 2.14(a)(ii)), a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day, other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d) Booking of LIBOR Rate Loans. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

(e) Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.14 and under Section 2.15 shall be made, as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.14 and under Section 2.15.

2.15 Increased Costs; Capital Adequacy; Reserves on LIBOR Rate Loans.

(a) Compensation For Increased Costs. Subject to the provisions of Section 2.16 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case, that becomes effective after the Closing Date, or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Excluded Taxes of such Lender, or any Indemnified Taxes or Other Taxes indemnifiable under Section 2.16) with respect to this Agreement or any of the other Credit Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder; (ii) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in, or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate); or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise, as such Lender in its reasonable judgment shall determine), as may be necessary to compensate such Lender on an after tax basis for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative

Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(b) Capital or Liquidity Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase in or applicability after the Closing Date of any law, rule or regulation (or any provision thereof) regarding capital adequacy or liquidity requirement, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, in each case, after the Closing Date, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity requirement (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency issued, becoming effective, phased-in or made after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans, or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved, but for such adoption, effectiveness, phase in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirement), then, from time to time, within five Business Days after receipt by Borrower from such Lender of the statement referred to in the next sentence, Borrower shall pay to such Lender such additional amount or amounts, as will compensate such Lender or such controlling corporation, on an after tax basis, for such reduction. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

(c) Dodd-Frank; Basel III. Notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith (“Dodd-Frank”) and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III (“Basel III”), shall, in each case, be deemed to be a “change in Law,” regardless of the date enacted, adopted or issued. With respect to amounts due pursuant to Sections 2.15(a) and (b) as a result of changes in Law relating to Dodd-Frank or Basel III, the claim for additional amounts shall be generally consistent with such Lender’s treatment of customers of such Lender that such Lender considers, in its reasonable discretion, to be similarly situated as Borrower and having generally similar provisions in their agreements with such Lender, provided that such Lender shall not be required to disclose any confidential or proprietary information.

(d) L/C Issuer. For purposes of this Section 2.15, the term “Lender” shall include the L/C Issuer.

2.16 Taxes; Withholding, etc.

(a) Payments to Be Free and Clear. All sums payable by any Credit Party hereunder and under the other Credit Documents shall (except to the extent required by Law) be paid free and clear of, and without any deduction or withholding on account of, any Taxes.

(b) Withholding of Taxes. If any Credit Party or any other Person is required by Law to make any deduction or withholding on account of any Indemnified Tax or Other Taxes from any sum paid or payable under any of the Credit Documents: (i) Borrower shall notify Administrative Agent of any such requirement or any change in any such requirement as soon as Borrower becomes aware of it; (ii) the Credit Parties or other Person shall make such deduction or withholding and pay any such Indemnified Tax or Other Taxes to the relevant Governmental Authority before the date on which penalties attach thereto; (iii) the sum payable by such Credit Party in respect of which the relevant deduction or withholding is required shall be increased, to the extent necessary to ensure that after any such deduction or withholding (including deduction or withholding attributable to amounts payable under this Section 2.16), Administrative Agent, the L/C Issuer or such Lender, as the case may be, and each of their Tax Related Persons receives on the due date a net sum equal to what it would have received had no such deduction or withholding been required; and (iv) within thirty (30) days after making any such deduction or withholding, Borrower shall deliver to Administrative Agent evidence reasonably satisfactory to the other affected parties of such deduction or withholding and of the remittance thereof to the relevant taxing or other authority.

(c) Other Taxes. In addition, the Credit Parties shall pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable Law. The Credit Parties shall deliver to Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(d) Indemnification. The Credit Parties shall, jointly and severally, indemnify the Administrative Agent and each Lender, within twenty (20) days after written demand therefor, for the full amount of any Indemnified Taxes and Other Taxes paid or incurred by the Administrative Agent or such Lender or their respective Tax Related Persons, as the case may be, relating to, arising out of, or in connection with, any Credit Document or any payment or transaction contemplated hereby or thereby, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority and all reasonable costs and expenses incurred in enforcing the provisions of this Section 2.16; provided, however, that the Credit Parties shall not be required to indemnify the Administrative Agent, Lenders and their respective Tax Related Persons (i) in duplication of Taxes covered by Section 2.16(b), (ii) for any penalty imposed as a result of any gross negligence or unlawful misconduct of the Administrative Agent, Lender or Tax Related Person, as the case maybe or (iii) for Taxes on consolidated net income, other than in the case of (A) any matters addressed in Section 2.16(c) and any indemnification therefor and (B) any payments of expenses and costs made pursuant to this Section 2.16(d), in which instances such indemnification shall be made on an after-Tax basis, such that after all required deductions and payments of all Indemnified Taxes or Other Taxes (including Taxes on consolidated net income applicable to amounts covered by this Section 2.16(d)(iii)(A) or (B)), the Administrative Agent, the Lenders and each of their respective Tax Related Persons receives and retains an amount equal to the sum it would have received and retained, had it not paid or incurred or been subject to such Indemnified Taxes and Other Taxes or expenses and costs. A certificate as to the amount of such Taxes (along with a copy of the applicable documents from the Internal Revenue Service or other Governmental Authority asserting such claim to Indemnified Taxes, if any; provided that copies of any such document may be redacted to the extent such document contains unrelated information) delivered to Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. If a Credit Party reasonably believes that such Indemnified Taxes or Other Taxes were not correctly or legally asserted, the Administrative Agent, such Lender or their respective Tax Related Persons, as the case may be, will use reasonable efforts to cooperate with Borrower (at Borrower’s expense) to obtain a refund of such Indemnified Taxes, the benefit of which refund shall be returned to Borrower to the extent provided in Section 2.16(f), provided that, in the sole good faith determination of the Administrative Agent or Lender or their respective Tax Related Persons, pursuing such refund would not be materially prejudicial to the Administrative Agent, Lender or their respective Tax Related Persons.

(e) Evidence of Exemption from U.S. Withholding Tax. Any Lender that is entitled to an exemption from or reduction of withholding Tax or backup withholding Tax under the Law of the jurisdiction in which Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to Borrower (and the Administrative Agent at any time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law, as may reasonably be requested by Borrower or the Administrative Agent to permit such payments to be made without such withholding Tax or at a reduced rate. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation obsolete, expired or inaccurate in any material respect, deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify Borrower and the Administrative Agent of its inability to do so.

Without limiting the foregoing, each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. federal income tax purposes (a “Non-U.S. Lender”) shall deliver to Administrative Agent (for the Administrative Agent itself and for transmission to Borrower), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times, as may be reasonably requested in writing by Borrower or Administrative Agent (each, in the reasonable exercise of its discretion), (i) two copies of Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable) or Internal Revenue Service Form W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Administrative Agent or Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Credit Documents or is subject to deduction or withholding at a reduced rate, pursuant to an applicable income tax treaty or because the item of income is effectively connected with the conduct of a U.S. trade or business, (ii) if such Lender is not a “bank” or other Person described in Section 881(c)(3) of the Internal Revenue Code, including a 10% shareholder of Borrower (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) or a “controlled foreign corporation” related to Borrower (within the meaning of Section 881(c)(3)(C) of the Internal Revenue Code) and cannot deliver Internal Revenue Service Form W-8ECI pursuant to clause (i) above, two copies of a Certificate Regarding Non-Bank Status, together with two copies of Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable) (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Internal Revenue Code and reasonably requested by the Administrative Agent or Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Credit Documents pursuant to the portfolio interest exemption or (iii) two copies of any other documentation, properly completed and duly executed by such Lender, to establish such Lender’s entitlement to an exemption from or reduction in withholding of U.S. federal income tax. Each Lender that is a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “U.S. Lender”) and is not an exempt recipient within the meaning of Treasury Regulation Section 1.6049-4(c) shall deliver to the Administrative Agent (for the Administrative Agent itself and for transmission to Borrower) on or prior to the Closing Date (or, if later, on or prior to the date on which such Lender becomes a party to this Agreement) two copies of the Internal Revenue Service Form W-9 (or any successor form), properly completed and duly executed by such Lender, confirming that such U.S. Lender is entitled to an exemption from United States backup withholding tax. Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 2.16(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certifi-

cates or other evidence expired, obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to Administrative Agent (for the Administrative Agent itself and for transmission to Borrower) two new copies of Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable), Internal Revenue Service Form W-8ECI, a Certificate Regarding Non-Bank Status and Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable), Internal Revenue Service Form W-9 or other applicable documentation (or any successor forms to any of the foregoing), as the case may be, properly completed and duly executed by such Lender, and two new copies of other documentation, required under the Internal Revenue Code and reasonably requested by Administrative Agent or Borrower, properly completed and duly executed by such Lender, to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Credit Documents or is subject to deduction or withholding at a reduced rate, or notify Administrative Agent and Borrower of its inability to deliver any such forms, certificates or other evidence.

Each Non-U.S. Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Non-U.S. Lender under any of the Credit Documents (for example, in the case of a typical participation by such Non-U.S. Lender, or where Non-U.S. Lender is a partnership for U.S. federal income tax purposes), shall deliver to the Administrative Agent (for the Administrative Agent itself and for transmission to Borrower) on or prior to the Closing Date or on or prior to the date when such Non-U.S. Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times, as may be necessary in the determination of the Administrative Agent or Borrower (in either case, in the reasonable exercise of its discretion), (A) two copies of the forms or statements required to be provided by such Non-U.S. Lender, as set forth in the preceding paragraph, properly completed and duly executed by such Lender, to establish the portion of any such sums paid or payable with respect to which such Non-U.S. Lender acts for its own account that is not subject to U.S. federal income tax, and (B) two copies of Internal Revenue Service Form W-8IMY (or any successor forms), properly completed and duly executed by such Lender, together with any information such Non-U.S. Lender is required to transmit with such form, and any other certificate or statement of exemption required under the Internal Revenue Code, properly completed and duly executed by such Lender, to establish that such Non-U.S. Lender is not acting for its own account with respect to a portion of any such sums payable to such Non-U.S. Lender, and two copies of an applicable Certificate Regarding Non-Bank Status, properly completed and duly executed by the applicable participant or partner, provided, that if the Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, such Lender may provide a Certificate Regarding Non-Bank Status on behalf of such partners. Any Non-U.S. Lender providing the Internal Revenue Service Form W-8IMY is hereby required to update such form (or notify the Administrative Agent and Borrower of its inability to do so) at the same times that a Non-U.S. Lender is required to update applicable forms, certificates and documentations pursuant to the preceding paragraph.

If a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA (as defined in clause (d) of “Excluded Taxes”) if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

From and after the Closing Date, solely for purposes of FATCA, the Borrower and the Administrative Agent shall treat, and the Lenders hereby authorize the Borrower and the Administrative Agent to treat, the Credit Agreement and all Loans made thereunder (including any Loans already outstanding) as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation section 1.1471-2(b)(2)(i).

Nothing in this Section 2.16 shall be construed to require a Lender, the Administrative Agent or their respective Tax Related Persons to provide any forms or documentation that it is not legally entitled to provide.

(f) Treatment of Certain Refunds. If the Administrative Agent, a Lender or its respective Tax Related Persons has received a refund of any Taxes as to which it has been indemnified by Borrower or with respect to which Borrower has paid additional amounts pursuant to this Section 2.16, it shall pay to Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by Borrower under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or its respective Tax Related Persons (including any Taxes imposed with respect to such refund), as is determined by the Administrative Agent, Lender or its respective Tax Related Persons in reasonable discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that Borrower, upon the written request of the Administrative Agent, such Lender or its respective Tax Related Persons, agrees to repay the amount paid over to Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or its respective Tax Related Persons, in the event the Administrative Agent, such Lender or its respective Tax Related Persons is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or its respective Tax Related Persons to make available its tax returns (or any other information relating to its taxes which it deems confidential) to Borrower or any other Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the Administrative Agent or any Lender be required to pay any amount to the Borrower pursuant to this paragraph (f) the payment of which would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the Administrative Agent or such Lender would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.

(g) L/C Issuer. For purposes of this Section 2.16, the term “Lender” shall include the L/C Issuer.

2.17 Obligation to Mitigate.

Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.14, 2.15 or 2.16, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender, or (b) take such other measures as such Lender may deem reasonable, if, as a result thereof, the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.14, 2.15 or 2.16 would be materially reduced and if, as determined by such Lender in good faith, the making, issuing, funding or maintaining of such Commitments or Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Commitments or Loans or the interests of such Lender; provided that such Lender will not be obligated to utilize such other office pursuant to this Section 2.17 unless Borrower agrees to pay all reasonable costs and expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.17 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

2.18 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.5 and the definition of “Requisite Lenders”.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.4, shall be applied at such time or times, as may be determined by the Administrative Agent as follows: first, to the payment of any amounts (including fees and expenses) owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts (including fees and expenses) owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender; fourth, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof, as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer or, so long as no Default or Event of Default exists, Borrower as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Commitment Fee pursuant to Section 2.8(a)(i) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive L/C Participation Fees as provided in Section 2.8(a)(iii).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations in respect of the Tranche 2 Facility shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages under the Tranche 2 Facility (calculated without regard to such Defaulting Lender’s Commitment), but only to the extent that (x) at the date that the applicable Tranche 2 Lender becomes a Defaulting Lender, no Default or Event of Default exists, and (y) such reallocation does not cause the aggregate principal amount of the Tranche 2 Loans and the participation in L/C Obligations of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Tranche 2 Commitment. Subject to Section 10.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

(b) Defaulting Lender Cure. If Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions, as the Administrative Agent may determine to be necessary to cause the Commitments and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower, while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) Cash Collateral. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent or the L/C Issuer, to the extent the L/C Issuer is at such time holding L/C Obligations, Borrower shall, at its election, either (1) prepay Loans in an amount sufficient to permit the Fronting Exposure with respect to such Defaulting Lender to be reallocated in full to the other Lenders in accordance with Section 2.18(a)(iv) above or (2) Cash Collateralize all such Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

2.19 Removal or Replacement of a Lender.

Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.14, 2.15 or 2.16, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal; or (b) any Lender shall be a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof, as contemplated by Section 10.5(b), the consent of Requisite

Lenders shall have been obtained, but the consent of one or more of such other Lenders (each, a “Non-Consenting Lender”) whose consent is required shall not have been obtained (and, if such proposed amendment, modification, termination, waiver or consent would have a disproportionate effect on any Tranche, the consent of the Requisite Tranche Lenders with respect to such Tranche shall have been obtained); then, with respect to each such Increased Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrower may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and Commitments in full to one or more Eligible Assignees (each, a “Replacement Lender”) in accordance with the provisions of Section 10.6 and the Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided that in connection with any such replacement, if any such Terminated Lender does not execute and deliver to the Administrative Agent a duly executed Assignment Agreement reflecting such replacement, then such Terminated Lender shall be deemed to have executed and delivered such Assignment Agreement without any action on the part of such Terminated Lender; provided, further, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the principal of all outstanding Loans of the Terminated Lender; (2) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.14(c), 2.15 or 2.16 through such date; and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. In accordance with the Assignment Agreement, interest and fees pursuant to Section 2.8 that accrued prior to the effective date of the assignment shall be for the account of the Terminated Lender, and such amounts that accrue on and after the effective date of the assignment shall be for the account of the Replacement Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Replacement Lender shall cure any existing Funding Default of the applicable Defaulting Lender.

2.20 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Tranche 2 Lenders set forth in this Section 2.20, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of (x) Borrower or any Subsidiary or (y) in the case of commercial Letters of Credit only, any customer of Borrower or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Tranche 2 Lenders severally agree to participate in Letters of Credit issued for the account of Borrower or any Subsidiary and any drawings thereunder; provided that after giving effect to any Credit Extension with respect to any Letter of Credit, (I) the Tranche 2 Outstandings shall not exceed the aggregate amount of Tranche 2 Commitments, and (II) the aggregate Dollar Equivalent of all L/C Obligations shall not exceed the L/C Sublimit. Each request by Borrower or an L/C Subsidiary for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by Borrower that the Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. Borrower represents that it or its applicable Subsidiary has complied with all applicable requirements of Law

(including “know your customer” requirements) with respect to all customers of Borrower or any Subsidiary for whose account a Letter of Credit is issued hereunder.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.20(b)(iii), the expiry date of such requested Letter of Credit (other than a Letter of Indemnity) would occur more than twelve months after the date of issuance or last extension;

(B) the expiry date of such requested Letter of Credit (other than a Letter of Indemnity) would occur after the Letter of Credit Expiration Date;

(C) any Bankers’ Acceptance created or to be created thereunder would not be an eligible bankers’ acceptance under Section 13 of the Federal Reserve Act (12 U.S.C. § 372); or

(D) such Letter of Credit is a “direct-pay” Letter of Credit.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit or bankers’ acceptances generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense (for which the L/C Issuer is not otherwise compensated hereunder) which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the maturity date of any Bankers’ Acceptance would occur (1) earlier than 30 or later than 120 days from the date of issuance or (2) later than 60 days before the Letter of Credit Expiration Date, unless the Requisite Tranche 2 Lenders have approved such maturity date;

(C) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit or bankers’ acceptances generally;

(D) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is in an initial stated amount less than $10,000;

(E) except as otherwise agreed by the Administrative Agent and the L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;

(F) except as described in Section 2.20(b)(iii), such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder;

(G) any Tranche 2 Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements for Cash Collateralization with Borrower or such Tranche 2 Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure;

(H) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency (if not Dollars); or

(I) except as otherwise agreed by the L/C Issuer (acting reasonably, in consultation with the Borrower), in the case of any Letter of Indemnity, the expiry date of such requested Letter of Indemnity would occur (x) more than twelve months after the date of issuance or last extension or (y) after the Letter of Credit Expiration Date.

(iv) The L/C Issuer shall not amend any Letter of Credit, if the L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall not be under any obligation to amend any Letter of Credit, if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Tranche 2 Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Section 9.3 (other than Section 9.3(h)) with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and in connection with Issuer Documents pertaining to such Letters of Credit, as fully as if the term “Administrative Agent” as used in Section 9.3 (other than Section 9.3(h)) included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer; provided, however, that nothing in this Section 2.20(a)(vi) shall limit the liability of the L/C Issuer to the Borrower under Section 2.20(f) of this Agreement.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of Borrower or an L/C Subsidiary delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by an Authorized Officer of Borrower, as the case may be. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time, as the Administrative Agent and the L/C Issuer may agree in a particular instance, in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) if applicable, the name and address of the customer of Borrower or the applicable L/C Subsidiary for whose account the Letter of Credit is to be issued; (E) the name and address of the beneficiary thereof; (F) the documents to be presented by such beneficiary in case of any drawing thereunder; (G) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (H) the purpose and nature of the requested Letter of Credit; and (I) such other matters, as the L/C Issuer may reasonably require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify, in form and detail reasonably satisfactory to the L/C Issuer: (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters, as the

L/C Issuer may reasonably require. Additionally, the Borrower or the applicable L/C Subsidiary shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may reasonably require. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other agreement submitted by the Borrower or applicable L/C Subsidiary to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Tranche 2 Lender, the Administrative Agent or any Credit Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Section 2.20(a)(i) or 3.2 shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of Borrower (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case, in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Tranche 2 Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Tranche 2 Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If Borrower or the applicable L/C Subsidiary so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving 30 days’ (or such other number of days, as the L/C Issuer may agree) prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, Borrower or the applicable L/C Subsidiary shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Tranche 2 Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.20(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Requisite Tranche 2 Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Tranche 2 Lender or Borrower that one or more of the applicable conditions specified in Section 2.20(a)(i) or 3.2 is not then satisfied, and, in each such case, directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to Borrower or the applicable L/C Subsidiary and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify Borrower and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, Borrower shall reimburse the L/C Issuer in such Alternative Currency, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, Borrower shall have notified the L/C Issuer promptly following receipt of the notice of drawing that Borrower will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the L/C Issuer shall notify Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 11:00 a.m. on the second Business Day following the date of any payment (or, in the case of any commercial Letter of Credit, not later than the date of payment, subject to timely notice by the L/C Issuer) by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Tranche 2 Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof, in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Tranche 2 Lender’s Applicable Percentage thereof. In such event, Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.1 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Commitments and the conditions set forth in Section 3.2 (other than the delivery of a Funding Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.20(c)(i) may be given by telephone, if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Tranche 2 Lender shall, upon any notice pursuant to Section 2.20(c)(i), make funds available to the Administrative Agent for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.20(c)(iii), each Tranche 2 Lender that so makes funds available shall be deemed to have made a Base Rate Loan to Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 3.2 cannot be satisfied or for any other reason, Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest from and including to, but excluding, the second Business Day after the Honor Date at the Adjusted LIBOR Rate, and for each day thereafter, at the Default Rate (or, in the case of any L/C Borrowing relating to a commercial Letter of Credit, from and including the Honor Date at the Default Rate). In such event, each Tranche 2 Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.20(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Tranche 2 Lender in satisfaction of its participation obligation under this Section 2.20.

(iv) Until each Tranche 2 Lender funds its L/C Advance pursuant to this Section 2.20(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Tranche 2 Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Tranche 2 Lender’s obligation to make L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.20(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Tranche 2 Lender may have against the L/C Issuer, Borrower, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default; or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of an L/C Advance shall relieve or otherwise impair the obligation of Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Tranche 2 Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Tranche 2 Lender pursuant to the foregoing provisions of this Section 2.20(c) by the time specified in Section 2.20(c)(ii), the L/C Issuer shall be entitled to recover from such Tranche 2 Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Tranche 2 Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Tranche 2 Lender’s L/C Advance in respect of the relevant L/C Borrowing. A certificate of the L/C Issuer submitted to any Tranche 2 Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Tranche 2 Lender such Tranche 2 Lender’s L/C Advance in respect of such payment in accordance with Section 2.20(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from Borrower or otherwise), the Administrative Agent will distribute to such Tranche 2 Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.20(c)(i) is required to be returned under any of the circumstances described in Section 10.9 (including pursuant to any settlement entered into by the L/C Issuer, in its discretion), each Tranche 2 Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Tranche 2 Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Tranche 2 Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Credit Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate, endorsement or other document presented under, or in connection with, such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to Borrower or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or any Subsidiary.

Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with Borrower’s instructions or other irregularity, Borrower will promptly notify the L/C Issuer. Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents, unless such notice is given as aforesaid.

(f) Role of the L/C Issuer. Borrower and each Tranche 2 Lender agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight or time draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request, or with the approval, of the Lenders or the Requisite Tranche 2 Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude Borrower’s pursuing such rights and remedies, as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of

their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.20(e); provided that anything in such clauses to the contrary notwithstanding, Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrower which Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight or time draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning, or purporting to endorse, transfer or assign, a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and Borrower when a Letter of Credit is issued, (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit.

(h) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Documents, the terms hereof shall control.

(i) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary (including an L/C Subsidiary) or a customer of Borrower or any Subsidiary, Borrower shall be jointly and severally obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit; provided, if such Subsidiary is a Foreign Subsidiary, only Borrower shall be obligated to reimburse the L/C Issuer hereunder. Borrower hereby acknowledges that the issuance of Letters of Credit for the account of such Subsidiaries, or a customer of Borrower or any Subsidiary, inures to the benefit of Borrower, and that its business derives substantial benefits from the businesses of such Subsidiaries.

(j) Existing Letters of Credit. All Existing Letters of Credit shall be deemed on the Closing Date to be issued hereunder and shall constitute Letters of Credit subject to the terms hereof.

(k) Bankers’ Acceptances. This Agreement contemplates the issuance of commercial Letters of Credit that are Acceptance Credits and the creation of Bankers’ Acceptances in connection therewith. For purposes hereof, and as additional clarification, as the context requires, (i) references to drawings under Letters of Credit shall include the creation of, and payments under, Bankers’ Acceptances, (ii) references to notices of drawing under Letters of Credit shall include presentations of Bankers’ Acceptances for payment, (iii) references to undrawn amounts under Letters of Credit shall include amounts payable under (or that may become payable under) Bankers’ Acceptances, (iv) references to the issuance of a Letter of Credit shall include the creation of a Bankers’ Acceptance under a commercial Letter of Credit and (v) references to expiry dates of Letters of Credit shall include maturity dates of Bankers’ Acceptances.

SECTION 3.

CONDITIONS PRECEDENT

3.1 Conditions to Initial Extensions of Credit.

The effectiveness of this Agreement and the obligation of the L/C Issuer and each Lender to make any Loan or an L/C Credit Extension hereunder is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions on or before the Closing Date:

(a) Credit Documents. The Administrative Agent shall have received a copy of each of the following Credit Documents originally executed and delivered by each applicable Credit Party for each Lender: (i) this Agreement and (ii) a Note executed by Borrower in favor of each Lender requesting a Note, provided such request shall have been delivered to Borrower at least two Business Days prior to the Closing Date.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received (i) a certificate of an Authorized Officer of each Credit Party dated the Closing Date and certifying (I) to the effect that (A) attached thereto is a true and complete copy of the certificate or articles of incorporation, organization or formation of such Credit Party certified as of a recent date by the Secretary of State (or similar official) of the state of its incorporation, organization or formation, or in the alternative (other than in the case of the Borrower), certifying that such certificate or articles of incorporation, organization or formation have not been amended since the Prior Credit Agreement Date, and that the certificate or articles are in full force and effect, (B) attached thereto is a true and complete copy of the by-laws or operating agreements or equivalent documents of each Credit Party as in effect on the Closing Date, or in the alternative (other than in the case of the Borrower), certifying that such by-laws or operating agreements or equivalent documents have not been amended since the Prior Credit Agreement Date, and that such by-laws or operating agreements or equivalent documents are in full force and effect and (C) attached thereto is a true and complete copy of resolutions duly adopted by the board of directors, board of managers or member, as the case may be, of each Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such Credit Party is a party, and that such resolutions have not been modified, rescinded or amended, and that such resolutions are in full force and effect, and (II) as to the incumbency and specimen signature of each officer executing any Credit Document on behalf of any Credit Party and signed by another officer as to the incumbency and specimen signature of the Authorized Officer executing the certificate pursuant to this clause (b)(i); and (ii) a good standing certificate from the applicable Governmental Authority of each Credit Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c) Opinions of Counsel. The Lenders, Arrangers, Syndication Agents, the Administrative Agent and their respective counsel shall have received executed copies of the favorable written opinions of Sullivan & Cromwell LLP, counsel for Credit Parties (other than CIT Technology Financing Services, Inc.), and the favorable written opinion of Locke Lord LLP, Massachusetts local counsel for CIT Technology Financing Services, Inc., each dated as of the Closing Date and in form and substance reasonably satisfactory to the Administrative Agent (and each Credit Party hereby instructs such counsel to deliver such opinions to the Administrative Agent, Arrangers, Syndication Agents and Lenders).

(d) Certificates. The Administrative Agent shall have received a properly executed Closing Certificate and Solvency Certificate, each dated as of the Closing Date.

(e) Prior Credit Agreement. All commitments under the Prior Credit Agreement shall have been terminated, and all loans and accrued and unpaid interest, fees and any other amounts out-

standing under the Prior Credit Agreement shall have been paid in full; provided that accrued and unpaid interest, fees and other amounts outstanding under the Prior Credit Agreement (other than principal amount of loans) may be paid within ten (10) Business Days following the receipt by Borrower of an invoice from the Administrative Agent regarding any such accrued and unpaid interest, fees or other amounts outstanding (it being understood that such amounts shall be due and payable on such tenth Business Day if not paid prior to such date).

(f) Arranger Fees and Expenses. The Borrower shall have paid (i) all fees required to be paid on the Closing Date pursuant to this Agreement or the Engagement Letter, dated as of January 19, 2016, between CIT Group Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated and (ii) to the Arrangers and Bank of America, N.A., in its capacity as Administrative Agent, to the extent invoiced at least one (1) Business Day prior to the Closing Date, all reasonable out of pocket costs and expenses of the Administrative Agent and the Arrangers in connection with the arrangement, preparation, negotiation and execution of this Agreement (including the reasonable fees and expenses of Cahill Gordon & Reindel LLP as counsel to the Administrative Agent and the Arrangers) and any outstanding costs and expenses referred to in Section 10.2 (which may include amounts constituting reasonable estimates of fees and expenses of counsel and other advisors, provided that no such estimate shall thereafter preclude a final settling of account as to such fees and expenses).

(g) No Material Adverse Effect. Since December 31, 2014, no event, circumstance or change has occurred that has caused or could reasonably be expected to have, either in any case or in the aggregate, a Material Adverse Effect, except as otherwise disclosed in Borrower’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2014 or any subsequent filings by Borrower with the SEC under the Exchange Act.

(h) Patriot Act Information, etc. Each Lender shall have received, on or prior to the Closing Date, all documentation and other information reasonably requested by such Lender that is required by bank regulatory authorities under applicable “know your customer,” anti-money laundering and foreign asset control rules and regulations and any other compliance or regulatory considerations applicable to such Lender (including the Patriot Act), including the information described in Section 10.19.

(i) Representations and Warranties. The representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Closing Date, to the same extent as though made on and as of the Closing Date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date).

(j) No Default. No Default or Event of Default shall have occurred and be continuing.

3.2 Conditions to Each Credit Extension.

The obligation of each Lender to make any Credit Extension (other than the conversion or continuation of a Loan) on any Credit Date, including the Closing Date (except as otherwise specified), is subject to the satisfaction, or waiver in accordance with Section 10.5, of the following conditions precedent:

(i) the Administrative Agent shall have received a fully executed and delivered Funding Notice, if applicable;

(ii) the L/C Issuer shall have received fully executed and delivered Letter of Credit Application(s) (with copies to the Administrative Agent), if applicable;

(iii) as of such Credit Date, the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of that Credit Date, to the same extent as though made on and as of that date (or to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date); and

(iv) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension or the use of proceeds thereof that would constitute an Event of Default or a Default.

The Administrative Agent shall be entitled, but not obligated, to request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the Administrative Agent confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent, such request is warranted under the circumstances.

SECTION 4.

REPRESENTATIONS AND WARRANTIES

In order to induce Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Credit Party represents and warrants to the Administrative Agent, Arrangers, Other Agents and each Lender, on the Closing Date and on the date of any Credit Extension (other than the conversion or continuation of a Loan), that the following statements are true and correct:

4.1 Organization; Requisite Power and Authority; Qualification.

Each Credit Party (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which is identified, as of the Closing Date, in Schedule 4.1), (b) has all requisite power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except, in each case, where the failure to have such power or authority has not had, and could not be reasonably expected to have, a Material Adverse Effect, (c) has all requisite power and authority to enter into the Credit Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrower (or any Subsidiary for whose account a Letter of Credit is issued), to receive the Credit Extensions hereunder, and (d) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

4.2 Capital Stock and Ownership.

The Capital Stock of each of Borrower, each U.S. Banking Subsidiary and the Restricted Subsidiaries (other than an Owner Trust) has been duly authorized and validly issued and is fully paid and non-assessable.

4.3 Due Authorization.

The execution, delivery and performance of the Credit Documents have been duly authorized by all necessary action on the part of each Credit Party that is a party thereto (except that any Owner Trustee has not yet received instructions from the beneficiary of the Owner Trust).

4.4 No Conflict.

The execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by such Credit Documents do not and will not: (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Restricted Subsidiaries, (ii) any of the Organizational Documents of Borrower or any of its Restricted Subsidiaries, or (iii) any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Restricted Subsidiaries, in the case of clauses (i) and (iii), except as could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Restricted Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Restricted Subsidiaries, except as could not reasonably be expected to have a Material Adverse Effect; (d) except to the extent it could not reasonably be expected to have a Material Adverse Effect, result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties; (e) require any approval of stockholders, members or partners; or (f) except to the extent it could not reasonably be expected to have a Material Adverse Effect, require any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Restricted Subsidiaries, except for such approvals or consents which have been obtained on or before the Closing Date.

4.5 Governmental Consents.

Except as could not reasonably be expected to have a Material Adverse Effect, the execution, delivery and performance by each of the Credit Parties of the Credit Documents to which they are parties and the consummation of the transactions contemplated by such Credit Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

4.6 Binding Obligation.

Each Credit Document has been duly executed and delivered by each Credit Party that is a party thereto and is the legally valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability (whether enforcement is sought in equity or at law).

4.7 Historical Financial Statements.

The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end ad-

justments. As of the Closing Date, neither Borrower nor any of its Subsidiaries has any contingent liability or liability for taxes, long term lease or unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which, in any such case, is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Borrower, its Restricted Subsidiaries and the Banking Subsidiaries, taken as a whole.

4.8 Adverse Proceedings, etc.

There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Credit Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Borrower nor any of its Subsidiaries (a) is in violation of any applicable Laws (including Environmental Laws) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) is subject to, or in default with respect to, any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.9 Payment of Taxes.

Except as otherwise permitted under Section 5.3, all Tax returns and reports of Borrower and its Restricted Subsidiaries required to be filed by any of them have been timely filed taking into account extensions, and all Taxes (whether or not shown on such Tax returns) which are due and payable and all assessments, fees and other governmental charges upon Borrower and its Restricted Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable (including in the capacity as a withholding agent) and adequate reserve for all Taxes not yet due and payable has been made, except to the extent that the failure to file, pay or establish could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect. Borrower knows of no material proposed tax assessment or other material claim or proceeding against Borrower or any of its Restricted Subsidiaries which is not being actively contested by Borrower or such Restricted Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.10 Properties.

Each of Borrower and its Restricted Subsidiaries has (i) in the case of fee interests in real property, good, sufficient and legal title to, (ii) in the case of other owned real or personal property, good, sufficient and legal title or ownership of, and (iii) in the case of leasehold interests in real or personal property, valid leasehold interests and rights in, in each case, all of its properties and assets, including, without limitation, those reflected in its Historical Financial Statements referred to in Section 4.7 and in the most recent financial statements delivered pursuant to Section 5.1, in each case, except for (x) assets disposed of since the date of such financial statements in the Ordinary Course of Business or as otherwise permitted under the Credit Documents, (y) encumbrances and defects in title which would constitute Permitted Liens and (z) other defects in title that would not result in a Material Adverse Effect. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except for Permitted Liens, all such properties and assets are free and clear of Liens.

4.11 Environmental Matters.

Neither Borrower nor any of its Subsidiaries nor any of their respective facilities or operations are subject to any outstanding written order, consent decree or settlement agreement with any Person relating to any Environmental Law, any Environmental Claim, or any Hazardous Materials Activity that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are and, to each of Borrower’s and its Restricted Subsidiaries’ knowledge, have been, no conditions, occurrences, or Hazardous Materials Activities which could reasonably be expected to form the basis of an Environmental Claim against Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Compliance with all current or pending future requirements pursuant to or under Environmental Laws by Borrower or any of its Subsidiaries could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. No event or condition has occurred or is occurring with respect to Borrower or any of its Restricted Subsidiaries relating to any Environmental Law, any Release of Hazardous Materials, or any Hazardous Materials Activity which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

4.12 No Defaults.

Neither Borrower nor any of its Restricted Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.13 Governmental Regulation.

No Credit Party is subject to regulation under the Federal Power Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness contemplated hereunder (or any refinancings hereof) or which may otherwise render all or any portion of the Obligations unenforceable. Neither Borrower nor any of its Restricted Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company”, as such terms are defined in the Investment Company Act of 1940.

4.14 Margin Stock.

No part of the proceeds of the Loans made to such Credit Party will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

4.15 Employee Matters.

Borrower, its Restricted Subsidiaries, and their respective employees, agents and representatives have not committed any material unfair labor practice, as defined in the National Labor Relations Act that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Borrower or any of its Restricted Subsidiaries, or to the best knowledge of any Relevant Officer of Borrower, threatened in writing against any of them before the National Labor Relations Board or any other Governmental Authority and no grievance or arbitration pro-

ceeding arising out of or under any collective bargaining agreement or similar agreement that is so pending against Borrower or any of its Restricted Subsidiaries or, to the best knowledge of any Relevant Officer of Borrower, threatened in writing against any of them, (b) no labor dispute, strike, lockout, or work stoppage in existence or, to the best knowledge of any Relevant Officer of Borrower, threatened in writing against or involving Borrower or any of its Restricted Subsidiaries that could reasonably be expected to have a Material Adverse Effect, (c) no labor union, labor organization, trade union, works council, or group of employees of Borrower or any of its Restricted Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed against Borrower or any of its Restricted Subsidiaries with the National Labor Relations Board or any other Governmental Authority, and (d) to the best knowledge of any Relevant Officer of Borrower, no union representation question existing with respect to any of the employees of Borrower or any of its Restricted Subsidiaries and, to the best knowledge of any Relevant Officer of Borrower, no labor union organizing activity with respect to any employees of Borrower or any of its Restricted Subsidiaries that is taking place, except (with respect to any matter specified in clause (a), (b), (c), or (d) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

4.16 Employee Benefit Plans.

(a) Except as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in material compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder, except for any required amendments for which the remedial amendment period, as defined in Section 401(b) or other applicable provision of the Internal Revenue Code, has not yet expired and except where a failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(b) As of the Closing Date, except (in each of the following cases) as would not reasonably be expected to result in a Material Adverse Effect, no Pension Plan has been terminated, nor is any Pension Plan in an “at-risk” status pursuant to Section 303 of ERISA, nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan.

(c) Except where the failure of any of the following representations to be correct in all material respects would not reasonably be expected to have a Material Adverse Effect, Borrower, any of its Restricted Subsidiaries or ERISA Affiliate has not: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Internal Revenue Code, (B) incurred any liability to the PBGC which remains outstanding, other than the payment of premiums, and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 or 430 of the Internal Revenue Code.

(d) Except as could not reasonably be expected to result in a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur with respect to Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.

(e) Except (i) to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, or otherwise funded entirely by the participants thereof, or accrued for on the financial statements of Borrower or its Restricted Subsidiaries or (ii) as could not reasonably be expected to result in a Material Adverse Effect, no Employee Benefit Plan provides health or welfare benefits

(through the purchase of insurance or otherwise) for any retired or former employee of Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.

4.17 Solvency.

Borrower and its consolidated Subsidiaries, taken as a whole, are and, upon the incurrence of any Credit Extension by the Credit Parties on any date on which this representation and warranty is made, will be, Solvent.

4.18 Compliance with Statutes, etc.

Each of Borrower and its Subsidiaries is in compliance with its organizational documents and all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Borrower or any of its Restricted Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

4.19 Disclosure.

No representation or warranty of any Credit Party contained in any Credit Document, none of Borrower’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2014 or any subsequent filings by Borrower with the SEC, and none of the reports, financial statements or other documents, certificates or written statements furnished to Lenders by or on behalf of Borrower or any of its Restricted Subsidiaries for use in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact (known to any Relevant Officer of Borrower, in the case of any document not furnished by Borrower or any of its Restricted Subsidiaries) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions that Borrower believed to be reasonable at the time prepared.

4.20 Terrorism Laws, FCPA and Sanctions.

(a) Borrower and its Subsidiaries are in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, other applicable anti-corruption legislation, and the Terrorism Laws. No part of the proceeds of any Credit Extension will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and other applicable anti-corruption legislation.

(b) None of Borrower, any of its Subsidiaries or any director or officer of the foregoing, or, to the knowledge of any Relevant Officer of Borrower, any employee, independent contractor, consultant, third-party vendor, advisor, Affiliate or representative of Borrower or any of its Subsidiaries, is an individual or entity currently the subject of any Sanctions, nor is Borrower or any Subsidiary located, organized or resident in a Prohibited Country.

(c) Credit Parties will not, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Prohibited Country, that, at the time of such funding, is to the knowledge of a Relevant Officer of the Borrower the subject of Sanctions, or in any other manner that will result in a violation of Sanctions applicable to any party hereto.

(d) Borrower has implemented and maintains in effect policies and procedures designed to provide reasonable assurance of compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees, independent contractors, consultants, third-party vendors and advisors with Terrorism Laws, Sanctions, the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, and other applicable anti-corruption legislation.

4.21 Insurance.

The properties of Borrower and each of its Restricted Subsidiaries are adequately insured with financially sound and reputable insurers and in such amounts, with such deductibles and covering such risks and otherwise on terms and conditions, as have been customarily carried or maintained by Borrower and such insurance complies with the requirements of Section 5.5.

4.22 Intellectual Property.

Each Credit Party and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to the operation of its business, as currently conducted, and the use thereof by the Credit Parties and their respective Restricted Subsidiaries does not infringe, misappropriate, dilute, misuse or otherwise violate the rights of any other Person, except, in each of the above cases, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.23 Permits, etc.

Each Credit Party has, and is in compliance with, all permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person, other than such that, if not obtained, could not reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation, and there is no claim that any thereof is not in full force and effect, except, in each of the foregoing cases, to the extent any such condition, event or claim could not be reasonably be expected to have a Material Adverse Effect.

4.24 EEA Financial Institutions.

No Credit Party is an EEA Financial Institution.

SECTION 5.

AFFIRMATIVE COVENANTS

Each Credit Party that is a party to this Agreement covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent obliga-

tions not yet due) and the expiration or termination or Acceptable Collateralization of all Letters of Credit, each such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries to perform, all covenants in this Section 5.

5.1 Financial Statements and Other Reports.

Unless otherwise provided below, Borrower will deliver to Administrative Agent and Lenders (which, in the case of the financial statements referred to in clauses (a) and (b) below, shall not be required to be delivered to the extent filed by Borrower with the SEC):

(a) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days (or such later date as Borrower files its quarterly reports pursuant to Rule 12b-25 under the Exchange Act or any other similar rule promulgated by the SEC) after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ending March 31, 2016), the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth, in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail.

(b) Annual Financial Statements. As soon as available, and in any event within ninety (90) days (or such later date as Borrower files its annual reports pursuant to Rule 12b-25 under the Exchange Act or any other similar rule promulgated by the SEC) after the end of each Fiscal Year (commencing with the Fiscal Year ended December 31, 2015), (i) the consolidated balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Borrower and its Subsidiaries for such Fiscal Year, setting forth, in each case, in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail and (ii) with respect to such financial statements referred to in clause (i) a report thereon of PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing selected by Borrower, reported on without a “going concern” or similar qualification, exception or explanatory statement, or qualification arising out of the scope of the audit, and reasonably satisfactory to Administrative Agent and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP, applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards.

(c) Compliance Certificate; Guarantor Asset Coverage Ratio Certificate. Together with each required delivery of financial statements pursuant to Sections 5.1(a) and 5.1(b), a duly executed and completed Compliance Certificate, which shall include information in reasonable detail demonstrating the calculation of the covenants set forth in Section 6.3(a) (including, in the case of filed financial statements, a reference or hyperlink to the filed financial statements to which the Compliance Certificate relates). Within 45 days after the end of each month (commencing with the month ended December 31, 2015), Borrower shall deliver to Administrative Agent a duly executed and completed Guarantor Asset Coverage Ratio Certificate using the Carrying Values as of the end of such month; provided that the Guarantor Asset Coverage Ratio Certificate for the month ended December 31, 2015 delivered under the Prior Credit Agreement shall be deemed to have been delivered hereunder.

(d) Notice of Default. Prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Borrower becoming aware thereof) (i) of any condition or event that constitutes an Event of Default or that notice has been given to Borrower with respect thereto; or (ii) of the occurrence of any event or change that has caused, either in any case or in the aggregate, a Material Adverse Effect, which notice shall be accompanied by an Officer’s Certificate specifying the nature and period of existence of such Event of Default, event or change, and what action Borrower has taken, is taking and proposes to take with respect thereto.

(e) Notice of Litigation. Prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Borrower becoming aware thereof) of (i) any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, (ii) any development in any Adverse Proceeding or (iii) any investigation of any Credit Party by any Governmental Authority (unless prohibited by law, rule, regulation or judicial or administrative order or directive by any Governmental Authority and other than any routine inquiry or any inquiry, action or investigation or supervisory activity by the Federal Reserve Board) that, in the case of any of clause (i), (ii) or (iii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or alleges any criminal misconduct by any Credit Party that could be reasonably expected to have a Material Adverse Effect.

(f) ERISA. In the event of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a prompt written notice (but, in any event, within five (5) Business Days of a Relevant Officer of Borrower becoming aware thereof) specifying the nature thereof, what action Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known to any Relevant Officer of Borrower, any action taken or threatened in writing by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

(g) Other Debt Notices. Promptly after the distribution thereof (but, in any event, within five (5) Business Days thereafter, unless such has been publicly filed with the SEC or posted to Borrower’s website (and notification of any such posting has been provided to the Administrative Agent) or has otherwise been previously provided to the Administrative Agent hereunder or under any other Credit Document), copies of all reports and other materials distributed to the lenders under any other syndicated revolving credit facility of Borrower or any Institutional Term Loan or the holders of any Publicly Traded Debt Securities (or any trustee, agent or other representative therefor) in excess of the Threshold Amount pursuant to the terms of the documentation governing such Indebtedness, and notice in writing following any event of default under any other syndicated revolving credit facility of Borrower or any Institutional Term Loan or any Publicly Traded Debt Securities in excess of the Threshold Amount.

(h) Information Regarding Guarantor Assets. Following the GAAP Change Date, Borrower shall cause to be delivered to Administrative Agent a copy of each appraisal setting forth Appraised Value of Eligible Aircraft and Eligible Railcars included in the Guarantor Asset Coverage Ratio, promptly following Borrower’s receipt thereof from a Qualified Appraiser. In addition, if any Guarantor disposes of any of its assets in the amount in excess of $350,000,000, in any single transaction or series of related transactions, Borrower shall notify Administrative Agent in writing as soon as reasonably practicable but in any event within ten (10) Business Days of the disposition.

(i) Violations of Terrorism Laws. Promptly, unless prohibited by law, rule, regulation or judicial or administrative order, (i) if any Relevant Officer of any Credit Party obtains knowledge that any Credit Party or any Affiliate of Borrower which owns, directly or indirectly, any Securities of any Credit Party is the subject of any of the Terrorism Laws, such Credit Party will notify Administrative Agent and (ii) upon the request of any Lender, such Credit Party will provide any information in such

Credit Party’s possession, such Lender believes is reasonably necessary to be delivered to comply with the Patriot Act.

(j) Other Information. (A) Upon the reasonable request of the Administrative Agent, and upon reasonable prior notice (unless such has been publicly filed with any securities exchange or with the SEC or any governmental or private regulatory authority or has been posted to Borrower’s website (and notification of any such posting has been provided to the Administrative Agent) or has otherwise been previously provided to the Administrative Agent hereunder or under any other Credit Document), copies of (i) all financial statements, reports, notices and proxy statements sent or made available generally by Borrower to its security holders acting in such capacity or by any Restricted Subsidiary of Borrower to its security holders other than Borrower or another Restricted Subsidiary of Borrower, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Borrower or any of its Restricted Subsidiaries with any securities exchange or with the SEC or any governmental or private regulatory authority, (iii) all press releases and other statements made available generally by Borrower or any of its Restricted Subsidiaries to the public concerning material developments in the business of Borrower or any of its Restricted Subsidiaries and (B) such other information and data with respect to Borrower or any of its Subsidiaries, as from time to time may be reasonably requested by Administrative Agent.

(k) Certification of Public Information. Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to Borrower, its Restricted Subsidiaries or their securities) (the “Public Lenders”) and, if documents or notices required to be delivered pursuant to this Section 5.1 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak, ClearPar or a substantially similar electronic transmission system or another relevant website (the “Information Platform”), any document or notice that Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Information Platform designated for such Public Lenders. Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of Borrower which is suitable to make available to Public Lenders which, at a minimum, shall mean the word “PUBLIC” shall appear prominently on the first page thereof. If Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.1 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Information Platform designated for Lenders who wish to receive material non-public information with respect to Borrower, its Subsidiaries and their securities.

5.2 Existence.

Except as otherwise permitted under this Agreement, Borrower will, and will cause each Restricted Subsidiary and each U.S. Banking Subsidiary to, at all times preserve and keep in full force and effect its existence and all rights and governmental authorizations, qualifications, franchises, licenses and permits material to its business and to conduct its business in each jurisdiction in which its business is conducted, in each case, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; provided that none of Borrower, any Restricted Subsidiary or any U.S. Banking Subsidiary shall be required to preserve any such existence (other than Borrower or the Utah Bank), right or governmental authorizations, qualifications, franchise, licenses and permits, if such Person shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

5.3 Payment of Taxes and Claims.

Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in case of leased assets will contract with the applicable lessee to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and/or that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto, in each case, except to the extent that the failure to pay any such item (either individually or together with all other such unpaid items) could not reasonably be expected to have a Material Adverse Effect; provided that no such Tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of leased assets, such contest proceedings are being conducted in accordance with terms set forth in the applicable lease.

5.4 Maintenance of Properties.

Each Credit Party will, and will cause each of its Restricted Subsidiaries to, or in the case of leased assets will contract with the applicable lessee to, if the failure to do any of the following could reasonably be expected to constitute a Material Adverse Effect: (a) maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material assets used or useful in the business of Borrower and its Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

5.5 Insurance.

Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, such casualty insurance, such public liability insurance, third party property damage insurance with respect to liabilities, losses or damage in respect of the assets, properties and businesses of Borrower and its Restricted Subsidiaries, as has heretofore been customarily carried or maintained by Borrower in respect of the assets, properties and businesses of Borrower and its Restricted Subsidiaries, in each case, in such amounts (giving effect to self-insurance and provided that adequate reserves therefor are maintained in accordance with GAAP), with such deductibles, covering such risks and otherwise on such terms and conditions, as shall be customary for Borrower in respect of the assets, properties and businesses of Borrower and its Restricted Subsidiaries.

5.6 Books and Records; Inspections.

Each Credit Party will, and will cause each of its Restricted Subsidiaries to, (a) keep adequate books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit Administrative Agent, any Lender and any of their respective representatives (including employees, consultants, accountants, lawyers and appraisers) to visit and inspect any of the properties of any Credit Party and any of its Restricted Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances and accounts with its and their officers and independent accountants, all upon reasonable notice and at such reasonable times during normal business hours, as often as may reasonably be requested; provided that (i) visits by any Lender shall be coordinated through Administrative Agent at Borrower’s request and (ii) so long as no Event of Default has occurred and is continuing, visits by any Lender or its representatives shall be limited to once per Fiscal Year and shall be at such Lender’s expense. By this provision the Credit Parties authorize such accountants to discuss with Administrative Agent and each Lender and such representatives the affairs, finances and accounts of Borrower and its Restricted Subsidiaries. The Credit Parties acknowledge that Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Credit Parties’ assets for internal use by Administrative Agent and the Lenders; provided that, in each case, the foregoing shall be subject to any confidentiality restrictions to which any Credit Party or its Subsidiaries are subject in the conduct of Ordinary Course of Business.

5.7 Compliance with Laws.

(a) Each Credit Party will comply, and shall cause each of its Subsidiaries to comply with the requirements of all applicable Laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except where noncompliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party shall take all reasonable and necessary actions to ensure that no portion of the Loans will be used, disbursed or distributed for any purpose, or to any Person, directly or indirectly, in violation of any of the Terrorism Laws and shall take all reasonable and necessary action to comply in all material respects with all Terrorism Laws with respect thereto.

(b) Borrower will maintain, and cause each U.S. Banking Subsidiary that is a chartered or licensed banking institution that is authorized to take deposits to maintain, at all times such amount of capital (including a total capital ratio, Tier 1 capital ratio, Tier 1 leverage ratio and any other ratio relating to capital), as may be prescribed by the Federal Reserve Bank, the Federal Deposit Insurance Corporation and/or other applicable bank regulatory authority, as the case may be, from time to time, by statute, rule or regulation, as is necessary for Borrower and each such U.S. Banking Subsidiary to be considered “well capitalized” (or similar term) by applicable statute, rule or regulation.

5.8 Environmental.

Each Credit Party shall (a) promptly take, and shall cause each of its Restricted Subsidiaries promptly to take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by such Credit Party or its Restricted Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (ii) make an appropriate response to any Environmental Claim against such Credit Party or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (b) if a Default caused by reason of a breach of any representation, warranty or covenant related to environmental matters (including those contained in Sections 4.10, 4.13, 5.7 or 5.8) shall have occurred and be continuing for more than 20 days without the Credit Parties commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Requisite Lenders through the Administrative Agent, provide to the Lenders within 90 days after such request, at the expense of Borrower, an environmental assessment report regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in the form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or corrective action or response action with respect to any of the foregoing.

5.9 Additional Guarantors.

If the Borrower desires any Restricted Subsidiary that is not already a Guarantor to become a guarantor or obligor under this Agreement, then Borrower shall cause that Restricted Subsidiary to become a Guarantor hereunder by (1) executing and delivering to the Administrative Agent a Guarantor Counterpart Agreement, (2) delivering to the Administrative Agent an opinion of counsel (which may be in-house counsel) regarding authorization, execution and enforceability, reasonably satisfactory to the Administrative Agent and (3) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates, as are similar to those described in Section 3.1(b).

5.10 Designation of Restricted and Unrestricted Subsidiaries.

(a) Borrower may (i) designate any Restricted Subsidiary (including any Subsidiary that is acquired after the Prior Credit Agreement Date) to be an Unrestricted Subsidiary if, at the time of designation, such Restricted Subsidiary is a Special Purpose Entity (whether bankruptcy remote or not), Regulated Subsidiary, Joint Venture, Immaterial Subsidiary or Owner Trust (other than a Qualified Owner Trust) or (ii) form a Subsidiary that is a Special Purpose Entity (whether bankruptcy remote or not), Regulated Subsidiary, Joint Venture, Immaterial Subsidiary or Owner Trust (other than a Qualified Owner Trust) as an Unrestricted Subsidiary, in each case, if after giving effect thereto no Event of Default has occurred and is continuing or would occur as a result thereof. Notwithstanding anything to the contrary, no Subsidiary that is a “Restricted Subsidiary” or an obligor or guarantor under documents governing any Publicly Traded Debt Securities shall be permitted to be designated an Unrestricted Subsidiary, unless such “Restricted Subsidiary,” obligor or guarantor is also being concurrently designated to be an “Unrestricted Subsidiary” under the documents governing such Publicly Traded Debt Securities. For the avoidance of doubt, no Guarantor shall be an Unrestricted Subsidiary.

(b) In the case of clause (a)(i) above, upon such designation, Borrower shall deliver to Administrative Agent an Officer’s Certificate certifying that the designation of a Restricted Subsidiary as an Unrestricted Subsidiary complies with the preceding conditions. In the case of clause (a)(ii) above, reasonably promptly upon request of the Administrative Agent, Borrower shall deliver to Administrative Agent an Officer’s Certificate setting forth all Unrestricted Subsidiaries formed since the time of the last such request from the Administrative Agent or, if no such prior request was made, since the Prior Credit Agreement Date, and certifying that all such formations complied with the preceding conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of being an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement.

(c) Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will only be permitted, if no Event of Default would be in existence as a result of such designation.

5.11 Ratings.

Borrower will use commercially reasonable efforts to have the revolving credit facilities hereunder rated by Moody’s and S&P at all times that the Obligations are outstanding.

5.12 Use of Proceeds.

Loans and Letters of Credit will be used for general corporate purposes of Borrower and its Subsidiaries. No part of the proceeds of any Credit Extension will be used, whether directly or indirectly, for any purpose that violates any law, including Regulations T, U and X of the Board of Governors of the Federal Reserve System.

5.13 Post-Closing Actions.

Within ten (10) Business Days following the Closing Date (or such later date as the Administrative Agent may reasonably agree), the Borrower shall deliver to Administrative Agent an updated Schedule 1.1D setting forth all Regulated Subsidiaries as of the date of delivery and Schedule 5.10 setting forth all Unrestricted Subsidiaries as of the date of delivery.

SECTION 6.

NEGATIVE COVENANTS

Each Credit Party that is a party to this Agreement covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations (other than contingent obligations not yet due) and the expiration or termination or Acceptable Collateralization of all Letters of Credit, such Credit Party shall perform, and shall cause each of its Restricted Subsidiaries (to the extent applicable) to perform, all covenants in this Section 6.

6.1 Liens.

Borrower shall not pledge or otherwise subject to any Lien any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by Borrower without thereby expressly securing the due and punctual payment of the Obligations equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

(1) Liens existing on the Prior Credit Agreement Date;

(2) [Reserved];

(3) Borrower from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any Subsidiary of Borrower;

(4) Borrower (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or Indebtedness acquired by Borrower prior to, at the time of, or within one year after (A) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (B) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by Borrower, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with Borrower (or becomes a Subsidiary of Borrower) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to Borrower;

(5) Borrower from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

(6) Borrower from creating, incurring or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit issued, Rate Management Transactions entered into not for speculative purposes, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

(7) Borrower from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by Borrower primarily for use in the conduct of its business;

(8) Borrower from entering into any arrangement with any Person providing for the leasing by Borrower of any property or assets, which property or assets have been or will be sold or transferred by Borrower to such Person with the intention that such property or assets will be leased back to Borrower, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of Borrower;

(9) Borrower from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with Borrower engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by Borrower at the time of or at any time after, the purchase or other acquisition by Borrower of the properties subject to such leases;

(10) Borrower from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of business of Borrower that secure Indebtedness that, in accordance with GAAP, would not be included in total liabilities, as shown on Borrower’s consolidated balance sheet, to the extent such Liens are created by reason of dispositions not characterized as “true sales” under FASB ASC 810 or 860 (or any successor to any of the foregoing), or (B) Liens created by Borrower in connection with any transaction intended by Borrower to be a sale of property or assets of Borrower, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

(11) Borrower from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

(12) any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced or replaced (plus improvements on such property); and

(13) Borrower from creating, incurring or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses (1) through (12) above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause (13) shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause (13), an amount equal to the greater of $900,000,000 or 10% of the excess of Borrower’s consolidated total assets over Borrower’s consolidated liabilities, as shown on Borrower’s balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with GAAP at the date of measurement.

For the purposes of this Section 6.1, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this Section 6.1 shall prevent or be deemed to prohibit the creation, assumption or guaranty by Borrower of any Indebtedness not secured by a Lien or the issuance by the Borrower of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by Borrower into any contract, document, agreement or instrument (which shall include bank credit facilities and loan agreements), in the ordinary course of business or otherwise, which contract, document, agreement or instrument may provide for or contain a right of set-off or other similar right between Borrower and such other party to the contract, document, agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in this Agreement.

6.2 Restricted Payments.

(a) Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Borrower’s or any Guarantor’s Equity Interests (including any payment in connection with any merger or consolidation involving Borrower or any Guarantor) or to the direct or indirect holders of Borrower’s or any Guarantor’s Equity Interests in their capacity as such (other than (i) dividends or distributions payable in Qualified Equity Interests of Borrower and (ii) dividends or distributions payable by any Guarantor to Borrower or any other Guarantor); or

(2) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving Borrower) any Equity Interests of Borrower; or

(3) make any payment on or with respect to, or purchase, redeem, defease, or otherwise acquire or retire for value, any Junior Debt, except (x) a payment of interest or principal at the Stated Maturity thereof or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Junior Debt in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement

(all such payments and other actions set forth in these clauses (1) through (3) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment, no Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment.

(b) Section 6.2(a) will not prohibit the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have been permitted under this Agreement.

6.3 Financial Covenants.

(a) The Credit Parties shall not permit the Consolidated Net Worth as of the last day of each Fiscal Quarter (commencing with the Fiscal Quarter ended December 31, 2015) of Borrower, to be less than $6,000,000,000.

(b) The Credit Parties shall not permit the Guarantor Asset Coverage Ratio to be less than the applicable ratio indicated in the ratings based grid, as set forth below, determined by reference to the Debt Rating to be effective promptly after (i) public announcement of any change of Borrower’s Debt Rating or (ii) delivery of written notice of any change of Borrower’s Debt Rating by Borrower to the Administrative Agent.

Covenant Level	Debt Rating (S&P / Moody’s / Fitch)	Minimum Guarantor Asset Coverage Ratio

I	≥ BBB- / Baa3 / BBB-	1.000 to 1.000

II	BB+ / Ba1 / BB+	1.250 to 1.000

III	BB / Ba2 / BB	1.375 to 1.000

IV	≤ BB- / Ba3 / BB-	1.500 to 1.000

In the case where two of the ratings are Equivalent Ratings and the third rating is not, (i) if the third rating is no more than one rating category (which includes a +, -, 1, 2 or 3 signifier) different from the Equivalent Ratings, the Covenant Level corresponding to the rating category of the Equivalent Ratings will apply; (ii) if the third rating is two or more rating categories higher than the Equivalent Ratings, the Covenant Level for the rating one rating category higher than the Equivalent Ratings will apply; and (iii) if the third rating is two or more rating categories lower than the Equivalent Ratings, the Covenant Level for the rating one rating category lower than the Equivalent Ratings will apply.

In the case where all three ratings are in different rating categories, the Covenant Level for the middle rating will apply, except that (i) if the highest rating differs from the middle rating by at least two rating categories more than the lowest rating differs from the middle rating, then the Covenant Level for the rating one rating category higher than the middle rating will apply, and (ii) if the lowest rating differs from the middle rating by at least two rating categories more than the highest rating differs from the middle rating, then the Covenant Level for the rating one rating category lower than the middle rating will apply.

Notwithstanding the foregoing, Covenant Level I shall apply only if at least two ratings are in Covenant Level I.

6.4 Merger, Consolidation or Sale of All or Substantially All Assets.

(a) Borrower will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Borrower is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Borrower and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) Borrower is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Borrower) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made expressly assumes all of Borrower’s Obligations under this Agreement and the other Credit Documents pursuant to agreements reasonably satisfactory to the Administrative Agent; and

(3) immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

(b) Section 6.4(a)(3) will not apply to:

(1) a merger of Borrower with an Affiliate solely for the purpose of reorganizing Borrower in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Borrower and its Restricted Subsidiaries.

(c) Upon any consolidation or amalgamation by Borrower with, or merger of Borrower into, any other Person or any conveyance, transfer or lease of the properties and assets of Borrower as or substantially as an entirety to any Person in accordance with Section 6.4(a) or 6.4(b), the successor Person formed by such consolidation or amalgamation or into which Borrower is merged, or to which such conveyance, transfer or lease is made, shall succeed to, and be substituted for, and may exercise every right and power of, Borrower under this Agreement with the same effect, as if such successor Person had been named as Borrower herein; and thereafter, except in the case of a lease, the predecessor Person shall be released from all Obligations and covenants under this Agreement and the other Credit Documents.

(d) A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to another Person (other than to Borrower or another Guarantor), or consolidate with or merge with or into another Person (other than with or into Borrower or another Guarantor or unless Borrower or such Guarantor is the surviving Person in such consolidation or merger), in either case, unless:

(1) immediately prior to, and after giving effect to, such transaction, no Event of Default has occurred and is continuing;

(2) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor, Borrower or another Guarantor) assumes all Obligations of that Guarantor under this Agreement and the other Credit Documents pursuant to agreements reasonably satisfactory to the Administrative Agent; and

(3) if the surviving Person is not Borrower or a Guarantor, at the time of the transaction such Guarantor or the surviving Person will have delivered, or caused to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, a certificate of an Authorized Officer of such Guarantor or such surviving Person and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the agreements in respect thereof comply with this Agreement and that all conditions precedent herein provided for relating to such transaction have been complied with; provided that this paragraph shall not apply to any Guarantor that has been unconditionally released and discharged from the Guaranty in accordance with this Agreement.

6.5 Negative Pledges.

In the event that Borrower or any Restricted Subsidiary shall incur, amend, extend or refinance any Indebtedness (any such Indebtedness being, “Additional Indebtedness”), such Additional Indebtedness or any documentation governing such Additional Indebtedness shall not restrict Liens on any Guarantor Ratio Assets to secure the Obligations (and any refinancing thereof); provided that such Additional Indebtedness or such documentation may require that, if the Obligations (or any refinancing thereof) become secured by a Lien on any Guarantor Ratio Assets, such Additional Indebtedness shall be secured by a Lien on such Guarantor Ratio Assets subordinated to the Lien securing the Obligations (or any refinancing thereof) pursuant to an intercreditor agreement containing customary junior lien provisions and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 7.

GUARANTY

7.1 Guaranty of the Obligations.

Subject to the provisions of Section 7.2, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations, when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed Obligations”). Notwithstanding any provision to the contrary of this Agreement or of any other Credit Document, it is intended that the Guaranties and liens and security interests (if any) granted by Guarantors not constitute a “Fraudulent Conveyance.” For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance under section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time. The parties hereto agree that, if the Guaranties or any such liens or security interests would, but for the application of this Section 7.1, constitute a Fraudulent Conveyance, the Guaranties and each such lien and security interest shall be valid and enforceable only to the maximum extent that would not cause the Guaranties or such lien or security interest to constitute a Fraudulent Conveyance.

7.2 Contribution by Guarantors.

All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that, solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 7.2, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to, or obligations of, contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.2), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.2. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations, as set forth in this Section 7.2, shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.2.

7.3 Payment by Guarantors.

Subject to Section 7.2, Guarantors hereby, jointly and severally, agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due, but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors will, upon demand, pay, or cause to be paid, in Cash, to Administrative Agent, for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

7.4 Liability of Guarantors Absolute.

Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety, other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectibility. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) Administrative Agent may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default, notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default;

(c) the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor, whether or not any action is brought against Borrower or any of such other guarantors, and whether or not Borrower is joined in any such action or actions;

(d) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; and without limiting the generality of the foregoing, if Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(e) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security, now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations, and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case, as such Beneficiary, in its discretion, may determine consistent herewith or any other applicable Credit Document, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the

Guaranteed Obligations; and (vi) exercise any other rights available to it under the Credit Documents; and

(f) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce, or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Credit Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of, or security for, the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Credit Documents, any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case, whether or not in accordance with the terms hereof or such Credit Document, such agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Credit Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness, other than the Guaranteed Obligations) to the payment of indebtedness, other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of Borrower or any of its Restricted Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set offs or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor, as an obligor in respect of the Guaranteed Obligations.

7.5 Waivers by Guarantors.

Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other Guarantor, including any defense based on, or arising out of, the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause, other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behav-

ior which amounts to bad faith, gross negligence or willful misconduct; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 7.4 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from, or afforded by, law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

7.6 Guarantors’ Rights of Subrogation, Contribution, etc.

Until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor hereby waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case, whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise, and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has, or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have, against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution, as contemplated by Section 7.2. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution, as set forth herein, is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

7.7 Subordination of Other Obligations.

Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations, but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

7.8 Continuing Guaranty.

This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full and the Commitments shall have terminated. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

7.9 Authority of Guarantors or Borrower.

It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

7.10 Financial Condition of Borrower.

Any Credit Extension may be made to Borrower or continued from time to time, without notice to, or authorization from, any Guarantor, regardless of the financial or other condition of Borrower at the time of any such grant or continuation. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Credit Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower, now known, or hereafter known, by any Beneficiary.

7.11 Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Requisite Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations, if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in pos-

session, assignee for the benefit of creditors or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered, directly or indirectly, from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

7.12 Discharge of Guaranty Upon Sale of Guarantor.

If all of the Capital Stock or all or substantially all of the assets of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person, effective as of the time of such asset sale or other disposition.

7.13 Taxes.

The provisions of Section 2.16 shall apply, mutatis mutandis, to the Guarantors and payments thereby.

SECTION 8.

EVENTS OF DEFAULT

8.1 Events of Default.

If any one or more of the following conditions or events shall occur:

(a) Failure to Make Payments When Due. Failure by Borrower to (i) pay when due the principal of, and premium, if any, on, any Loan or any L/C Obligation, whether at Stated Maturity, by acceleration or otherwise; (ii) pay when due any installment of principal of any Loan, by mandatory prepayment or otherwise; (iii) pay within three (3) Business Days of the date due any interest on any Loan or any L/C Obligation or any fee or any other amount due hereunder; or (iv) deposit, within three (3) Business Days of the date required, any funds as Cash Collateral in respect of L/C Obligations, when required by this Agreement; or

(b) Default in Other Agreements. (i) Failure of Borrower or any Restricted Subsidiary to pay when due any principal of, or interest on, or any other amount payable in respect of, one or more items of Indebtedness (other than Indebtedness referred to in Section 8.1(a)) in each case, beyond the grace period, if any, provided therefor; or (ii) breach or default by Borrower or any Restricted Subsidiary with respect to any other material term of (1) one or more items of Indebtedness, or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause that Indebtedness to become or be declared due and payable prior to its Stated Maturity or the Stated Maturity of any underlying obligation, or prior to the stated term of such derivative transaction, as the case may be; and, in the case of clauses (i) and (ii), the aggregate principal amount or termination value, as applicable, of such Indebtedness owed by such Credit Party or such Restricted Subsidiary is greater than the Threshold Amount; or

(c) Breach of Certain Covenants. Failure of any Credit Party to perform or comply with any term or condition contained in (i) Section 6.3(a) or (b) and such failure continues for five (5) Business Days or (ii) Section 5.1, Section 5.2 (with respect to the legal existence of Borrower), Section 5.12 or Section 6 (other than Section 6.3(a) or (b)); or

(d) Breach of Representations, etc. (i) Any representation, warranty, certification or other statement made by any Credit Party in this Agreement shall be false in any material respect as of the date made; or (ii) any representation, warranty, certification or other statement made or deemed made by any Credit Party in any Credit Document (other than this Agreement) or in any statement or certificate at any time given by any Credit Party in writing pursuant hereto or thereto or in connection herewith or therewith shall be false as of the date made or deemed made, to the extent (other than in the case of any representation, warranty, certification or other statement is already qualified as to “materiality” or similar standard), as could reasonably be expected to have a Material Adverse Effect; or

(e) Other Defaults Under Credit Documents. Any Credit Party shall default in the performance of, or compliance with, any term contained herein or any of the other Credit Documents, other than any such term referred to in any other Section of this Section 8.1, and such default shall not have been remedied or waived within thirty (30) days after the earlier of (i) any Relevant Officer of such Credit Party becoming aware of such default, or (ii) receipt by any Relevant Officer of Borrower of notice from Administrative Agent or any Lender of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Borrower or any Significant Subsidiary in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Borrower or any Significant Subsidiary under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over Borrower or any Significant Subsidiary, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of Borrower or any Significant Subsidiary for all or a substantial part of its property, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Borrower or any Significant Subsidiary shall seek to have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, reorganization, liquidation or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or Borrower or any Significant Subsidiary shall make any assignment for the benefit of creditors; (ii) Borrower or any Significant Subsidiary shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts generally, as such debts become due; or (iii) there shall have occurred the voluntary appointment of a receiver, trustee, conservator or other custodian of Borrower or any Significant Subsidiary; or

(h) Claims, Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving, in the aggregate, at any time, an amount in excess of the Threshold Amount (in either case, to the extent not fully covered by insurance (less any deductible) as to which a solvent and unaffiliated third party insurance company has acknowledged coverage) shall be entered or filed against Borrower or any Significant Subsidiary or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days (or, in any event, later than the date that enforcement proceedings shall have been commenced by any creditor upon such judgment order or five (5) days prior to the date of any proposed sale thereunder); or

(i) Dissolution. Any order, judgment or decree shall be entered against Borrower or any Significant Subsidiary decreeing the dissolution or split up of such Person and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days; or

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which, individually or in the aggregate, results in, or might reasonably be expected to result in, liability of Borrower, any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in excess of the Threshold Amount during the term hereof; or

(k) Change of Control. A Change of Control shall occur; or

(l) Guaranties and other Credit Documents. At any time after the execution and delivery thereof, (i) any Credit Party shall repudiate its obligations under any Credit Document, other than, in the case of a Guarantor, following its release from the Guaranty, (ii) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect in any material respect with respect to any Guarantor (other than in accordance with its terms) or shall be declared to be null and void, or (iii) any Credit Document (other than the Guaranty) ceases to be in full force and effect (other than by reason of the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void;

THEN, (1) upon the occurrence of any Event of Default described in Section 8.1(f) or 8.1(g) with respect to Borrower, automatically, and (2) upon the occurrence of any other Event of Default, upon notice to Borrower by the Administrative Agent (given at the direction of the Requisite Lenders) with respect to any or all of the following, (A) the Commitments shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Credit Party: (I) the fees, expenses, indemnities and other amounts (including fees, charges and disbursements of counsel) then due to the Administrative Agent and the other Beneficiaries, including without limitation, amounts payable under Sections 2.12, 2.14, 2.15, 2.16 and 10.2, (II) the unpaid principal amount of, and accrued interest on, the Loans, and (III) all other Obligations; (C) Borrower shall Cash Collateralize the L/C Obligations (in an amount equal to the Applicable Cash Collateralization Percentage thereof); and (D) upon the written direction of the Requisite Lenders, all LIBOR Rate Loans then outstanding shall be immediately converted into Base Rate Loans (it being understood that Borrower shall be liable for any amounts payable under Section 2.14(c) in connection with such conversion).

SECTION 9.

AGENTS

9.1 Appointment of Administrative Agent, Arrangers and Other Agents.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Chase Bank, N.A., and Morgan Stanley Senior Funding, Inc. are hereby appointed the Arrangers hereunder, and each Lender and the L/C Issuer hereby authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC, and Morgan Stanley Senior Funding, Inc. to act as the Arrangers in accordance with the terms hereof and the other Credit Documents. Bank of America is hereby appointed the Administrative Agent hereunder and under the other Credit Documents and each Lender and the L/C Issuer hereby authorize Bank of America to act as the Administrative Agent in accordance with the terms hereof and the other Credit Documents. Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc. are hereby appointed the Syndication Agents hereunder, and each Lender hereby authorizes Barclays Bank PLC, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities LLC and Morgan Stanley Senior Funding, Inc. to act as the Syndication Agents in accordance with the terms hereof and the other Credit Documents. The Administrative Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Credit Documents, as applicable. The provisions of this Section 9 (other than as expressly provided herein) are solely for the benefit of the Administrative Agent, the L/C Issuer and the Lenders and no Credit Party shall have any rights as a third party beneficiary of any of the provisions of this Section 9 (other than as expressly provided herein). Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Arrangers and the Other Agents are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Credit Document; it being understood and agreed that the Arrangers and the Other Agents shall be entitled to all exculpatory provisions and indemnification and reimbursement rights in favor of the Administrative Agent provided herein and in the other Credit Documents and all of the other benefits of this Section 9 (notwithstanding, for the avoidance of doubt, whether or not the Arrangers or the Other Agents are specifically referenced in connection with the enumeration of such rights or benefits). Without limitation of the foregoing, no Arranger or Other Agent shall, by reason of this Agreement or any other Credit Document, have any fiduciary relationship in respect of any Lender, Credit Party or any other Person.

9.2 Powers and Duties.

Each Lender and the L/C Issuer irrevocably authorize the Administrative Agent to take such action on such Lender’s or the L/C Issuer’s behalf and to exercise such powers, rights and remedies hereunder and under the other Credit Documents, as are specifically delegated or granted to the Administrative Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Administrative Agent shall have only those duties and responsibilities that are expressly specified herein and the other Credit Documents. The Administrative Agent may exercise such powers, rights and remedies, and perform such duties, by or through its agents or employees. The Administrative Agent shall not have, by reason hereof or any of the other Credit Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to, or shall be so construed as to, impose upon the Administrative Agent any obligations in respect hereof or any of the other Credit Documents, except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

9.3 General Immunity.

(a) No Responsibility for Certain Matters. The Administrative Agent shall not be responsible to any Lender or the L/C Issuer for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or of any other Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by the Administrative Agent to Lenders or by or on behalf of any Credit Party to any Other Agent, any Lender or the L/C Issuer in connection with the Credit Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Credit Party or any other Person liable for the payment of any Obligations, and the Administrative Agent shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Credit Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the satisfaction of any condition set forth in Section 3 or elsewhere herein (other than to confirm receipt of items expressly required to be delivered to the Administrative Agent) or to inspect the properties, books or records of Borrower or any of its Subsidiaries or to make any disclosures with respect to the foregoing. No requirement in any Credit Document for a Credit Party to provide evidence, opinion, information, documentation or other material requested or required by the Administrative Agent shall be construed to mean that the Administrative Agent has any responsibility to request or require such evidence, opinion, information, documentation or other material. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letters of Credit.

(b) Exculpatory Provisions. None of the Administrative Agent, the Arrangers or the Other Agent or their officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by the Administrative Agent, the Arranger or Other Agent (A) under or in connection with any of the Credit Documents except to the extent caused by such Administrative Agent’s, Arranger’s or Other Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (B) with the consent, or at the request, of the Requisite Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) or (ii) for any failure of any Credit Party to perform its obligations under this Agreement or any other Credit Document. None of the Administrative Agent, the Arrangers or the Other Agent shall, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, or be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to, or obtained by, the Administrative Agent, or any Arranger or Other Agent or any of their Affiliates in any capacity. The Administrative Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or with any of the other Credit Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder, unless and until the Administrative Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders, as may be required to give such instructions under Section 10.5) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), the Administrative Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law. Without prejudice to the generality of the foregoing, (i) the Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely, and shall be protected in relying, on opinions and judgments of attorneys (who may be attorneys for Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or (where so instructed) refraining from acting hereunder or under any of the other Credit Documents in accordance with the instructions of Requisite Lenders (or such other Lenders, as may be required to give such instructions under Section 10.5).

(c) Notice of Default. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default, until written notice describing such Default or Event of Default is given to any Agent by a Credit Party, the L/C Issuer or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders; provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

(d) None of the Lenders or the L/C Issuer shall assert, and each Lender and the L/C Issuer hereby waive, any claim against the Administrative Agent, including any predecessor agent, its sub-agents and their respective Affiliates in respect of any action taken, or omitted to be taken, by any of them, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof.

(e) No provision of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, or the transactions contemplated hereby or thereby shall require the Administrative Agent to: (i) expend or risk its own funds or provide indemnities in the performance of any of its duties hereunder or the exercise of any of its rights or power, or (ii) otherwise incur any financial liability in the performance of its duties hereunder or the exercise of any of its rights or power, except for such expense, indemnity or liability, if any, arising out of the Administrative Agent’s gross negligence or willful misconduct in the performance of its duties hereunder or under any other Credit Document, as determined by a judgment of a court of competent jurisdiction.

(f) The Administrative Agent, including any predecessor agent, its sub-agents and their respective Affiliates, shall not be responsible for any action taken, or omitted to be taken, by the Administrative Agent with respect to (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or lien granted under this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby or (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times. The actions described in items (i) and (ii) shall be the sole responsibility of the Credit Parties.

(g) The Administrative Agent shall not be required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as Administrative Agent.

(h) The Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9 shall apply to any of the Affiliates of the Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent, as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Credit Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Credit Party, Lender or any other Person and no Credit Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

9.4 Agents Entitled to Act as Lender.

The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, the Administrative Agent, in its individual capacity as a Lender hereunder. With respect to its Loans and participations in the Letters of Credit, the Administrative Agent shall have the same rights and powers hereunder, in its capacity as a Lender, as any other Lender and may exercise the same, as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include the Administrative Agent, in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Credit Party or any Affiliate of any Credit Party (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and acknowledge that the Administrative Agent and its Affiliates shall be under no obligation to provide such information to them. In addition, pursuant to such activities, the Administrative Agent or their Affiliates may have economic interests that could conflict with the Lenders.

9.5 Lenders’ Representations, Warranties and Acknowledgment.

(a) Each of the Lenders and the L/C Issuer represents and warrants that it has made its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Borrower and its Subsidiaries. The Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and the Administrative Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders. Each Lender agrees that it will not claim that any Lender has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to any Lender in connection with this Agreement or the transactions contemplated hereby.

(b) Each Lender, by delivering its signature page to this Agreement or an Assignment Agreement or by the funding of any Credit Extension, shall be deemed to have acknowledged receipt of, and consented to and approved, each Credit Document and each other document required to be approved by the Administrative Agent or Lenders, as applicable, on the Closing Date or as of the date of such Credit Extension.

(c) Each Lender represents and warrants that, as of the Closing Date, or such later date on which such Lender delivers a signature page to an Assignment Agreement, Borrower has provided such Lender with adequate access to financial and other information concerning Borrower and its Subsidiaries and such Lender has been able to obtain from Borrower any additional information necessary to make an informed decision regarding the creditworthiness of Borrower and its Subsidiaries.

9.6 Right to Indemnity.

Each Lender, in proportion to its Applicable Percentage, severally, agrees to indemnify the Administrative Agent and the L/C Issuer, to the extent that the Administrative Agent or the L/C Issuer shall not have been reimbursed by any Credit Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or the L/C Issuer in exercising its powers, rights and remedies or performing its duties hereunder or under the other Credit Documents or otherwise, in its capacity as the Administrative Agent or the L/C Issuer in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or the L/C Issuer’s, as applicable, gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to the Administrative Agent or the L/C Issuer for any purpose shall, in the opinion of the Administrative Agent or the L/C Issuer, be insufficient or become impaired, the Administrative Agent or the L/C Issuer may call for additional indemnity and cease, or not commence, to do the acts indemnified against, until such additional indemnity is furnished; provided that in no event shall this sentence require any Lender to indemnify the Administrative Agent or the L/C Issuer against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Applicable Percentage thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify the Administrative Agent or the L/C Issuer against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

9.7 Successor Administrative Agent.

(a) Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and Borrower and Administrative Agent may be removed at any time after such notice of resignation from the Administrative Agent by an instrument or concurrent instruments in writing delivered to Borrower and Administrative Agent and signed by Requisite Lenders. The Administrative Agent shall have the right, but not the obligation, to appoint a financial institution to act as Administrative Agent hereunder, subject to the reasonable satisfaction of the Requisite Lenders and, so long as no Event of Default shall have occurred and be continuing, Borrower (such consent by Borrower not to be unreasonably withheld, conditioned or delayed; it being understood that Borrower will be deemed to have provided such consent, in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery). If Administrative Agent provides notice of its resignation, Administrative Agent’s resignation shall become effective on the 10th Business Day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor Administrative Agent has not already been appointed by the retiring Administrative Agent, Requisite Lenders shall have the right, upon five (5) Business Days’ notice to Borrower, to appoint a successor Administrative Agent, subject to, so long as no Event of Default shall have occurred and be continuing, the consent of Borrower to such appointment (such consent by Borrower not to be unreasonably withheld, conditioned or delayed; provided that in no event shall any successor Administrative Agent be a Defaulting Lender; it being understood that Borrower will be deemed to have provided such consent, in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 30 days of such delivery). If neither Requisite Lenders nor Administrative Agent have appointed a successor Administrative Agent, then the Requisite Lenders shall be deemed to have succeeded to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Credit Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring or removed Administrative Agent. The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor, unless otherwise agreed between Borrower and such successor. After any retiring or removed Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it (i) while it was Administrative Agent hereunder (but only in its capacity as Administrative Agent) and (ii) after such resignation or removal for as long as it continues to act in any capacity hereunder or under the other Credit Documents (but only to the extent such acts would customarily be undertaken by the Administrative Agent), including in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.

(b) Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as the L/C Issuer. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (unless the Borrower and such successor agree otherwise), (i) such successor shall succeed to, and become vested with, all of the rights, powers, privileges and duties of the retiring L/C Issuer, (ii) the retiring L/C Issuer shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents, and (iii) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements, reasonably satisfactory to the retiring L/C Issuer, to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. After Bank of America’s retirement hereunder as an L/C Issuer, the provisions of the Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it with respect to, or in connection with, any Letters of Credit issued by it.

9.8 Proofs of Claim.

In case of the pendency of any proceeding under the Bankruptcy Code or other applicable Law or any other judicial proceeding relative to Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable, as herein expressed, or by declaration or otherwise, and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents, as may be necessary or advisable in order to have the claims of the Lenders and the other Beneficiaries (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the other Beneficiaries to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize, or consent to, or accept or adopt, on behalf of any Lender or other Beneficiary, any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Beneficiary to authorize the Administrative Agent to vote in respect of the claim of such Lender or such other Beneficiary in any such proceeding.

9.9 Arrangers and Other Agents.

Except as otherwise set forth herein, no Arranger or Other Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement (or any other Credit Document), other than those applicable (to the extent such Arranger or Other Agent is a Lender) to all Lenders as such. Without limiting the foregoing, no Arranger or Other Agent shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any Arranger or Other Agent in deciding to enter into this Agreement and each other Credit Document to which it is a party or in taking, or not taking, action hereunder or thereunder.

9.10 Tax Indemnification.

To the extent required by any applicable Law, Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If any Governmental Authority asserts a claim that Administrative Agent did not properly withhold tax from amounts paid to, or for the account of, any Lender (because the appropriate form was not delivered, or was not properly executed or because such Lender failed to notify Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then such Lender shall, and does hereby, indemnify and hold harmless Administrative Agent (without limiting the obligations of the Credit Parties hereunder), and shall make payment in respect thereof within 10 days after demand therefor, fully for all amounts paid, directly or indirectly, by Administrative Agent as Taxes or otherwise, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for Administrative Agent), whether or not such Tax was correctly or legally asserted. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Credit Document against any amount due to the Administrative Agent under this Section 9.10. The agreements in this Section 9.10 shall survive the resignation and/or replacement of Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

9.11 Pay-Off Letter

Upon termination of the Commitments and payment in full of all Obligations (other than contingent obligations not yet due) and expiration or termination or Acceptable Collateralization of all Letters of Credit, the Lenders and the L/C Issuer authorize the Administrative Agent to execute a pay-off letter to Borrower evidencing the termination of this Agreement (including Sections 5, 6 and 8) and the other Credit Documents; provided that all provisions that survive termination of this Agreement and the other Credit Documents shall survive such termination.

SECTION 10.

MISCELLANEOUS

10.1 Notices.

(a) Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Credit Party, the L/C Issuer or the Administrative Agent, shall be sent to such Person’s address, as set forth on Appendix A or in the other relevant Credit Document, and in the case of any Lender, the address, as indicated on Appendix A or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by telecopy or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telecopy, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Administrative Agent shall be effective until received by the Administrative Agent.

(b) Electronic Communications.

(i) Notices and other communications to Lenders and the L/C Issuer hereunder may be delivered or furnished by Approved Electronic Communication (including e-mail, and Internet or intranet websites, including the Information Platform) pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Section 2, if such Lender or the L/C Issuer has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (x) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (y) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address, as described in the foregoing clause (x), of notification that such notice or communication is available and identifying the website address therefor.

(ii) Each Credit Party understands that the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the gross negligence or willful misconduct of the Administrative Agent, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii) The Information Platform and any Approved Electronic Communications are provided “as is” and “as available”. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, advisors or representatives (the “Administrative Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Information Platform and each expressly disclaims liability for errors or omissions in the Information Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent Affiliates in connection with the Information Platform or the Approved Electronic Communications. Each party hereto agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Information Platform. In no event shall the Administrative Agent nor any of the Administrative Agent Affiliates have any liability to any Credit Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Credit Party’s or the Administrative Agent’s transmission of communications or notices through the Information Platform, any other electronic platform or electronic messaging service, or through the internet.

(iv) Each Credit Party, each Lender, the L/C Issuer and the Administrative Agent agree that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Information Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v) All uses of the Information Platform shall be governed by, and subject to, in addition to this Section 10.1(b), separate terms and conditions posted or referenced in such Information Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Information Platform.

(vi) Any notice of Default or Event of Default may be provided by telephonic notice, if confirmed promptly thereafter by delivery of written notice thereof.

(vii) Each Public Lender agrees to cause at least one individual at, or on behalf of, such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Information Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower materials that are not made available through the “Public Side Information” portion of the Information Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.

10.2 Expenses.

Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay, promptly upon demand (i) all the actual and reasonable costs and expenses of preparation of the Credit Documents and any consents, amendments, waivers or other modifications thereto (whether or not effective); (ii) all the costs of furnishing all opinions by counsel for Borrower and the other Credit Parties; (iii) all the actual and reasonable costs and expenses (including the actual and reasonable fees, charges and disbursements of a single counsel to the Administrative Agent and the L/C Issuer (in addition to local or specialized counsel)) of the Administrative Agent and the L/C Issuer in connection with the negotiation, preparation, execution and administration of the Credit Documents and any consents, amendments, waivers or other modifications thereto (whether or not effective) and any other documents or matters requested by Borrower; (iv) all other actual and reasonable costs and expenses incurred by the Administrative Agent in connection with the syndication of the Loans and Commitments and the negotiation, preparation and execution of the Credit Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; (v) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (vi) after the occurrence of a Default or an

Event of Default, all costs, amounts required to be indemnified pursuant to the provisions of any Credit Document, expenses, fees, commission, taxes and other amounts (including the actual and reasonable fees, charges and disbursements of a single counsel (in addition to local or specialized counsel, and, in the case of an actual or perceived conflict of interest (based on advice of counsel) where the Indemnitee or Indemnitees affected by such conflict inform you of such conflict, one additional firm of counsel for all such affected Indemnitees) and financial and other professional advisors for the Administrative Agent and a single counsel for the other Beneficiaries, taken as a whole) and costs of settlement incurred by the Administrative Agent or any Beneficiary in enforcing any Obligations of or in collecting any payments due from, any Credit Party hereunder or under the other Credit Documents by reason of such Default or Event of Default (including in connection with the enforcement of the Guaranty), and all reasonable expenses, liabilities and advances made or incurred by the Administrative Agent in connection therewith and all amounts for which the Administrative Agent is entitled to indemnification pursuant to the provisions of any Credit Document, until paid in full, or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings or otherwise incurred in connection with any bankruptcy or insolvency proceedings, including, without limitation, a case or cases under the United States Bankruptcy Code filed by or against any Credit Party.

10.3 Indemnity.

(a) In addition to the payment of expenses pursuant to Section 10.2, whether or not the transactions contemplated hereby shall be consummated, each Credit Party agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, the Administrative Agent, the L/C Issuer, the Arrangers and each Lender, their respective Affiliates and their respective officers, partners, directors, shareholders, trustees, employees, representatives, agents, advisors and attorneys (each, an “Indemnitee”), from and against any and all Indemnified Liabilities, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH PERSON; provided that no Credit Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities, to the extent such Indemnified Liabilities arise from the gross negligence , bad faith or willful misconduct of that Indemnitee or its Indemnitee Related Persons, as determined by a court of competent jurisdiction in a final, nonappealable order. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.3 may be unenforceable, in whole or in part, because they are violative of any law or public policy, the applicable Credit Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees, or any of them.

(b) To the extent permitted by applicable Law, no Credit Party shall assert, and each Credit Party hereby waives, any claim against Lenders, the L/C Issuer, the Administrative Agent and their respective Affiliates, partners, directors, shareholders, trustees, employees, representatives, agents, advisors or attorneys, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Credit Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Credit Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued, and whether or not known or suspected to exist in its favor.

(c) All amounts due under this Section 10.3 shall be due and payable within ten Business Days after demand therefor.

(d) To the extent Borrower for any reason fails to pay any amount required under Section 10.2 or paragraph (a) or (b) of this Section 10.3 to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Affiliate of any of the foregoing within the time specified above, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Affiliate, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (such indemnity shall be effective, whether or not the related losses, claims, damages, liabilities and related expenses are incurred, or asserted, by any party hereto or any third party); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), in its capacity as such, or against any Affiliate of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this paragraph (d) are subject to the provisions of Section 2.12. Each Lender further agrees that in the event a distribution to the Beneficiaries is made that does not conform to the provisions of Section 2.12(f), each Lender agrees that it shall turn over to the Administrative Agent all amounts payable (or which would have been payable to the Administrative Agent or made in conformity with Section 2.12(f)) to the Administrative Agent pursuant to Section 2.12(f).

10.4 Set Off.

In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default each Lender, the L/C Issuer and their respective Affiliates are hereby authorized by each Credit Party, at any time or from time to time, subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Credit Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)), and any other Indebtedness at any time held or owing by such Lender or the L/C Issuer to, or for the credit, or the account, of any Credit Party (in whatever currency) against and on account of the obligations and liabilities of any Credit Party to such Lender or the L/C Issuer hereunder and under the Letters of Credit and participations therein and the other Credit Documents, including all claims of any nature or description arising out of, or connected, herewith or with the Letters of Credit and participations therein or any other Credit Document, irrespective of whether or not (a) such Lender or the L/C Issuer shall have made any demand hereunder, (b) the principal of, or the interest or fees on, the Loans, any amounts drawn or fees payable in respect of the Letters of Credit or any other amounts due hereunder shall have become due and payable, and although such obligations and liabilities, or any of them, may be contingent or unmatured or (c) such obligation or liability is owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligation or such Indebtedness.

10.5 Amendments and Waivers.

(a) Requisite Lenders’ Consent. Subject to Sections 10.5(b) and 10.5(c), no amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Borrower and (i) in the case of this Agreement, Administrative Agent and the Requisite Lenders or (ii) in the case of any other Credit Document, Administrative Agent, with the consent of the Requisite Lenders.

(b) Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i) increase, or extend the maturity of, the Commitment of such Lender;

(ii) waive, reduce or postpone any scheduled repayment due such Lender (but not prepayment);

(iii) reduce the rate of interest on any Loan of such Lender (including, for the avoidance of doubt, any amendment to the definition of “Default Rate” and any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.7) or any fee payable hereunder;

(iv) extend the time for payment of any interest or fees to such Lender;

(v) reduce the principal amount of any Loan;

(vi) amend, modify, terminate or waive any provision of this Section 10.5(b) or Section 10.5(a) or (c), other than to add any provision that is subject to the consent of each affected Lender or all Lenders;

(vii) amend Section 2.11(a), 2.11(b), 2.12(f), 2.13 or the definition of “Applicable Percentage,” “Requisite Lenders,” “Requisite Tranche Lenders,” “Requisite Tranche 1 Lenders” or “Requisite Tranche 2 Lenders”; provided, with the consent of Administrative Agent and the Requisite Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Applicable Percentage,” “Requisite Lenders,” “Requisite Tranche Lenders,” “Requisite Tranche 1 Lenders” or “Requisite Tranche 2 Lenders”, on substantially the same basis as the Commitments and Outstanding Amounts are included on the Closing Date;

(viii) release all or substantially all of the value of the Guaranty or Guaranties, except as expressly provided in the Credit Documents; or

(ix) consent to the assignment or transfer by any Credit Party of any of its rights and obligations under any Credit Document, except pursuant to any transaction permitted under Section 6.4.

(c) Other Consents. No amendment, modification, termination or waiver of any provision of the Credit Documents, or consent to any departure by any Credit Party therefrom, shall:

(i) unless in writing and signed by the L/C Issuer, the Administrative Agent and the Requisite Tranche 2 Lenders (without the consent of any other Lender), affect the rights or duties of the L/C Issuer or any Tranche 2 Lender under this Agreement or any Issuer Document relating to any Letter of Credit issued, or to be issued, by it or amend any provision of Section 2.20;

(ii) unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; or

(iii) amend or waive Section 8.1(k) or the definition of “Change of Control,” without consent of Lenders holding two-thirds of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed, without duplication, “held” by such Lender for purposes of this definition) and (b) the aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for this purpose.

Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable Law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans of such Lender hereunder will not be taken into account in determining whether the Requisite Lenders or all of the affected Lenders, as required, have approved any such amendment or waiver (and the definition of “Requisite Lenders,” “Requisite Tranche Lenders,” “Requisite Tranche 1 Lenders” and “Requisite Tranche 2 Lenders” will automatically be deemed modified accordingly for the duration of such period); provided, that any such amendment or waiver that is described in any of clauses (i) through (v) of Section 10.5(b) or that would alter the terms of this proviso, will require the consent of such Lender.

(d) Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents, on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Except to the extent that any such notice or demand is required to be given under this Agreement or any other Credit Document, no notice to, or demand on, any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Credit Party, on such Credit Party.

10.6 Successors and Assigns; Participations.

(a) Generally. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns . No Credit Party’s rights or obligations hereunder, nor any interest therein, may be assigned or delegated by any Credit Party without the prior written consent of the Administrative Agent and all Lenders, except as permitted in Section 10.5(b)(ix) (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of the Administrative Agent and Lenders and Indemnitees) any legal or equitable right, remedy or claim under, or by reason of, this Agreement.

(b) Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register, as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.6(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans. Solely for the purposes of maintaining the Register and for tax purposes, only Administrative Agent shall be deemed to be acting on behalf of the Credit Parties.

(c) Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations (provided that pro rata assignments shall not be required and each assignment shall be of a uniform, and not varying, percentage of all rights and obligations under, and in respect of, any applicable Loan and any related Commitments), to any Eligible Assignee; provided that (i) unless the assignee is a Lender, the consent of the Administrative Agent and the L/C Issuer shall be required and (ii) unless either (x) the assignee is a Lender or an Affiliate of a Lender or a Related Fund or (y) an Event of Default exists, the consent of Borrower shall be required (each such consent not to be unreasonably withheld, conditioned or delayed; it being understood that Borrower will be deemed to have provided such consent in the event that it shall have failed to respond to a consent request made in writing and delivered in accordance with Section 10.1 within 10 Business Days of such delivery); provided that each such assignment of Loans or Commitments pursuant to this Section 10.6(c) shall be in an aggregate amount of not less than $5,000,000 (or such lesser amount as may be agreed to by Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Loans or the total Commitment, respectively, of the assigning Lender); provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts. Notwithstanding anything to the contrary contained herein, the Administrative Agent shall be under no obligation to determine whether an assignee is an Eligible Assignee and shall have no responsibility for monitoring or enforcing the requirement that only Eligible Assignees shall be Lenders.

(d) Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments, there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters, as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.16(e), together with payment to the Administrative Agent of a registration and processing fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(e) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants, as of the Closing Date or as of the Assignment Effective Date, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of, or investing in, commitments or loans such as the applicable Commitments or Loans, as the case may be, and is capable of evaluating the creditworthiness of Borrower; and (iii) it shall make, or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.6, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f) Effect of Assignment. Subject to the terms and conditions of this Section 10.6, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder, to the extent of its interest in the Loans and Commitments, as reflected in the Register, and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.7) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided that anything contained in any of the Credit Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder, as specified herein, with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect outstanding Loans of the assignee and/or the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with the requirements of this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.6(g). Any assignment by a Lender pursuant to this Section 10.6 shall not in any way constitute, or be deemed to constitute, a novation, discharge, rescission, extinguishment or substitution of the Indebtedness hereunder, and any Indebtedness so assigned shall continue to be the same obligation and not a new obligation.

(g) Participations.

(i) Each Lender shall have the right at any time to sell one or more participations to any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Disqualified Person, Borrower, or any Affiliate of Borrower) in all or any part of its Commitments, Loans or in any other Obligation.

(ii) The holder of any such participation, other than an Affiliate of the Lender granting such participation (a “Participant”), shall not be entitled to require such Lender to take or omit to take any action hereunder, except with respect to any amendment, modification or waiver that would (A) increase, or extend the maturity of, the Commitment in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees on, or reduce the principal amount of, any Loan in which such Participant is participating, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant, if the Participant’s participation is not increased as a result thereof) or (B) amend the definition of “Applicable Percentage,” “Requisite Lenders,” or, to the extent of their participation in the relevant Tranche, “Requisite Tranche Lenders,” “Requisite Tranche 1 Lenders” or “Requisite Tranche 2 Lenders,” except as such amendment is permitted by the proviso in Section 10.5(b)(vii).

(iii) Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14(c), 2.15 and 2.16, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section 10.6 (subject to the requirements and limitations therein, including the requirement to provide forms under Section 2.16(e)) (which forms shall be provided solely to the applicable Lender selling such participation); provided, that a Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the entitlement to a greater payment results from a change in Law that occurs after such Participant acquires the applicable participation; provided, further, that nothing herein shall require any notice to Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.4, as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17, as though it were a Lender.

(iv) Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts of each Participant’s interest in the Commitments, Loans and other Obligations held by it

(the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the Participant for all purposes of this Agreement, notwithstanding any notice to the contrary. Any such Participant Register shall be confidential, except to the extent the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such Commitment, Loan or other Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. Unless otherwise required by the Internal Revenue Service, any disclosure required by the foregoing sentence shall be made by the relevant Lender directly and solely to the Internal Revenue Service.

(h) Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.6, any Lender may assign, pledge and/or grant a security interest in (without the consent of Borrower or the Administrative Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including to any Federal Reserve Bank, as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided that no Lender, as between Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i) Resignation as L/C Issuer After Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to Section 10.6(c), Bank of America upon 45 days’ notice to Borrower and the Lenders, may resign as the L/C Issuer. In the event of any such resignation as the L/C Issuer, Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by Borrower to appoint any such successor shall affect the resignation of Bank of America as the L/C Issuer. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding, as of the effective date of its resignation as the L/C Issuer, and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.20(c)). Subject to the previous sentence, upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to, and become vested with, all of the rights, powers, privileges and duties of the retiring L/C Issuer and (b) the successor L/C Issuer shall issue letters of credit and bankers’ acceptances in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements, satisfactory to Bank of America, to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.7 Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Credit Party set forth in Sections 2.14(c), 2.15, 2.16, 10.2, 10.3 and 10.4 and the agreements of Lenders set forth in Sections 2.13, 9.3(b) and 9.6 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

10.8 No Waiver; Remedies Cumulative.

No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any sin-

gle or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to the Administrative Agent and each Lender hereby are cumulative and shall be in addition to, and independent of, all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

10.9 Marshalling; Payments Set Aside.

Neither the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Credit Party or any other Person or against, or in payment of, any or all of the Obligations. To the extent that any Credit Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the Obligation, or part thereof, originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect, as if such payment or payments had not been made or such enforcement or setoff had not occurred.

10.10 Severability.

In case any provision herein or obligation hereunder or any Note or other Credit Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

10.11 Obligations Several; Independent Nature of Lenders’ Rights.

The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Credit Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.12 Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

10.13 APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

10.14 CONSENT TO JURISDICTION.

(a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING UNDER, OR RELATING TO, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 AND IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE ADMINISTRATIVE AGENT AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b) EACH CREDIT PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT, AS SPECIFIED IN SECTION 10.1. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY CREDIT PARTY, IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED, AS PROVIDED ABOVE.

10.15 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON, OR ARISING UNDER ANY OF THE CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN OR AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT, KNOWINGLY AND VOLUNTARILY, WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED, EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS

SECTION 10.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

10.16 Confidentiality.

The Administrative Agent, the L/C Issuer, the Arrangers, the Other Agent and Lender shall hold all non-public, confidential or proprietary information regarding Borrower and its Subsidiaries and their businesses clearly identified as such by Borrower and obtained by the Administrative Agent, the L/C Issuer, such Arranger, such Other Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s, the L/C Issuer’s, such Arranger’s, such Other Agent’s or such Lender’s customary procedures for handling confidential information of such nature; it being understood and agreed by Borrower that, in any event, the Administrative Agent, the L/C Issuer, an Arranger, an Other Agent or a Lender may make (i) disclosures of such information to Affiliates of such Person and to their directors, officers, employees, agents and advisors (and to other persons authorized by a Lender, the Administrative Agent, the L/C Issuer, an Arranger or an Other Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.16); provided that such Affiliates, directors, officers, employees, agents, advisors or other persons are advised of, and agreed to, or are otherwise obligated to be bound by, the provisions of this Section 10.16, (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, Participant, sub-participant or counterparty in connection with the contemplated assignment, transfer, participation or transaction (x) by the Administrative Agent of any agency position, (y) by such Lender or the L/C Issuer of any Loans or Letters of Credit or any participations therein or (z) by any direct or indirect contractual counterparties, including, for the avoidance of doubt, in respect of any swap or derivative transactions (or the professional advisors thereto) (provided that such bona fide or potential assignees, transferees, participants, sub-participants, and counterparties and advisors are advised of, and agree to be bound by, the provisions of this Section 10.16), (iii) disclosure to any rating agency, when required by it; provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Credit Parties received by it from the Administrative Agent, the L/C Issuer, any Arranger or Other Agent or any Lender, (iv) disclosures to any Lender’s financing sources; provided that prior to any disclosure, such financing source is informed of the confidential nature of the information and agrees to be bound by the provisions of this Section 10.16, (v) disclosure of information which (A) becomes publicly available other than as a result of a breach of this Section 10.16 or (B) becomes available to Administrative Agent, any Arranger, any Other Agent, the L/C Issuer or any Lender on a non-confidential basis from a source other than Borrower, (vi) disclosures required or requested by any governmental agency by law or Financial Industry Regulatory Authority, New York Stock Exchange and any other “self-regulatory organizations” as defined by SEC rules or representative thereof or by the NAIC or pursuant to legal or judicial process, (vii) disclosures with consent of Borrower; provided, unless specifically prohibited by applicable Law or court order, the Administrative Agent, the L/C Issuer, such Arranger, such Other Agent or such Lender (as the case may be) shall make reasonable efforts to notify Borrower of any request or requirement by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (other than any such request in connection with any examination of the financial condition or other routine examination of the Administrative Agent, the L/C Issuer, such Arranger, such Other Agent or such Lender (as the case may be) by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, (viii) disclosures to any other party hereto and (ix) disclosures in connection with the exercise of any remedy or the enforcement of any right under this Agreement or any other Credit Document in any litigation or arbitration action or proceeding relating thereto, to the extent such disclosure is reasonably neces-

sary in connection with such litigation or arbitration action or proceeding. Notwithstanding the foregoing, on or after the Closing Date, the Administrative Agent, the Arrangers and the Other Agents may, at their respective own expense, issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals and other appropriate media, in each case, with the content thereof (other than with respect to “tombstone” advertisements) having been approved beforehand by Borrower. Notwithstanding any other provision of this Section 10.16, the parties (and each employee, representative, or other agent of the parties) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and any facts that may be relevant to the Tax structure of the transactions contemplated by this Agreement and the other Credit Documents; provided, however, that no party (and no employee, representative, or other agent thereof) shall disclose any other information that is not relevant to an understanding of the Tax treatment and Tax structure of the transaction (including the identity of any party and any information that could lead another Person to determine the identity of any party), or any other information, to the extent that such disclosure could reasonably result in a violation of any applicable securities law. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Credit Documents and the Commitments.

10.17 Usury Savings Clause.

Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable Law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate, until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder, if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if, when the Loans made hereunder are repaid in full, the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder, if the stated rates of interest set forth in this Agreement had at all times been in effect, then, to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid, if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes, interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall be refunded to Borrower. In determining whether the interest contracted for, charged, or received, by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

10.18 Guaranty.

(a) Each Lender hereby authorizes Administrative Agent, on behalf of, and for the benefit of, Lenders, to be the agent for and representative of Lenders with respect to the Guaranty.

(b) Administrative Agent shall release any Lien on any property granted to or held by Administrative Agent under any Credit Document, upon termination of the Commitments and pay-

ment in full of all Obligations (other than contingent reimbursement and indemnification obligations not yet accrued and payable).

(c) Subject to Section 10.5, without further written consent or authorization from any Lender, the Administrative Agent may execute any documents or instruments necessary to release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Requisite Lenders (or such other Lenders, as may be required to give such consent under Section 10.5) have otherwise consented.

(d) Any release of guarantee obligations pursuant to this Section 10.18 shall be deemed subject to the provision that such guarantee obligations shall be reinstated, if, after such release, any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower or any Guarantor, or upon, or as a result of, the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

10.19 Patriot Act.

Each Lender and Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Credit Parties in accordance with the Patriot Act.

10.20 Disclosure.

Each Credit Party and each Lender hereby acknowledges and agrees that Administrative Agent and/or its Affiliates and their respective Related Funds, from time to time, may hold investments in, and make other loans to, or have other relationships with, any of the Credit Parties and their respective Affiliates, including the ownership, purchase and sale of equity interests in Borrower, and each Credit Party and each Lender hereby expressly consents to such relationships.

10.21 Electronic Execution of Assignments.

The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability, as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

10.22 No Fiduciary Duty.

The Administrative Agent, each Lender, each Arranger, the L/C Issuer, each Other Agent and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of Borrower, its stockholders and/or its Affiliates. Borrower agrees that nothing in the Credit Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender or any Agent, on the one hand, and Borrower, its stockholders or its Affiliates, on the other hand. The Credit Parties acknowledge and agree that (i) the transactions contemplated by the Credit Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders and the Administrative Agent, on the one hand, and Borrower, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender and no Agent has assumed an advisory or fiduciary responsibility in favor of Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise Borrower, its stockholders or its Affiliates on other matters) or any other obligation to Borrower except, the obligations expressly set forth in the Credit Documents and (y) each Lender is acting solely as principal, and not as the agent or fiduciary of Borrower, its management, stockholders, creditors or any other Person. Borrower acknowledges and agrees that Borrower has consulted its own legal and financial advisors, to the extent it deemed appropriate, and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Borrower agrees that it will not claim that any Lender or the Administrative Agent has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to Borrower, in connection with such transaction or the process leading thereto.

10.23 Entire Agreement.

This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no oral agreements among the parties. This Agreement may be executed in counterparts (and by different parties hereto in separate counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page of any Credit Document by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of such Credit Document.

10.24 Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Solely to the extent an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

Borrower:

CIT GROUP INC.

By:	/s/ E. Carol Hayles
	Name:	E. Carol Hayles
	Title:	Executive Vice President and Chief Financial Officer

Guarantors:

THE CIT GROUP/EQUIPMENT FINANCING, INC.

C.I.T. LEASING CORPORATION

CIT LENDING SERVICES CORPORATION

CIT HEALTHCARE LLC

THE CIT GROUP/BUSINESS CREDIT, INC.

CIT FINANCIAL USA, INC.

CIT TECHNOLOGY FINANCING SERVICES, INC.

CIT CAPITAL USA INC.

By:	/s/ E. Carol Hayles
	Name:	E. Carol Hayles
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Aamir Saleem
Name: Aamir Saleem
Title: Vice President

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

BANK OF AMERICA, N.A., as a Lender and L/C Issuer

By:	/s/ William Soo
Name: William Soo
Title: Director

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

Barclays Bank PLC, as a Lender

By:	/s/ Ronnie Glenn
Name: Ronnie Glenn
Title: Vice President

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Gregory A. Jansen
Name: Gregory A. Jansen
Title: Executive Direcotr

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

Credit Suisse AG Cayman Islands Branch, as a Lender

By:	/s/ Doreen Barr
Name: Doreen Barr
Title: Authorized Signatory

If a second signature line is required:

By:	/s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name: Kelly Chin
Title: Authorized Signatory

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Shannon
Name: Michael Shannon
Title: Vice President

If a second signature line is required:

By:	/s/ Peter Cucchiara
Name: Peter Cucchiara
Title: Vice President

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

Citibank, N.A., as a Lender

By:	/s/ Ciaran Small
Name: Ciaran Small
Title: Vice President

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Rebecca Kratz
Name: Rebecca Kratz
Title: Authorized Signatory

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

Crédit Agricole Corporate and Investment Bank, as a Lender (Name of Institution)

By:	/s/ Gina Harth-Cryde
Name: Gina Harth-Cryde
Title: Managing Director

If a second signature line is required:

By:	/s/ Myra Martinez
Name: Myra Martinez
Title: Vice President

[Signature Page to CIT Group Inc. Revolving Credit and Guaranty Agreement]

APPENDIX A

Notice Addresses

BORROWER & GUARANTORS:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: Michael J. McConnell, Director
Fax: (973) 740-5750
E-mail: mike.mcconnell@cit.com

in each case, with a copy to:

CIT Group Inc.
1 CIT Drive
Livingston, NJ 07039
Attention: General Counsel
Fax: (973) 740-5264
E-mail: robert.ingato@cit.com

in each case, with a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: John E. Estes
Fax: (212) 558-3588
E-mail: estesj@sullcrom.com

Appendix A-1

BANK OF AMERICA, N.A.
as Administrative Agent and L/C Issuer:

For Operational Notices:
Bank of America, N.A.
TX1-492-14-12
901 Main Street
Dallas, Texas 75202-3714
Attention: Tonya Parker
Tel: 972-338-3776
Fax: 214-290-9438
Email: tonya.r.parker@baml.com

As L/C Issuer:
Bank of America, N.A.
PA6-580-02-30
1 Fleetway
Scranton, PA 18507
Attention: Alfonso Malave
Tel: 570-496-9622
Fax: 800-755-8743
Email: alfonso.malave@baml.com

and

Attention: Charles Herron
Tel: 570-496-9564
Fax: 800-755-8743
Email: charles.p.herron@baml.com

For Financial Reporting and All Other Notices:
Bank of America, N.A.
Agency Management
CA5-705-04-09
555 California Street, 4th Floor
San Francisco, CA 94104
Attention: Aamir Saleem
Tel: 415-436-2769
Fax: 415-503-5089
Email: aamir.saleem@baml.com

Payment Instructions:
Bank of America
New York, NY
ABA# 026009593
Attn: Credit Services
Ref: CIT Group
Acct# 1292000883

Appendix A-2

SCHEDULE 1.1B

Aircraft Registration Jurisdictions

1.	United States

2.	Canada

3.	Each of the following jurisdictions:

Australia	Indonesia	South Korea
Austria	Ireland	Spain
Bangladesh	Israel	Sweden
Belgium	Italy	Switzerland
Bermuda	Japan	Taiwan
Brazil	Jordan	Thailand
Cape Verde	Kingdom of Bahrain	Trinidad & Tobago
Chile	Malaysia	Turkey
China	Mexico	United Arab Emirates
Columbia	Netherlands	United Kingdom
Denmark	New Zealand	Vietnam
Ecuador	Norway
El Salvador	Oman
Ethiopia	Pakistan
Finland	Panama
France	Philippines
Germany	Qatar
Hong Kong	Saudi Arabia
Iceland	Singapore
India	South Africa

4.	Any other jurisdiction other than as specified in 1, 2 and 3 above (other than a Prohibited Country)

SCHEDULE 1.1C

L/C Subsidiaries

L/C Subsidiary	Jurisdiction of Organization

The CIT Group/Business Credit, Inc.	New York

C.I.T. Leasing Corporation	Delaware

The CIT Group/Equipment Financing, Inc.	Delaware

CIT Lending Services Corporation	Delaware

CIT Technology Financing Services, Inc.	Massachusetts

CIT Capital USA Inc.	Delaware

CIT Financial USA, Inc.	Delaware

CIT Healthcare LLC	Delaware

The CIT Group/Commercial Services, Inc.	New York

CIT Loan Corporation	Delaware

CIT Bank, N.A.	USA

CIT Finance LLC	Delaware

Schedule 1.1C-1

SCHEDULE 1.1D

Regulated Subsidiaries

Regulated Subsidiary	Jurisdiction of Organization

ATMOR Properties Inc.	Delaware

Banco Commercial Investment Trust do Brasil S.A. – Banco Múltiplo	Brazil

CIT (France) SA	France

CIT (France) SAS	France

CIT Bank, N.A.	U.S.A.

CIT Bank Limited	England - United Kingdom

CIT Capital Securities LLC	Delaware

CIT Commercial Services (Europe) GmbH	Frankfurt am Main, Germany

CIT CBK Funding Company, LLC	Delaware

CIT Equipment Trust – VFC Series CBK1	Delaware

CIT Finance & Leasing Corporation	Peoples Republic of China

CIT Finance LLC	Delaware

CIT Financial (Hong Kong) Limited	Hong Kong

CIT Financial (Korea) Limited	Korea, Seoul

CIT Financial de Puerto Rico, Inc.	Puerto Rico

CIT Group (Belgium) NV	Belgium

CIT Group (Nordic) AB	Sweden

CIT Group (Switzerland) AG	Switzerland

CIT Group Italy Srl	Italy

CIT Group Securities (Canada) Inc.	Ontario, Canada

CIT Insurance Agency, Inc.	Delaware

CIT Insurance Company Limited	Missouri

Schedule 1.1D-1

CIT International (Malaysia) Sdn. Bhd.	Kuala Lumpur, Malaysia

CIT Leasing (Germany) GmbH	Germany

CIT Malaysia One, Inc.	Labuan, Malaysia

CIT Rail LLC	Delaware

CIT SLX Issuer Holdings, Ltd.	Cayman Islands

CIT SLX Residual Holdings, Ltd.	Cayman Islands

CIT Small Business Lending Corporation	Delaware

Education Funding Resources, LLC	Delaware

Education Lending Services, Inc.	Delaware

The Equipment Insurance Company	Vermont

Schedule 1.1D-2

SCHEDULE 2.1

Commitments

Name of Lender	Tranche 1 Commitment	Tranche 2 Commitment	Tranche 1 Applicable Percentage	Tranche 2 Applicable Percentage

Bank of America, N.A.	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

Barclays Bank PLC	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

JPMorgan Chase Bank, N.A.	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

Credit Suisse AG, Cayman Islands Branch	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

Morgan Stanley Bank, N.A.	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

Deutsche Bank AG New York Branch	$153,333,333.33	$46,666,666.67	13.333333333%	13.333333334%

Citibank, N.A.	$95,833,333.34	$29,166,666.67	8.333333334%	8.333333331%

Goldman Sachs Bank USA	$95,833,333.34	$29,166,666.67	8.333333334%	8.333333331%

Crédit Agricole Corporate & Investment Bank	$38,333,333.34	$11,666,666.64	3.333333334%	3.333333331

Total	$1,150,000,000.00	$350,000,000.00	100.000000000%	100.000000000%

Schedule 2.1-1

SCHEDULE 4.1

Jurisdictions of Organization and Qualification

Credit Party	Jurisdiction	Type of Entity

CIT Group Inc.	Delaware	Corporation

C.I.T. Leasing Corporation	Delaware	Corporation

CIT Capital USA Inc.	Delaware	Corporation

CIT Financial USA, Inc.	Delaware	Corporation

CIT Healthcare LLC	Delaware	Limited liability company

CIT Lending Services Corporation	Delaware	Corporation

CIT Technology Financing Services, Inc.	Massachusetts	Corporation

The CIT Group/Business Credit, Inc.	New York	Corporation

The CIT Group/Equipment Financing, Inc.	Delaware	Corporation

Schedule 4.1-1

SCHEDULE 4.2

Capital Stock and Ownership

Name of Subsidiary of CIT Group Inc.	Type of Entity	Percentage Ownership by Direct Parent	Name of Direct Parent
C.I.T. Leasing Corporation	CORP	100%	The CIT Group/ Commercial Services, Inc.
CIT Capital USA Inc.	CORP	100%	CIT Credit Group USA Inc.
CIT Financial USA, Inc.	CORP	100%	Capita Corporation
CIT Healthcare LLC	LLC	100%	The CIT Group/Equipment Financing, Inc.
CIT Lending Services Corporation	CORP	100%	Capita Corporation
CIT Technology Financing Services, Inc.	CORP	100%	CIT Lending Services Corporation
The CIT Group/Business Credit, Inc.	CORP	100%	The CIT Group/Equipment Financing, Inc.
The CIT Group/Equipment Financing, Inc.	CORP	100%	CIT Group Inc.

Schedule 4.2-1

SCHEDULE 5.10

Unrestricted Subsidiaries

Unrestricted Subsidiary	Jurisdiction of Organization
1143986 Ontario Limited	Ontario, Canada
1244771 Ontario Limited	Ontario, Canada
3918041 Canada Inc.	Federally Chartered, Canada
505 CLO I Blocker Inc.	Delaware
505 CLO I Ltd.	Cayman Islands
505 CLO II Blocker Inc.	Delaware
505 CLO II Ltd.	Cayman Islands
505 CLO III Blocker Inc.	Delaware
505 CLO III Ltd.	Cayman Islands
505 CLO IV Ltd.	Cayman Islands
544211 Alberta Ltd.	Alberta, Canada
555565 Alberta Ltd.	Alberta, Canada
555566 Alberta Ltd.	Alberta, Canada
991122 Alberta Ltd.	Alberta, Canada
Adams Capital Limited	Barbados
Aireal Technologies of Harrisburg, LLC	Delaware
ATMOR Properties Inc.	Delaware
Baliardo Limited	Ireland
Banco Commercial Investment Trust do Brasil S.A. - Banco Múltiplo	Brazil
Capita Preferred Trust	Delaware
Capital Partners Fund I	Ontario, Canada
CCG Partners I Limited Partnership	Ontario, Canada
CCG Trust Corporation	Barbados
Centennial Aviation (Bermuda) 1, Ltd.	Bermuda
Centennial Aviation (France) 1, SARL	France
Centennial Aviation (France) 2, SARL	France
Centennial Aviation (Ireland) 1, Limited	Ireland
Centennial Aviation (Ireland) 6, Limited	Ireland
Centennial Aviation (Ireland) 7, Limited	Ireland
CFHE Funding Company LLC	Delaware
Chessman S.a.r.l.	Luxembourg
CIT (France) SA	France
CIT (France) SAS	France
CIT Aerospace Asia Pte Ltd.	Singapore
CIT Aerospace International (Aruba) A.V.V.	Aruba
CIT Aerospace International (Australia) Pty Ltd.	Victoria, Australia
CIT Aerospace International (France) Sarl	France
CIT Aerospace Sweden AB	Sweden
CIT Asset Management LLC	Delaware
CIT Aviation Finance I (France) Sarl	France
CIT Aviation Finance I (Ireland) Limited	Ireland
CIT Aviation Finance I (UK) Limited	England - United Kingdom
Schedule 5.10-1

CIT Aviation Finance I Ltd.	Bermuda
CIT Aviation Finance II (France) Sarl	France
CIT Aviation Finance II (Ireland) Limited	Ireland
CIT Aviation Finance II (UK) Limited	England - United Kingdom
CIT Aviation Finance II Ltd.	Bermuda
CIT Aviation Note Purchasing Ltd.	Bermuda
CIT Bank, N.A.	U.S.A.
CIT Bank Limited	England - United Kingdom
CIT Canada Equipment Receivables Trust	Federally Chartered, Canada
CIT Canada Equipment Receivables Trust II	Federally Chartered, Canada
CIT Canada Equipment Receivables ULC	Alberta, Canada
CIT Canada Finance L.P.	Alberta, Canada
CIT Canada Finance ULC	Alberta, Canada
CIT Canadian Funding Trust	Ontario, Canada
CIT Canadian VFN Trust	Ontario, Canada
CIT Capital Aviation (UK) Limited	England - United Kingdom
CIT Capital Securities LLC	Delaware
CIT Capital Trust I	Delaware
CIT Cayman Blue Lagoon Leasing, Ltd.	Cayman Islands
CIT Cayman Coconut Palm Leasing, Ltd.	Cayman Islands
CIT CBK Funding Company, LLC	Delaware
CIT CLO 2012-1 Ltd.	Cayman Islands
CIT CLO 2013-1 Limited	Isle of Jersey, U.K.
CIT CLO Holding Corporation	Delaware
CIT CLO Holdings II, Ltd.	Cayman Islands
CIT CLO Holdings, Ltd.	Cayman Islands
CIT CLO I Blocker Inc.	Delaware
CIT CLO I LLC	Delaware
CIT CLO I Ltd.	Cayman Islands
CIT Commercial Services (Europe) GmbH	Frankfurt am Main, Germany
CIT Commercial Services-Pan Pacific, Ltd.	Delaware
CIT Education Loan Residual Holdings, Ltd.	Cayman Islands
CIT Education Loan Trust 2005-1	Delaware
CIT Education Loan Trust 2007-1	Delaware
CIT Education Loan Trust 2009-1	Delaware
CIT Education Loan Trust 2011-1	Delaware
CIT Education Loan Trust 2012-1	Delaware
CIT Education Loan Trust Holdings, Ltd.	Cayman Islands
CIT Equipment Collateral 2009-VT1	Delaware
CIT Equipment Collateral 2010-VT1	Delaware
CIT Equipment Collateral 2012-VT1	Delaware
CIT Equipment Collateral 2013-VT1	Delaware
CIT Equipment Finance (UK) Limited	U.K.
CIT Equipment Trust – VFC Series CBK1	Delaware
CIT Equipment Trust - VFC Series IV	Delaware
CIT Finance & Leasing (Tianjin) Corporation	Tianjin, Peoples Republic of China
CIT Finance & Leasing Corporation	Shanghai, Peoples Republic of China
CIT Finance LLC	Delaware
CIT Finance No.1 (Ireland) Limited	Ireland
Schedule 5.10-2

CIT Financial (Hong Kong) Limited	Hong Kong
CIT Financial (Korea) Limited	Korea, Seoul
CIT Financial de Puerto Rico, Inc.	Puerto Rico
CIT Financial II (Barbados) Srl	Barbados
CIT FSC Eighteen, Ltd.	Bermuda
CIT FSC Nineteen, Ltd.	Bermuda
CIT Funding Company IV, LLC	Delaware
CIT Funding Company, LLC	Delaware
CIT Group (Belgium) NV	Belgium
CIT Group (Hungary) Financial Servicing Limited Liability Company	Hungary
CIT Group (Nederland) B.V.	Netherlands
CIT Group (NFL) Limited	England - United Kingdom
CIT Group (Nordic) AB	Sweden
CIT Group (Switzerland) AG	Switzerland
CIT Group Italy Srl	Italy
CIT Group Securities (Canada) Inc.	Ontario, Canada
CIT Home Lending Securitization Company, LLC	Delaware
CIT Insurance Agency, Inc.	Delaware
CIT Insurance Company Limited	Missouri
CIT International (Malaysia) Sdn. Bhd.	Kuala Lumpur, Malaysia
CIT Lease Limited, in liquidation	England - United Kingdom
CIT Leasing (Germany) GmbH	Germany
CIT Luxembourg Cobblestone Leasing, SARL	Luxembourg
CIT Malaysia One, Inc.	Malaysia
CIT Mezzanine Partners of Canada Limited	Federally Chartered, Canada
CIT Middle Market Loan Partnership Trust I	Delaware
CIT Middle Market Loan Partnership Trust II	Delaware
CIT Middle Market Loan Partnership Trust III	Delaware
CIT Middle Market Loan Trust I	Delaware
CIT Middle Market Loan Trust II	Delaware
CIT Middle Market Loan Trust III	Delaware
CIT Millbury Inc.	Delaware
CIT Rail LLC	Delaware
CIT Railcar Funding Company, LLC	Delaware
CIT SBL 2008-1, Ltd.	Cayman Islands
CIT SBL Holdings, Ltd.	Cayman Islands
CIT SBL Property Holdings Corporation	Delaware
CIT SLX Issuer Holdings, Ltd.	Cayman Islands
CIT SLX Residual Holdings, Ltd.	Cayman Islands
CIT Small Business Lending Corporation	Delaware
CIT Small Business Loan Trust 2007-1	Delaware
CIT Small Business Loan Trust 2008-1	Delaware
CIT Technology Finance (Germany) GmbH	Germany
CIT Trade Finance Funding Company, LLC	Delaware
CIT TRS Funding B.V.	Netherlands
CIT TRS Holdings B.V.	Netherlands
CIT TRS Subsidiary B.V.	Netherlands
CIT Vendor Finance I Limited	Isle of Jersey, U.K.
Schedule 5.10-3

Education Funding Capital I, LLC	Delaware
Education Funding Capital Trust-IV	Delaware
Education Funding Resources, LLC	Delaware
Education Lending Services, Inc.	Delaware
Equipment Protection Services (Europe) Limited	Ireland
FH Transaction Corp.	Delaware
Flex Holdings, LLC	Delaware
Flex Leasing Corporation	Delaware
Flex Leasing I, LLC	Delaware
Flugzeug Limited	Ireland
Grey Capital Limited	Barbados
Imaginarium LLC	Delaware
Ittleson-Beaumont Fund	New York
Jessica Leasing Limited	Ireland
Madeleine Leasing Limited	Ireland
Memphis Peaking Power LLC	Delaware
Millennium Leasing Company I LLC	Delaware
Millennium Leasing Company II LLC	Delaware
Montana OL1 LLC	Delaware
Montana OP1 LLC	Delaware
Montana OPCM1A LLC	Delaware
Montana OPCM1B LLC	Delaware
Newcourt Financial CIS, LLC	Moscow, Russia
Newcourt Financial Polska Sp. zo o	Poland
North Romeo Storage Corporation	Delaware
Rita Leasing Limited	Ireland
Student Loan Xpress Foundation	Ohio
The Albert and Bertha Gamper Scholarship Foundation, Inc.	New Jersey
The CIT GP Corporation II	Delaware
The CIT GP Corporation III	Delaware
The CIT Group Foundation, Inc.	New York
The CIT Group Securitization Corporation II	Delaware
The CIT Group Securitization Corporation III	Delaware
The Equipment Insurance Company	Vermont
Waste to Energy II LLC	Delaware
Xerox Leasing de Mexico S. de R.L. de C.V.	Mexico
Each Owner Trust other than:
Aircraft MSN 658 Trust	Canada/Utah
Aircraft MSN 762 Trust	United States/Utah
Aircraft MSN 1625 Trust	United State/Utah
Aircraft MSN 2066 Trust	United States/Utah
Aircraft MSN 2662 Trust	United States/Utah
Aircraft MSN 4592 Trust	United States/Utah
Aircraft MSN 23614 Trust	United States/Utah
Aircraft MSN 24522 Trust	United States/Utah
Aircraft MSN 24995 Trust	United States/Delaware
Aircraft MSN 26839 Trust	Ireland/Utah
Schedule 5.10-4

EXHIBIT A-1 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

FUNDING NOTICE

Reference is made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to Section 2.1 of the Credit Agreement, Borrower hereby gives you notice that Borrower desires that Lenders (including Persons becoming Lenders on the Credit Date) holding Commitments that are accepted by the Administrative Agent make the following Loans in respect of such Commitments to Borrower in the amounts and under the Tranche set forth and at the rates set forth on Schedule 1 hereto, in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy], (the “Credit Date”):

Borrower hereby certifies to the Administrative Agent, the Arrangers, the Other Agents and the Lenders that:

(i) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Credit Date to the same extent as though made on and as of the Credit Date (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date);

(ii)  as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the applicable Credit Extension or the use of proceeds thereof that would constitute an Event of Default or a Default; and

(iii)  the proceeds of the Loans requested hereunder shall be used on the Credit Date in accordance with Sections 2.3 and 5.12 of the Credit Agreement.

[Borrower acknowledges that (a) in order to accommodate the foregoing request, Lenders are making funding arrangements for value on such anticipated Credit Date and (b) there can be no assurance that the Credit Date will occur on such anticipated date. Accordingly, Borrower hereby agrees to reimburse each of the Lenders and the Administrative Agent on demand for such costs, losses and expenses pursuant to Section 2.15 of the Credit Agreement.]1

Date: [ ]	CIT GROUP INC.

By:
Name:
Title:

[1]	Applicable for the initial Credit Date only.
A-1-2

Schedule 1 to Funding Notice

Total Amount	Type of Borrowing	Base Rate Loans	LIBOR Rate Loans[2]

$[___,___,___]	[Tranche 1 Loan] [Tranche 2 Loan]	$[___,___,___]	$[___,___,___] with an initial Interest Period of [_]

[2]	If more than one Interest Period, please indicate respective amounts for each period.
A-1-3

EXHIBIT A-2 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to Section 2.6 of the Credit Agreement, Borrower desires to convert or to continue the Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

Tranche 1 Loans

$[___,___,___]	LIBOR Rate Loans to be continued with Interest Period of [1] [2] [3] [6] [12][3] month(s)

$[___,___,___]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of [1] [2] [3] [6] [12] month(s)

$[___,___,___]	LIBOR Rate Loans to be converted to Base Rate Loans

Tranche 2 Loans

$[___,___,___]	LIBOR Rate Loans to be continued with Interest Period of [1] [2] [3] [6] [12] month(s)

$[___,___,___]	Base Rate Loans to be converted to LIBOR Rate Loans with Interest Period of [1] [2] [3] [6] [12] month(s)

$[___,___,___]	LIBOR Rate Loans to be converted to Base Rate Loans

[3]	12 month Interest Period available with each Lender’s consent.
A-2-1

[Borrower hereby certifies that as of the date hereof, no event has occurred and is continuing or would result from the consummation of the conversion and/or continuation contemplated hereby that would constitute an Event of Default or a Default.]4

Date: [ ]	CIT GROUP INC.

By:
Name:
Title:

[4]	Insert language if Conversion/Continuation Notice requests that any Loan be converted to or continued as a LIBOR Rate Loan.
A-2-2

EXHIBIT A-3 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

NOTICE OF PREPAYMENT

Date: [______________, ____]

To: Bank of America, N.A., as Administrative Agent

TX1-492-14-12
901 Main Street
Dallas, Texas 75202-3714
Attention: Tonya Parker
Tel: 972-338-3776
Fax: 214-290-9438
Email: tonya.r.parker@baml.com

Ladies and Gentlemen:

Reference is made to that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among CIT Group Inc., a Delaware corporation (the “Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.

The Borrower hereby notifies the Administrative Agent that on ______________5 pursuant to the terms of Section 2.9(a) of the Credit Agreement, the Borrower intends to prepay/repay the following Loans as more specifically set forth below:

☐ Optional prepayment of [Tranche 1][Tranche 2] Loans in the following amount(s)6:

☐ Base Rate Loans: $___________________

☐ LIBOR Rate Loans: $___________________

Applicable Interest Period: ____________________

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[5]	Specify date of such prepayment.

[6]	Any prepayment shall be in a minimum principal amount of $500,000 (or if less, the entire principal amount thereof outstanding).
A-3-1

CIT GROUP INC.

By:
Title:
A-3-2

EXHIBIT B TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[___,___,___]

[DATE]	New York, New York

FOR VALUE RECEIVED, CIT GROUP INC., a Delaware corporation (“Borrower”), promises to pay [______] (“Payee”) or its registered assigns the principal amount of all [Tranche 1/Tranche 2] Loans made by Payee to Borrower pursuant to the Credit Agreement referred to below, on or before the Final Maturity Date.

Borrower also promises to pay interest on the unpaid principal amount of all [Tranche 1/Tranche 2] Loans made by Payee, from the date such [Tranche 1/Tranche 2] Loans are made until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer.

This Note is one of the “Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the [Tranche l/Tranche 2] Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in Dollars in same day funds to the Principal Office designated by Administrative Agent pursuant to Section 2.12(a) of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby in accordance with the provisions of the Credit Agreement shall have been accepted by Administrative Agent and recorded in the Register, Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrower hereunder with respect to payments of principal of or interest on this Note.

B-1

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrower promises to pay all actual out-of-pocket costs and expenses, including attorneys’ fees, all as provided in and to the extent required by the Credit Agreement, incurred in the collection and enforcement of this Note. Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

B-2

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered by its officers thereunto duly authorized as of the date and at the place first written above.

CIT GROUP INC.

By:
Name:
Title:
B-3

EXHIBIT C TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

COMPLIANCE CERTIFICATE

To: Bank of America, N.A., as Administrative Agent and L/C Issuer and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the ________ of CIT GROUP INC., a Delaware corporation (“Borrower”).

2. I have reviewed the terms of that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its subsidiaries during the accounting period covered by the attached financial statements.

3. The examination described in paragraph 2 above did not disclose, and I have no knowledge, that any condition or event which constitutes an Event of Default or Default has occurred and is continuing as of the date of this Compliance Certificate, except as set forth in a separate attachment, if any, to this Compliance Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the applicable Credit Party has taken, is taking, or proposes to take with respect to each such condition or event.

4. In support of the statements above with respect to Section 6.3(a) of the Credit Agreement, attached hereto as Annex A is a calculation of the Consolidated Net Worth described in such section as of the last day of the Fiscal Quarter ended ______________.

5. In accordance with Section 5.1[(a)/(b)] of the Credit Agreement, attached hereto as Annex B are the financial statements for the [Fiscal Quarter/Fiscal Year] ended ________, ____ required to be delivered pursuant to Section 5.1[(a)/(b)] of the Credit Agreement[, together with any report or statement from Borrower’s accountants with respect to such consolidated financial statements required to

C-1

be delivered pursuant to Section 5.1(b) of the Credit Agreement]7. Such financial statements fairly present, in all material respects, the financial condition of Borrower and its Subsidiaries as at the dates indicated therein and the results of their operations and their cash flows for the periods indicated therein in conformity with GAAP (subject, in the case of interim financial statements, to the absence of footnote disclosure and to changes resulting from audit and normal year-end adjustments).

[7]	Insert language only for annual certifications.
C-2

The foregoing certifications, together with the computations set forth in Annex A hereto, and the financial statements set forth in Annex B, are made and delivered on [mm/dd/yy] pursuant to Section 5.1(c) of the Credit Agreement.

CIT GROUP INC.

By:
Name:
Title[8]:

[8]	Must be an Authorized Officer.
C-3

ANNEX A TO
COMPLIANCE CERTIFICATE

FOR THE FISCAL QUARTER ENDING [mm/dd/yy] (the “Calculation Date”)

Consolidated Net Worth:

Total shareholder’s equity of Borrower and its Subsidiaries as of the Calculation Date[9] on a consolidated basis determined in accordance with GAAP		$[___,___,___]
	Required:	$6,000,000,000

[9]	Commencing with the Fiscal Quarter ending December 31, 2013.
Annex A-1

ANNEX B TO
COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS

Annex B-1

EXHIBIT D TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignment and Assumption Agreement (this “Assignment”), dated as of the Effective Date below, by and between each Assignor identified as such on the signature page hereof (each, an “Assignor”) and each assignee identified as such on the signature page hereof (each, an “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Terms and Conditions set forth in Annex 1 attached hereto (the “Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, each Assignor hereby irrevocably sells and assigns to each respective Assignee, and each Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, effective as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the respective Assignors’ rights and obligations in their respective capacities as Lenders under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the respective Assignors under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the respective Assignors (in their respective capacities as Lenders) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by any Assignor to each such Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to any Assignor and, except as expressly provided in this Assignment, without representation or warranty by any Assignor.

1.	Assignor(s):	The entities listed as such on the signature pages hereof, as Assignors
2.	Assignee(s):	The entities listed as such on the signature pages hereof, as Assignees[10]
3.	Borrower:	CIT GROUP INC., a Delaware corporation (‘Borrower”)
4.	Administrative Agent:	BANK OF AMERICA, N.A.

[10]	For each Assignee, please indicate [Affiliate][Related Fund] of [identify Lender].

5.	Credit Agreement:	Second Amended and Restated Revolving Credit and Guaranty Agreement dated as of February 17, 2016 among Borrower, certain subsidiaries of Borrower, as guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer, as amended.

Facility As- signed	Aggregate Principal Amount of Commitments/Loans for all Lenders under the Tranche being Assigned	Principal Amount of Commitments/Loans Assigned	Percentage Assigned of Commit- ments/Loans[11] under the Tranche being Assigned	CUSIP Number
[Tranche 1 Facility] [Tranche 2 Facility]	$	$	%

7.	Effective Date:	[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
8.	Notice and Wire Instructions:

[NAME OF ASSIGNOR(S)]	[NAME OF ASSIGNEE(S)]
Notices:	Notices:
_________________________ _________________________ _________________________ Attention: Telecopier: [E-mail:]	_________________________ _________________________ _________________________ Attention: Telecopier: [E-mail:]
with a copy to:	with a copy to:
________________________________ ________________________________ ________________________________ Attention: Telecopier:	________________________________ ________________________________ ________________________________ Attention: Telecopier:
Wire Instructions:
[9. Trade Date:[12]

[Signature page follows]

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitments/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR(S)

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE(S)
[NAME OF ASSIGNEE]

By:
Name:
Title:

ACKNOWLEDGED:[13]

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as L/C Issuer

By:
Name:
Title:

CIT GROUP INC.,
as Borrower

By:
Name:
Title:

[13]	To be completed to the extent consents are required under Section 10.6(c) of the Credit Agreement.

ANNEX I TO

ASSIGNMENT AND ASSUMPTION AGREEMENT

TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. Each Assignor represents and warrants that (i) it is the legal and beneficial owner of the relevant Assigned Interest, (ii) such Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby.

1.2	Assignee. Each Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) it is sophisticated with respect to decisions to acquire assets of the type represented by the relevant Assigned Interest, is able to bear the economic risk associated with the purchase and assumption of such Assigned Interest and has the financial wherewithal to perform its obligations under such Assigned Interest, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of such Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 5.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase such Assigned Interest on the basis of which it has made such analysis and decision, (vii) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such Assignee, (viii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of Section 10.6 of the Credit Agreement, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control) and (ix) it is not a Disqualified Person; (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents (as defined below), and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender; and (c) acknowledges that no Assignor assumes responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit

Annex D-1-1

Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), (iii) the financial condition of the Borrower, any of its subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

2.	Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of each Assigned Interest (including payments of principal, interest, fees and other amounts) to the relevant Assignor for amounts which have accrued to but excluding the Effective Date and to the relevant Assignee for amounts which have accrued from and after the Effective Date.

3.	General Provisions. The Administrative Agent shall be under no obligation to determine whether the Assignee is an Eligible Assignee or a Disqualified Person and shall have no responsibility for monitoring or enforcing the requirement that only Eligible Assignees shall be Lenders. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Remainder of page intentionally left blank]

Annex D-1-2

EXHIBIT E-1 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and (v) no payments in connection with the Credit Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and Borrower with a certificate of its Non-U.S. person status on Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent in writing and (2) the undersigned shall furnish Borrower and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[NAME OF LENDER]

By:
Name:
Title:

E-1-1

EXHIBIT E-2 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct partners/members, or in the case of direct partners/members that are partnerships or disregarded entities for U.S. federal income tax purposes, its applicable indirect partners/members (such direct partners/members and/or applicable indirect partners/members, the “applicable partners/members”) are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its applicable partners/members claiming the portfolio interest exemption is a bank (or any partners/members through which the applicable partners/members own indirect interest in the undersigned) within the meaning of Section 881(c)(3)(A) of Internal Revenue Code, (iv) none of its applicable partners/members claiming the portfolio interest exemption is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (v) none of its applicable partners/members claiming the portfolio interest exemption is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) no payments in connection with the Credit Documents are effectively connected with the undersigned’s or its applicable partners/members’ deemed conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and Borrower with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BENE (or W-8BEN, as applicable) from each of its applicable partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished Borrower and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

E-2-1

EXHIBIT E-3 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and (v) no payments in connection with the Credit Documents are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with a certificate of its Non-U.S. person status on Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

E-3-1

EXHIBIT E-4 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CERTIFICATE REGARDING NON-BANK STATUS
(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by the among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Pursuant to the provisions of Section 2.16(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct partners/members, or in the case of direct partners/members that are partnerships or disregarded entities for U.S. federal income tax purposes, its applicable indirect partners/members (such direct partners/members and/or applicable indirect partners/members, the “applicable partners/members”) are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its applicable partners/members (or any partners/members through which the applicable partners/members own indirect interest in the undersigned) claiming the portfolio interest exemption is a bank within the meaning of Section 881(c)(3)(A) of Internal Revenue Code, (iv) none of its applicable partners/members claiming the portfolio interest exemption is a ten percent shareholder of Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (v) none of its applicable partners/members claiming the portfolio interest exemption is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code, and (vi) no payments in connection with the Credit Documents are effectively connected with the undersigned’s or its applicable partners/members’ deemed conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-81MY accompanied by an Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) from each of its applicable partners/members claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:
Name:
Title:

E-4-1

EXHIBIT F-1 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

CLOSING CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent and L/C Issuer, the Arrangers, the Other Agents and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the ____________ of CIT GROUP INC., a Delaware corporation (“Borrower”).

2. Pursuant to Section 3.1(d) of the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, Borrower has delivered a Funding Notice requesting that Lenders make a Credit Extension to the Borrower as specified in such Funding Notice on February 17, 2016 (the “Credit Date”).

3. I have reviewed the terms of Section 3.1 and Section 3.2 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement, and in my opinion I have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify, as representative of the Borrower, that as of the date hereof:

(i) each of the conditions precedent set forth in Section 3.1 and Section 3.2 of the Credit Agreement was satisfied as of the Credit Date;

(ii) as of the Credit Date, the representations and warranties contained in each of the Credit Documents are true and correct in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) on and as of the Credit Date to the same extent as though made on and as of the Credit Date (or, to the extent such representations and warranties specifically relate to an earlier date, on and as of such earlier date); and

(iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the Credit Extension to be made on the Credit Date or the use of proceeds thereof that would constitute an Event of Default or a Default.

F-1-1

The foregoing certifications are made and delivered as of February 17, 2016.

CIT GROUP INC.

By:
Name:
Title:

F-1-2

EXHIBIT F-2 TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

SOLVENCY CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent and L/C Issuer, the Arrangers, the Other Agents and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the chief financial officer of CIT GROUP INC., a Delaware corporation (the “Borrower”).

2. Pursuant to the Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer, CIT Group Inc. has delivered a Funding Notice requesting that Lenders make a Credit Extension to the Borrower specified in such Funding Notice on February 17, 2016 (the “Credit Date”).

3. I have reviewed the terms of the Credit Agreement and the definitions and provisions contained in the Credit Agreement relating thereto, and, in my opinion, have made, or have caused to be made under my supervision, such examination or investigation as is reasonably necessary to enable me to express an informed opinion as to the matters referred to herein.

4. Based upon my review and examination described in paragraph 3 above, I certify that as of the date hereof, after giving effect to the Credit Extensions to be made on the Credit Date, the Borrower is Solvent.

[Remainder of page intentionally left blank]

F-2-1

The foregoing certifications are made and delivered as of February 17, 2016.

CIT GROUP INC.

By:
Name:
Title: Chief Financial Officer

F-2-2

EXHIBIT G TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

GUARANTOR COUNTERPART AGREEMENT

This GUARANTOR COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Guarantor Counterpart Agreement”), is delivered pursuant to that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among CIT GROUP INC., a Delaware corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

Section 1. Pursuant to Section 5.9 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Guarantor Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties set forth in the Credit Agreement and each other Credit Document and applicable to the undersigned is true and correct with respect to the undersigned in all material respects (except such representations and warranties that by their terms are qualified by materiality or a Material Adverse Effect, which representations and warranties shall be true and correct in all respects) after giving effect to this Guarantor Counterpart Agreement, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects (or true and correct in all respects, as applicable) as of such earlier date; and

(c) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), in accordance with Section 7 of the Credit Agreement.

Section 2. The undersigned agrees at any time or from time to time upon the request of Administrative Agent, at the undersigned’s expense, to promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent may reasonably request in order to effect fully the purposes of the Credit Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.19 of the Credit Agreement. Neither this Guarantor Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Guarantor Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.1 of the Credit Agreement, and all for purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Guarantor Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

THIS GUARANTOR COUNTERPART AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Guarantor Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:
Name:
Title:

Address for Notices:

Attention:
Telecopier:

with a copy to:

Attention:
Telecopier:

ACKNOWLEDGED AND ACCEPTED,
as of the date above first written:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

EXHIBIT H TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

ADMINISTRATIVE QUESTIONNAIRE

[SEE ATTACHED]

H-1

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

1. Borrower or Deal Name CIT GROUP INC.

E-mail this document with your commitment letter to: Aamir Saleem

E-mail address of recipient: aamir.saleem@baml.com

2. Legal Name of Lender of Record for Signature Page:
Markit Entity Identifier (MEI) #
Fund Manager Name (if applicable)
Legal Address from Tax Document of Lender of Record:
Country
Address
City	State/Province	Country

3. Domestic Funding Address:
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
4. Eurodollar Funding Address:
Street Address
Suite/ Mail Code
City	State
Postal Code	Country

5. Credit Contact Information:

Syndicate level information (which may contain material non-public information about the Borrower and its related parties or their respective securities will be made available to the Credit Contact(s).  The Credit Contacts identified must be able to receive such information in accordance with his/her institution's compliance procedures and applicable laws, including Federal and State securities laws.

Primary Credit Contact:

First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak E-Mail Address

Secondary Credit Contact:

First Name
Middle Name
Last Name
Title
Street Address
Suite/Mail Code
City
State
Postal Code
Country
Office Telephone #
Office Facsimile #
Work E-Mail Address
IntraLinks/SyndTrak E-Mail Address

1	REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

Primary Operations Contact:

First	MI _ Last
Title
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
Telephone	Facsimile
E-Mail Address
IntraLinks/SyndTrak E-Mail
Address

Secondary Operations Contact:

First	MI _ Last
Title
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
Telephone	Facsimile
E-Mail Address
IntraLinks/SyndTrak E-Mail
Address

Does Secondary Operations Contact need copy of notices? ___YES ___ NO

Letter of Credit Contact:

First	MI _ Last
Title
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
Telephone	Facsimile
E-Mail Address

Draft Documentation Contact or Legal Counsel:

First	MI _ Last
Title
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
Telephone	Facsimile
E-Mail Address

6. Lender’s Fed Wire Payment Instructions:

Pay to:

Bank Name
ABA #

City	State

Account #
Account Name
Attention

7. Lender’s Standby Letter of Credit, Commercial Letter of Credit, and Bankers’ Acceptance Fed Wire Payment Instructions (if applicable):

Pay to:

Bank Name
ABA #

City	State

Account #
Account Name
Attention

Can the Lender’s Fed Wire Payment Instructions in Section 6 be used? ___YES ___ NO

2	REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

8. Lender’s Organizational Structure and Tax Status

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly:

Lender Taxpayer Identification Number (TIN):  ___  ___  -  ___  ___  ___  ___  ___  ___

Tax Withholding Form Delivered to Bank of America (check applicable one):

____ W-9           ____ W-8BEN          ____ W-8ECI          __ W-8EXP       ____ W-8IMY

Tax Contact:

First	MI _ Last
Title
Street Address
Suite/ Mail Code
City	State
Postal Code	Country
Telephone	Facsimile
E-Mail Address

NON–U.S. LENDER INSTITUTIONS

1. Corporations:

If your institution is incorporated outside of the United States for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner), b.) Form W-8ECI (Income Effectively Connected to a U.S. Trade or Business), or c.) Form W-8EXP (Certificate of Foreign Government or Governmental Agency).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. An original tax form must be submitted.

2. Flow-Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form. In addition, please be advised that U.S. tax regulations do not permit the acceptance of faxed forms. Original tax form(s) must be submitted.

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification). Please be advised that we require an original form W-9.

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement. Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

3	REV April 2013

ADMINISTRATIVE DETAILS REPLY FORM – (US DOLLAR ONLY)

CONFIDENTIAL

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

9. Bank of America’s Payment Instructions:

Pay to:	Bank of America, N.A.
ABA # 026009593
New York, NY
Account # 1292000883
Attn: Corporate Credit Services
Ref: CIT Group Inc.

4	REV April 2013

EXHIBIT I TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY SUBORDINATION AGREEMENT

THIS INTERCOMPANY SUBORDINATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of March 9, 2012, made by each of the undersigned (each, a “Party” and, together with any entity that becomes a party to this Agreement pursuant to Section 7 hereof, the “Parties”) and BANK OF AMERICA, N.A., as Administrative Agent (the “Administrative Agent”), for the benefit of the Senior Creditors (as defined below). Unless otherwise defined in Section 5 hereof, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

WITNESSETH:

WHEREAS, CIT Group Inc., a Delaware corporation (the “Borrower”), is party to a Credit Agreement dated as of August 25, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and Bank of America, N.A., as Administrative Agent and L/C Issuer, providing for the making of Loans to, and the issuance of, and participations in, Letters of Credit for the account of, the Borrower, all as contemplated therein;

WHEREAS, the Credit Agreement permits Guarantors to exclude Subordinated Intercompany Obligations for the purposes of calculating the Guarantor Asset Coverage Ratio;

WHEREAS, Borrower and the Parties hereto desire to expressly subordinate certain intercompany Indebtedness owed by Guarantors to Borrower or any of its Subsidiaries to Senior Indebtedness in order for such intercompany Indebtedness to be considered Subordinated Intercompany Obligations;

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the Parties, the Administrative Agent (for the benefit of the Senior Creditors) hereby agree as follows:

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1. The Subordinated Intercompany Obligations and all payments of principal, interest, and all other amounts thereunder are hereby, and shall continue to be, subject and subordinate in right of payment to the prior payment in full, in cash, of all Senior Indebtedness to the extent, and in the manner set forth herein. The foregoing shall apply, notwithstanding the availability of other collateral to the Senior Creditors or the holders of Subordinated Intercompany Obligations or the actual date and time of execution, delivery, recordation, filing or perfection of any security interests granted with respect to the Senior Indebtedness or the Subordinated Intercompany Obligations, as the case may be, or the lien or priority of payment thereof, and in any instance wherein the Senior Indebtedness or any claim for the Senior Indebtedness is subordinated, avoided or disallowed, in whole or in part, under Title 11 of the United States Code (the “Bankruptcy Code”) or other applicable federal, foreign, state or local law. In the event of a proceeding, whether voluntary or involuntary, for insolvency, liquidation, reorganization, dissolution, bankruptcy or other similar proceeding pursuant to the Bankruptcy Code or other applicable federal, foreign, state or local law with respect to the Borrower or any of the Borrower’s Subsidiaries (each, a “Bankruptcy Proceeding”), the Senior Indebtedness shall include all interest accrued (or to accrue) on the Senior Indebtedness, in accordance with, and at the rates specified in, the Senior Indebtedness, both for periods before and for periods after the commencement of any of such proceedings, even if the claim for such interest is not allowed pursuant to the Bankruptcy Code or other applicable law.

2. Each Party (as a creditor in respect of any Subordinated Intercompany Obligations) hereby agrees that until all Senior Indebtedness has been repaid in full in cash:

A. If any Event of Default exists, such Party shall not, without the prior written consent of the Required Senior Creditors, which consent may be withheld or conditioned in the Required Senior Creditors’ sole discretion, commence, join or participate in, any Enforcement Action;

B. In the event that any Event of Default exists or would result from such payment on the Subordinated Intercompany Obligations, then (i) the Senior Creditors may, but shall not be obligated to, demand, claim and collect any such payment or distribution that would, but for these subordination provisions, be payable or deliverable with respect to the Subordinated Intercompany Obligations and (ii) until the Senior Indebtedness shall have been fully paid in cash and satisfied and all of the obligations of the Borrower or any of the Borrower’s Subsidiaries to the Senior Creditors have been performed in full, no payment of any kind or character (whether in cash, property, securities or otherwise) shall be made to or accepted by any Party in respect of the Subordinated Intercompany Obligations; provided, that the Required Senior Creditors may agree in writing that payments may be made with respect to the Subordinated Intercompany Obligations which would otherwise be prohibited pursuant to the provisions contained above, provided, further, that any such waiver shall be specifically limited to the respective payment or payments which the Required Senior Creditors agree may be so paid to any Party in respect of the Subordinated Intercompany Obligations;

C. In the event such Party receives any payment or prepayment of principal or interest in whole or in part, of (or with respect to) the Subordinated Intercompany Obligations in violation of the terms of this Agreement, then in each case any payment or distribution of any kind or character, whether in cash, property or securities which shall be payable or deliverable with respect to any or all of the Subordinated Intercompany Obligations or which has been received by any Party shall be held in trust by such Party for the benefit of the Senior Creditors and shall forthwith be paid or delivered directly to the

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Senior Creditors for application to the payment of the Senior Indebtedness (which application shall be further subject, as between the Senior Creditors, to the respective documentation governing the Senior Indebtedness) to the extent necessary to make payment in full in cash of all sums due under the Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution to the Senior Creditors.

D. If such Party shall acquire by indemnification, subrogation or otherwise, in respect of any Subordinated Intercompany Indebtedness any lien, estate, right or other interest in any of the assets or properties of the Borrower or any of the Borrower’s Subsidiaries, that lien, estate, right or other interest shall be subordinate in right of payment to the Senior Indebtedness and the lien of the Senior Indebtedness as provided herein, and such Party hereby waives any and all rights it may acquire by subrogation or otherwise to any lien of the Senior Indebtedness or any portion thereof until such time as all Senior Indebtedness has been repaid in full in cash;

E. After request by the Administrative Agent or the Required Senior Creditors, if an Event of Default shall have occurred and be continuing, such Party shall promptly furnish the Senior Creditors with a statement, duly acknowledged and certified setting forth the amount of the Subordinated Intercompany Obligations, the unpaid principal balance, all accrued but unpaid interest and any other sums due and owing thereunder, the rate of interest, the monthly payments and that, to the best knowledge of such Party, there exists no defaults under the Subordinated Intercompany Obligations, or if any such default exists, specifying the defaults and the nature thereof;

F. In any case commenced by or against the Borrower or any of the Borrower’s Subsidiaries under Chapter 11 of the Bankruptcy Code or any similar provision thereof, or any similar federal, foreign, state or local statute (a “Reorganization Proceeding”), the Required Senior Creditors shall have the exclusive right to exercise any voting rights in respect of the claims of such Party against the Borrower or any of the Borrower’s Subsidiaries;

G. If, at any time, all or part of any payment with respect to Senior Indebtedness theretofore made (whether by the Borrower, any of the Borrower’s Subsidiaries or any other Person or enforcement of any right of setoff or otherwise) is rescinded or must otherwise be returned by the holders of Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower, any of the Borrower’s Subsidiaries or any such other Persons), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made;

H. Such Party shall not object to the entry of any order or orders approving any cash collateral stipulations, adequate protection stipulations or similar stipulations executed by the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code; and

I. Such Party waives any marshalling rights with respect to the Senior Creditors in any Reorganization Proceeding or any other proceeding under the Bankruptcy Code.

3. Each Party hereby covenants and agrees that it will not lend, hold or permit to exist any Subordinated Intercompany Obligations owed by it or to it (in accordance with the definition thereof contained herein) unless each obligee, or obligor, as the case may be, with respect to such

I-3

Subordinated Intercompany Obligations is (or concurrently with such extension becomes) a Party to this Agreement.

4. Any payments made to, or received by, any Party in respect of any guaranty or security in support of the Subordinated Intercompany Obligations shall be subject to the terms of this Agreement and applied on the same basis as payments made directly by the obligor under such Subordinated Intercompany Obligations. To the extent that the Borrower or any of the Borrower’s Subsidiaries (other than the respective obligor or obligors which are already Parties hereto) provides a guaranty or any security in support of any Subordinated Intercompany Obligations, the Party which is the lender of the respective Subordinated Intercompany Obligations will cause each such Person to become a Party hereto (if such Person is not already a Party hereto) not later than the date of the execution and delivery of the respective guarantee or security documentation; provided that any failure to comply with the foregoing requirements of this Section 4 will have no effect whatsoever on the subordination provisions contained herein (which shall apply to all payments received with respect to any guarantee or security for any Subordinated Intercompany Obligations, whether or not the Person furnishings such guarantee or security is a Party hereto) (it being understood that nothing in this Agreement otherwise permits the giving of any such guaranty or the granting of any such security to the extent that same is not permitted by the terms of the documents governing the Senior Indebtedness (including the Credit Agreement)).

5. Definitions. As and in this Agreement, the terms set forth below shall have the respective meanings provided below:

“Enforcement Action” shall mean any acceleration of all or any part of the Subordinated Intercompany Obligations, any foreclosure proceeding, the exercise of any power of sale, the obtaining of a receiver, the seeking of payment of default interest, the suing on, or otherwise taking action to enforce the obligation of the Borrower or any of the Borrower’s Subsidiaries to pay any amounts relating to any Subordinated Intercompany Obligations, the exercising of any banker’s lien or rights of set-off or recoupment, the institution of a Bankruptcy Proceeding against the Borrower or any of the Borrower’s Subsidiaries, or the taking of any other enforcement action against any asset or property of the Borrower or the Borrower’s Subsidiaries.

“Event of Default” shall mean (a) any Event of Default under, and as defined in, the Credit Agreement.

“Required Senior Creditors” shall mean at any time when any Senior Indebtedness or Letters of Credit are outstanding or any Commitments exist, the Requisite Lenders (or, to the extent provided in Section 10.5 of the Credit Agreement, each of the Lenders).

“Senior Creditors” shall mean all holders from time to time of any Senior Indebtedness.

“Senior Indebtedness” shall have the meaning given to the term “Obligations” in the Credit Agreement.

“Subordinated Intercompany Obligations” shall mean the principal of, interest on, and all other amounts owing from time to time in respect of all loans or advances owing by any Guarantor to Borrower or any of its Subsidiaries (including, without limitation, pursuant to guarantees thereof or security therefor).

I-4

6. Each Party agrees to be fully bound by all terms and provisions contained in this Agreement, both with respect to any Subordinated Intercompany Obligations (including any guarantees thereof and security therefor) owed to it, and with respect to all Subordinated Intercompany Obligations (including all guarantees thereof and security therefor) owing by it.

7. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Senior Indebtedness shall become a Party hereunder by executing a counterpart hereof (or by executing a Joinder Agreement) and delivering same to the Administrative Agent.

8. No failure or delay on the part of any party hereto or any holder of Senior Indebtedness in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

9. Each Party hereto acknowledges that to the extent that no adequate remedy at law exists for breach of its obligations under this Agreement, in the event any Party fails to comply with its obligations hereunder, the Administrative Agent or the holders of Senior Indebtedness shall have the right to obtain specific performance of the obligations of such defaulting Party, injunctive relief or such other equitable relief as may be available.

10. In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control. Any notice to be given under this Agreement shall be in writing and shall be sent in accordance with the provisions of the Credit Agreement.

11. In the event of any conflict between the provisions of this Agreement and the provisions of any document governing any Subordinated Intercompany Obligation, the provisions of this Agreement shall prevail.

12. No person other than the parties hereto, the Senior Creditors from time to time and their successors and permitted assigns as holders of the Senior Indebtedness and the Subordinated Intercompany Obligations shall have any rights under this Agreement.

13. This Agreement may be executed in any number of counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14. No amendment, supplement, modification, waiver or termination of this Agreement shall be effective against a party against whom the enforcement of such amendment, supplement, modification, waiver or termination would be asserted, unless such amendment, supplement, modification, waiver or termination was made in a writing signed by such party, provided that amendments hereto (including any termination hereof) shall be effective as against the Senior Creditors if executed and delivered by the Required Senior Creditors at such time.

15. In case any one or more of the provisions confined in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein, and any other application thereof, shall not in any way be affected or impaired thereby.

I-5

16. All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, facsimile or courier service and all such notices and communications shall, when mailed, facsimiled, or sent by overnight courier, be effective when deposited in the mails, delivered to the overnight courier, as the case may be, or sent by facsimile, except that notices and communications to the Administrative Agent or any Party shall not be effective until received by the Administrative Agent or such Party, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender, as provided in the Credit Agreement and (ii) in the case of any Party, c/o CIT Group Inc., 1 CIT Drive, Livingston, NJ 07039 Attention: Michael J. McConnell, Director, Facsimile No.: (973) 740-5750; or in any case at such other address or facsimile number as any of the Persons listed above may hereafter notify the others in writing.

17. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. EACH PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK, 10011, AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH AUTHORIZED DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH PARTY AGREES TO DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. EACH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PARTY AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 17 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE IF IN CONFORMITY WITH THE FOREGOING.

I-6

NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY SENIOR CREDITOR TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY JURISDICTION.

(b) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

18. This Agreement shall bind and inure to the benefit of the Administrative Agent, the Senior Creditors and each Party and their respective successors, permitted transferees and assigns.

*      *      *

I-7

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

CIT GROUP INC.

By:
Name:
Title:

[SUBSIDIARIES]

By:
Name:
Title:
I-8

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

I-9

EXHIBIT J TO
SECOND AMENDED AND RESTATED REVOLVING CREDIT AND GUARANTY AGREEMENT

GUARANTOR ASSET COVERAGE RATIO OFFICER’S CERTIFICATE

To:	Bank of America, N.A., as Administrative Agent, and the Lenders party to the Credit Agreement referred to below.

THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:

1. I am the ___________ of CIT GROUP INC., a Delaware corporation (“Borrower”).

2. I have reviewed the terms of that certain Second Amended and Restated Revolving Credit and Guaranty Agreement, dated as of February 17, 2016 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent and L/C Issuer.

3. I certify that as of [last day of month], [year], Borrower was in compliance with Section 6.3(b) of the Credit Agreement. Attached hereto as Annex A is a calculation of the ratio described in such section as of such day.

CIT GROUP INC.

By:
Name:
Title:
J-1

ANNEX A TO
GUARANTOR ASSET COVERAGE RATIO CERTIFICATE

AS OF [mm/dd/yy] (the “Calculation Date”)

SUMMARY CALCULATION

Carrying Value of Eligible Assets of the Guarantors
Guarantor Asset Coverage Ratio: (A)/(B)=
(A) Sum of Eligible Assets at Guarantors:
C.I.T. Leasing Corporation	$[ ]
CIT Capital USA Inc.	$[ ]
CIT Financial USA, Inc.	$[ ]
CIT Healthcare LLC	$[ ]
CIT Lending Services Corporation	$[ ]
CIT Technology Financing Services, Inc.	$[ ]
The CIT Group / Business Credit, Inc.	$[ ]
The CIT Group / Equipment Financing, Inc.	$[ ]
Total[14]	$[ ]

(B) Sum of
(1) Total Commitments under Credit Agreement	$[ ]
(2) Outstanding Indebtedness of the Guarantors (excluding Subordinated Intercompany Indebtedness)	$[ ]
Total ((B(1) + (B)(2))	$[ ]
Carrying Value of Eligible Assets of the Guarantors

[14]	The Carrying Value of Eligible Aircrafts shall not exceed 75% of the Total Sum of Eligible Assets at Guarantors.
Annex A-1

Required:
Required:

The applicable ratio indicated in the ratings based grid, as set forth below, determined by reference to the Debt Rating to be effective promptly after (i) public announcement of any change of Borrower’s Debt Rating or (ii) delivery of written notice of any change of Borrower’s Debt Rating by Borrower to the Administrative Agent.

Covenant Level	Debt Rating (S&P / Moody’s / Fitch)	Minimum Guarantor Asset Coverage Ratio

I	≥ BBB- / Baa3 / BBB-	1.000 to 1.000

II	BB+ / Ba1 / BB+	1.250 to 1.000

III	BB / Ba2 / BB	1.375 to 1.000

IV	≤ BB- / Ba3 / BB-	1.500 to 1.000

In the case where two of the ratings are Equivalent Ratings and the third rating is not, (i) if the third rating is no more than one rating category (which includes a +, -, 1, 2 or 3 signifier) different from the Equivalent Ratings, the Covenant Level corresponding to the rating category of the Equivalent Ratings will apply; (ii) if the third rating is two or more rating categories higher than the Equivalent Ratings, the Covenant Level for the rating one rating category higher than the Equivalent Ratings will apply; and (iii) if the third rating is two or more rating categories lower than the Equivalent Ratings, the Covenant Level for the rating one rating category lower than the Equivalent Ratings will apply.

In the case where all three ratings are in different rating categories, the Covenant Level for the middle rating will apply, except that (i) if the highest rating differs from the middle rating by at least two rating categories more than the lowest rating differs from the middle rating, then the Covenant Level for the rating one rating category higher than the middle rating will apply, and (ii) if the lowest rating differs from the middle rating by at least two rating categories more than the highest rating differs from the middle rating, then the Covenant Level for the rating one rating category lower than the middle rating will apply.

Notwithstanding the foregoing, Covenant Level I shall apply only if at least two ratings are in Covenant Level I.

Annex A-2

SCHEDULE OF GUARANTORS OUTSTANDING INDEBTEDNESS

Name of Guarantor	Description of Indebtedness	Outstanding Indebtedness
$[ ]
$[ ]
$[ ]
$[ ]
$[ ]
$[ ]
$[ ]
$[ ]
Total		$[ ]
Annex A-3

DETAIL BY ASSET TYPE

Carrying Value of Eligible Assets of Guarantor
Segment	Name of Guarantor	Carrying Value of All Assets of Guarantor	Under Operating Leases	Finance Receivables	Total Eligible Assets
Air
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Air Assets	$[ ]	$[ ]	$[ ]	$[ ]
Rail
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Rail Assets	$[ ]	$[ ]	$[ ]	$[ ]
Corporate Finance
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]

Annex A-4

Carrying Value of Eligible Assets of Guarantor
Segment	Name of Guarantor	Carrying Value of All Assets of Guarantor	Under Operating Leases	Finance Receivables	Total Eligible Assets
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Corporate Finance Assets	$[ ]	$[ ]	$[ ]	$[ ]
Small Business Lending
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Small Business Lending Assets	$[ ]	$[ ]	$[ ]	$[ ]
Vendor Finance
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Vendor Finance Assets	$[ ]	$[ ]	$[ ]	$[ ]
Trade Finance
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]

Annex A-5

Carrying Value of Eligible Assets of Guarantor
Segment	Name of Guarantor	Carrying Value of All Assets of Guarantor	Under Operating Leases	Finance Receivables	Total Eligible Assets
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Trade Finance Assets	$[ ]	$[ ]	$[ ]	$[ ]
Student Lending
	The CIT Group / Business Credit, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	C.I.T. Leasing Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	The CIT Group / Equipment Financing, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Lending Services Corporation	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Technology Financing Services, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Capital USA Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Financial USA, Inc.	$[ ]	$[ ]	$[ ]	$[ ]
	CIT Healthcare LLC	$[ ]	$[ ]	$[ ]	$[ ]
	Total Student Lending Assets	$[ ]	$[ ]	$[ ]	$[ ]
	Overall Total	$[ ]	$[ ]	$[ ]	$[ ]

Annex A-6